Execution Version LEGAL 4871-0055-7611v 22 LOAN AND SECURITY AGREEMENT by and among GREENLANE HOLDINGS, INC., as Borrower, CERTAIN SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY HERETO, as Guarantors, THE LENDERS FROM TIME TO TIME PARTY HERETO and WHITEHAWK CAPITAL PARTNERS LP, as Agent Dated: August 8, 2022

TABLE OF CONTENTS

		Page
SECTION 1.	**DEFINITIONS**	1
1.1	Definitions.	1
1.2	Dutch Definitions.	44
SECTION 2.	**CREDIT FACILITIES**	45
2.1	Term Loan.	45
2.2	Amortization, Mandatory Repayments and Prepayments of the Term Loan.	46
2.3	Defaulting Lenders	47
2.4	Optional Prepayment of Term Loan.	47
SECTION 3.	**INTEREST AND FEES**	48
3.1	Interest.	48
3.2	Fees.	48
3.3	Changes in Laws and Increased Costs of the Term Loan.	48
3.4	Administration of the Benchmark.	50
3.5	*Interest Act (Canada)*.	50
SECTION 4.	**CONDITIONS PRECEDENT**	51
SECTION 5.	**GRANT AND PERFECTION OF SECURITY INTEREST**	55
5.1	Grant of Security Interest	55
5.2	Perfection of Security Interests.	57
SECTION 6.	**COLLECTION AND ADMINISTRATION**	63
6.1	Borrower Loan Accounts	63
6.2	Statements	63
6.3	Collection of Accounts.	63
6.4	Payments.	64
6.5	Taxes.	65
6.6	Use of Proceeds.	69
6.7	Appointment of Borrower as Agent for Receipts of Statements.	70
6.8	Pro Rata Treatment	70
6.9	Sharing of Payments, Etc.	70
6.10	Settlement Procedures.	71
6.11	Obligations Several; Independent Nature of Lenders' Rights	72
SECTION 7.	**COLLATERAL REPORTING AND COVENANTS**	72
7.1	Collateral Reporting.	72
7.2	Accounts Covenants.	74
7.3	Inventory Covenants.	74
7.4	Delivery of Instruments, Chattel Paper and Documents	75
7.5	Power of Attorney.	76
7.6	Right to Cure	78

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LEGAL 4871-0055-7611v 22

7.7	Access to Premises	78
SECTION 8.	**REPRESENTATIONS AND WARRANTIES**	78
8.1	Corporate Existence, Power and Authority	79
8.2	Works council	79
8.3	Name; State of Organization; Chief Executive Office; Collateral Locations	79
8.4	Centre of main interests and establishments	80
8.5	Financial Statements; No Material Adverse Effect	80
8.6	Priority of Liens; Title to Properties	80
8.7	Tax Returns	81
8.8	Litigation	81
8.9	Compliance with Other Agreements and Applicable Laws	82
8.10	Environmental Compliance.	82
8.11	Employee Benefits.	83
8.12	Bank Accounts	84
8.13	Intellectual Property	84
8.14	Subsidiaries; Capitalization; Solvency.	85
8.15	Labor Matters.	86
8.16	Restrictions on Subsidiaries	86
8.17	Material Contracts	86
8.18	Credit Card Agreements	87
8.19	Investment Company Status	87
8.20	Accuracy and Completeness of Information	87
8.21	Survival of Representations and Warranties; Cumulative	87
8.22	Anti-Corruption Laws and Sanctions	88
8.23	Regulatory Compliance.	88
8.24	Patriot Act	89
8.25	Cannabis Licenses and Permitted Business As of the Closing Date:	89
8.26	Fiscal Unity for Dutch Tax Purposes	90
SECTION 9.	**AFFIRMATIVE AND NEGATIVE COVENANTS**	90
9.1	Maintenance of Existence.	90
9.2	New Collateral Locations	90
9.3	Compliance with Laws, Regulations, Etc.	91
9.4	Payment of Taxes and Claims	93
9.5	Insurance	93
9.6	Financial Statements and Other Information.	95
9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc	97
9.8	Encumbrances	100
9.9	Indebtedness	102
9.10	Loans, Investments, Etc.	104
9.11	Dividends and Redemptions	105
9.12	Transactions with Affiliates	106
9.13	Compliance with ERISA	107
9.14	Canadian Pension Plans.	107
9.15	Fiscal Year	107
9.16	Change in Business.	107

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iii LEGAL 4871-0055-7611v 22 9.17 Limitation of Restrictions Affecting Subsidiaries ...........................................108 9.18 Financial Covenants. .......................................................................................108 9.19 Credit Card Agreements ..................................................................................108 9.20 IP License Agreements. ...................................................................................109 9.21 Foreign Assets Control Regulations, Etc ........................................................110 9.22 After Acquired Real Property ..........................................................................110 9.23 Costs and Expenses .........................................................................................111 9.24 Further Assurances. .........................................................................................112 9.25 Permitted Payments of Indebtedness ...............................................................113 9.26 [Reserved] .......................................................................................................113 9.27 Term Loan Notes .............................................................................................113 9.28 [Reserved] .......................................................................................................114 9.29 Post-Closing Obligations .................................................................................114 9.30 Dutch Fiscal Unity. ..........................................................................................114 SECTION 10. EVENTS OF DEFAULT AND REMEDIES ..............................................114 10.1 Events of Default .............................................................................................114 10.2 Remedies. ........................................................................................................117 10.3 Borrower and Guarantors’ Obligations Upon Default ....................................120 10.4 Grant of Intellectual Property License ............................................................120 SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW .....................................................................................121 11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. ...121 11.2 Waiver of Notices ............................................................................................123 11.3 Collateral Waivers ...........................................................................................123 11.4 Amendments and Waivers. ..............................................................................123 11.5 Waiver of Counterclaims .................................................................................125 11.6 Indemnification ...............................................................................................125 SECTION 12. THE AGENT .................................................................................................126 12.1 Appointment, Powers and Immunities ............................................................126 12.2 Reliance by Agent ...........................................................................................126 12.3 Events of Default. ............................................................................................127 12.4 Whitehawk in its Individual Capacity .............................................................127 12.5 Indemnification ...............................................................................................127 12.6 Non-Reliance on Agent and Other Lenders ....................................................128 12.7 Failure to Act ...................................................................................................129 12.8 Concerning the Collateral and the Related Financing Agreements ................129 12.9 Field Audit, Examination Reports and other Information; Disclaimer by Lenders ............................................................................................................129 12.10 Collateral Matters. ...........................................................................................129 12.11 Agency for Perfection .....................................................................................131 12.12 Successor Agent ..............................................................................................131 12.13 Other Agent Designations ...............................................................................132 12.14 [Reserved]. ......................................................................................................132 12.15 Erroneous Payments ........................................................................................132

iv LEGAL 4871-0055-7611v 22 12.16 Parallel Debt. ...................................................................................................135 SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS .....................................136 13.1 Term. ...............................................................................................................136 13.2 Interpretative Provisions. .................................................................................137 13.3 Notices. ............................................................................................................139 13.4 Partial Invalidity ..............................................................................................141 13.5 Confidentiality. ................................................................................................141 13.6 Successors .......................................................................................................142 13.7 Assignments; Participations. ...........................................................................142 13.8 [Reserved] .......................................................................................................145 13.9 Entire Agreement ............................................................................................145 13.10 Patriot Act ........................................................................................................145 13.11 Counterparts, Etc .............................................................................................145 13.12 Collateral Agent as Fondé de Pouvoir .............................................................145 13.13 Federal Cannabis Laws ...................................................................................146 13.14 Dutch Attorney ................................................................................................146

v LEGAL 4871-0055-7611v 22 INDEX TO EXHIBITS AND SCHEDULES Exhibit A Form of Assignment and Acceptance Exhibit B Perfection Certificate Exhibit C Form of Compliance Certificate Exhibit D Form of Borrowing Base Certificate Exhibit E-1 Form of U.S. Tax Certificate Exhibit E-2 Form of U.S. Tax Certificate Exhibit F Form of Guaranty Exhibit G Form of Pledge Agreement Exhibit H Form of U.S. Intellectual Property Security Agreement Exhibit I Form of Canadian Security Agreement Exhibit J Form of Canadian Intellectual Property Security Agreement Exhibit K [Reserved] Exhibit L Form of Term Loan Note Exhibit M Form of Borrower Joinder Agreement Exhibit N Form of Guarantor Joinder Agreement Schedule 1 Term Loan Commitments Schedule 1.1 Specified Assets Schedule 5.2(g) Commercial Tort Claims Schedule 6 Locations and Third Party Logistics Providers Schedule 7 Closing or Moving Deposit Accounts Schedule 8.3 Addresses Schedule 8.6 Liens Schedule 8.8 Litigation Schedule 8.12 Bank Accounts Schedule 8.13 Intellectual Property Schedule 8.14 Affiliates and Subsidiaries, etc. Schedule 8.15 Collective Bargaining Agreements Schedule 8.17 Material Contracts Schedule 8.18 Credit Card Agreements Schedule 9.9 Existing Indebtedness Schedule 9.29 Post-Closing Obligations

1 LEGAL 4871-0055-7611v 22 LOAN AND SECURITY AGREEMENT This Loan and Security Agreement, dated as of August 8, 2022 (this “Agreement”), is entered into by and among Greenlane Holdings, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto, as Guarantors, the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”, as hereinafter further defined) and WhiteHawk Capital Partners LP, a Delaware limited partnership (“WhiteHawk”), in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”, as hereinafter further defined). WITNESSETH: WHEREAS, the Borrower and the Guarantors have requested that the Lenders make available a term loan which shall be used by the Borrower in accordance with Section 6.6 hereof; and WHEREAS, each Lender is willing to agree (severally and not jointly) to make such term loan and provide such financial accommodations to the Borrower on a pro rata basis according to its Term Loan Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements (as defined below); NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto further agree as follows: SECTION 1. DEFINITIONS 1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings given to them below: “Account Debtor” shall have the meaning set forth in Article 9 of the UCC. “Accounts” shall have the meaning set forth in Article 9 of the UCC, and includes, without limitation, as to the Borrower and each Guarantor, all present and future rights of the Borrower and such Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by Chattel Paper or an Instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card. “Acquired Business” shall have the meaning set forth in the definition of “Permitted Acquisitions”. “Affected Cannabis License” shall have the meaning set forth in Section 10.1(o) hereof.

2 LEGAL 4871-0055-7611v 22 “Affected Lender” shall have the meaning set forth in Section 3.3(b)(i) hereof. “Affected Services Agreement” shall have the meaning set forth in Section 10.1(p) hereof. “Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, that, for purposes of Section 9.12 of this Agreement: (a) any Person, other than those Persons which are investment companies with a common or affiliated investment advisor, which owns directly or indirectly 10% or more of the Voting Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person. “Agent” shall mean WhiteHawk, in its capacity as agent on behalf of the Lenders pursuant to the terms hereof, and any replacement or successor agent hereunder. “Agent Payment Account” shall mean the account of Agent as Agent may from time to time designate to the Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements. “Agreement” shall have the meaning provided in the preamble hereof. “Agreement Currency” shall have the meaning set forth in Section 11.1(f) hereof. “Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Guarantors or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption including the Corruption of Foreign Public Officials Act (S.C. 1998, c. 34) and the Criminal Code (R.S.C., 1985, c. C-46). “Applicable Margin” shall mean eight percent (8.0%) per annum. “Asset Sale” shall mean: (a) the sale, lease, conveyance or other disposition of any assets or rights; and (b) the issuance of Capital Stock in any of the Guarantors or the sale of Capital Stock in any of the Borrower or the Guarantors. Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

3 LEGAL 4871-0055-7611v 22 (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $100,000; (ii) a transfer of assets (x) among the Borrower and any Guarantor or (y) between any Guarantors; (iii) an issuance of Capital Stock by a Guarantor or the Borrower to a Loan Party; (iv) the sale or lease of products, services, inventory, equipment, leasehold improvements, fixtures or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets (other than a disposition of Intellectual Property) in the ordinary course of business; (v) the sale or other disposition of cash or Cash Equivalents; (vi) the grant in the ordinary course of business of any non-exclusive license of Intellectual Property, not detracting from the value of such Intellectual Property or interfering, individually or in the aggregate in any material respect with the business of the Borrower or any of the Guarantors; (vii) any release of intangible claims or rights in connection with the loss or settlement of a bona-fide lawsuit, dispute or other controversy; (viii) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Borrower or any of the Guarantors; (ix) an Investment permitted under Section 9.10 and any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrower and the Guarantors that are expressly permitted under Section 9.11; (x) the sale of the Specified Assets; and (xi) the sale of any Excluded Assets. “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof, with such amendments or modifications thereto as may be approved by Agent. “ATM Program” shall mean the “at-the-market” equity offering program initially established by the Borrower in August 2021 that provides for the sale, from time to time, of shares of its Class A common stock having an aggregate offering price of up to $50 million, as may be amended from time to time.

4 LEGAL 4871-0055-7611v 22 “Authorized Officer” shall mean the individuals holding the position of president, treasurer, vice president of finance, chief executive officer, chief financial officer, chief accounting officer and senior vice president – accounting & finance, or controller of the Borrower and with respect to a Dutch Obligor it shall mean a managing director (bestuurder) authorized to represent the Dutch Obligor, or if no such officers have been appointed or elected, the board of directors of the Borrower; provided that, when such term is used in reference to any document executed by, or a certification of, an Authorized Officer, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to the Agent as to the authority of such individual. “Availability Block” shall mean an amount equal to $2,500,000. “Benchmark” shall mean, with respect to any date of determination, the greater of (i) the Prime Rate or the Benchmark Replacement Rate and (ii) the Floor. It is understood that the Benchmark shall be adjusted on a daily basis. “Benchmark Administration Changes” shall mean, with respect to the Benchmark (including any Benchmark Replacement Rate), any technical, administrative or operational changes (including without limitation changes to the timing and frequency of determining rates and making payments of interest, length of lookback periods, and other administrative matters as may be appropriate), in the sole discretion of the Agent, to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Rate” shall mean a rate determined by the Agent in accordance with Section 3.4(a) hereof. “Benchmark Transition Event” shall have the meaning set forth in Section 3.4(a) hereof. “Blocked Accounts” shall have the meaning set forth in Section 6.3(a)(i) hereof. “Blocked Equity Account” means the blocked account holding such amount of monies as deposited by Borrower in an aggregate principal amount of at least $1,000,000 at all times; provided that until the Blocked Equity Account is established, $1,000,000 will be withheld from the initial funding of the Term Loan on the Closing Date, and immediately following the establishment of such Blocked Equity Account, the Lenders shall fund the withheld $1,000,000 to the Borrower. “Boca Real Estate” shall mean that certain fee interest real estate owned by the Borrower located at 1095 Broken Sound Parkway, Boca Raton, Florida 33487. “Boca Real Estate Note” shall mean that certain real estate note issued under the Amended and Restated Credit Agreement, dated as of October 1, 2018, as modified by that certain Note, Mortgage and Loan Modification Agreement, dated on or about August 8, 2022, by and among 1095 Broken Sound Pkwy LLC, a Delaware limited liability company, Greenlane Holdings, LLC,

5 LEGAL 4871-0055-7611v 22 a Delaware limited liability company (formerly known as Jacoby Holdings LLC) and Fifth Third Lender. “Bond Pledge” shall have the meaning set forth in Section 13.11 hereof. “Borrower” shall have the meaning provided in the preamble hereof. “Borrower Joinder Agreement” shall mean a joinder agreement in substantially the form of Exhibit M hereto and otherwise in form and substance acceptable to Agent. “Borrowing Base” shall mean, at any time, the amount equal to: (a) eighty-five percent (85%) of the amount of Eligible Accounts of the Borrower at such time, plus (b) fifty percent (50%) of the amount of the NOLV of Eligible Inventory at such time, plus (c) one hundred percent (100%) of the amounts in the Blocked Equity Account, minus (d) the Reserves, minus (e) the Availability Block. The amount of Eligible Inventory shall be determined based on the perpetual inventory record maintained by the Borrower. Agent shall have the right to establish Reserves, in its Permitted Discretion, against or sublimits in the Borrowing Base in such amounts and with respect to such matters as Agent shall deem reasonably necessary or appropriate, based on new information received by Agent and after Agent has completed its updated field audits, examinations and appraisals of the Collateral; provided, however, that, so long as no Event of Default has occurred and is continuing, Agent shall give to the Borrower three (3) days’ telephonic or electronic notice if (A) Agent establishes new categories of Reserves, (B) Agent changes the methodology of calculating Reserves, or (C) Agent establishes new categories of sublimits in the Borrowing Base. The foregoing notwithstanding, in the event Agent establishes Reserves, in its Permitted Discretion, to preserve or protect or maximize the value of the Collateral during the continuance of an Event of Default, Agent shall only provide the Borrower with notice at the time such Reserves are established. Accounts, Credit Card Receivables and Inventory of the Borrower shall only be Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory, as applicable, to the extent that (x) Agent has conducted and completed a field examination, appraisal and other due diligence with respect thereto and (y) the criteria for Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory set forth herein, as applicable, are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in its Permitted Discretion).

6 LEGAL 4871-0055-7611v 22 The Blocked Equity Account, once established by the Borrower, will be subject to the sole dominion and control of Agent, provided that Agent shall release such amounts in the Blocked Equity Account at the request of Borrower if each of the following conditions are met: (i) no Event of Default is then continuing; provided that if an Event of Default has occurred and is continuing, then Agent shall have the option to require the Borrower to sweep such amounts held in the Blocked Equity Account to make a payment on the Term Loan in accordance with Section 2.2, (ii) if the release of the requested amounts from the Blocked Equity Account would not cause a Default hereunder, (iii) the Loan Parties, taken as a whole, are Solvent and will continue to be Solvent immediately after giving effect to such release and (iv) there shall not be a shortfall with respect to the Borrowing Base immediately after giving effect to such release; provided, further, that once released, such release will be irrevocable and irreversible. Amounts withdrawn from the Blocked Equity Account may not be redeposited or replenished. The Borrowing Base shall be determined at any time by Agent, on the basis of the most recently delivered Borrowing Base Certificate, as adjusted by Agent for any changes in Reserves or otherwise in accordance with the terms hereof. “Borrowing Base Certificate” shall mean a certificate substantially in the form of Exhibit D hereto, as such form may from time to time be modified by Agent to reflect modifications to the Borrowing Base and the reporting requirements pursuant to the terms of this Agreement, which is duly completed (including all schedules thereto) and executed by the chief financial officer, a vice president of finance, a controller, chief accounting officer and senior vice president – accounting & finance, or other appropriate financial officer of the Borrower reasonably acceptable to Agent (or if no such officers have been appointed or elected, the board of directors of the Borrower) and delivered to Agent. “Business Day” shall mean any day on which Agent is open for the transaction of business other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or as applicable in the case of the Canadian Guarantors, the laws of the Provinces of British Columbia or Ontario. “Business Plan” shall mean the business plan of the Loan Parties delivered by the Borrower to the Agent on June 30, 2022. “Canadian Debtor Relief Laws” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the arrangement and/or reorganization provisions contained in the Business Corporations Act (British Columbia), or any other applicable corporate statute, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of Canada from time to time in effect and affecting the rights of creditors generally. “Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the ITA. “Canadian Guarantors” means (a) collectively, KCH Distribution Inc., an Ontario corporation and Vape World Distribution Ltd., a British Columbia corporation and (b) each other

7 LEGAL 4871-0055-7611v 22 Canadian Person that becomes a guarantor after the Closing Date pursuant to Section 9.24 of this Agreement. “Canadian Multi-Employer Plan” means any “multi-employer pension plan” as defined in the Pensions Benefits Standards Act (British Columbia), or any similar plan subject to any other applicable federal or provincial pension standards legislation in Canada, to which a Loan Party is required to contribute or participate. “Canadian Pension Laws” shall mean the applicable laws applying to Canadian Pension Plans, including, but not limited to, the Pension Benefits Standards Act (Canada) to the extent applicable to any Canadian Pension Plans applicable to any Loan Party, the Pension Benefits Act (Ontario), Pensions Benefits Standards Act (British Columbia) and any similar applicable provincial or territorial statute, and the provisions of the ITA which are applicable to Canadian Pension Plans. “Canadian Pension Plan Termination Event” shall mean (a) the failure by any Canadian Guarantor, or any Affiliate of any Canadian Guarantor or any of their Subsidiaries which is a Loan Party, to make any contribution or premium payment required to be made to a Canadian Pension Plan in a timely manner in accordance with the terms of the applicable Canadian Pension Plan and all applicable Canadian Pension Laws which would result in a Material Adverse Effect, (b) the withdrawal by any Canadian Guarantor, or any Affiliate of any Canadian Guarantor or any of their Subsidiaries which is a Loan Party, as a participating employer under any Canadian Pension Plan, where such Canadian Guarantor, or any Affiliate of any Canadian Guarantor or any of their Subsidiaries which is a Loan Party, is obligated to provide any contributions or payments in respect of any deficits, (c) the voluntary wind up or termination, in whole or in part, or the taking of any action for the purposes of effecting the foregoing, in respect of any Canadian Pension Plan, (d) the institution of proceedings by a pension regulator which has jurisdiction over a Canadian Pension Plan to wind up or terminate the Canadian Pension Plans, in whole or in part, or (e) the occurrence of any event or condition which would reasonably be expected to result in the institution of proceedings by the applicable pension regulator to wind up or terminate a Canadian Pension Plan, in whole or in part. “Canadian Pension Plans” means a pension plan that is a “registered pension plan” (as defined in the ITA) or that is required to be registered under, or is subject to, the Pension Benefits Standards Act (British Columbia) or other Canadian federal or provincial law with respect to pension benefits standards and that is maintained or contributed to by a Loan Party or any of its Subsidiaries for its Canadian employees or former employees, but does not include the “Canada Pension Plan” or the Quebec Pension Plan as maintained by the government of Canada or the Province of Quebec, respectively. “Canadian Priority Payables Reserves” means the (a) full amount of the obligations, liabilities or indebtedness of any Canadian Guarantor which, except for liabilities associated with Permitted Encumbrances which are not due and payable, which: (i) are subject to a trust, deemed trust or statutory Lien, choate or inchoate, ranking or capable of ranking senior to or pari passu with Liens securing the Obligations on any Collateral pursuant to any applicable law or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations pursuant to any applicable law, including, but not limited to, claims for unremitted

8 LEGAL 4871-0055-7611v 22 and/or accelerated rents, utilities, taxes (including sales taxes and goods and services taxes and harmonized sales taxes and withholding taxes), amounts payable to an insolvency administrator (for certainty, if any such insolvency administrator has been appointed), wages, employee withholdings or deductions and vacation pay, severance and termination pay, including pursuant to the Wage Earner Protection Program Act (Canada), government royalties and pension fund obligations (including any amounts representing any unfunded liability, solvency deficiency or wind-up deficiency with respect to a Canadian Pension Plan) and (b) the amounts owing, if any, and which amounts are subject to rights of a supplier to repossess goods pursuant to any Canadian Debtor Relief Law. “Canadian Security Agreement” means a Canadian Security Agreement, dated as of the date hereof, substantially in the form of Exhibit I attached hereto and in form and substance reasonably satisfactory to Agent, executed and delivered to Agent by the Canadian Guarantors described in clause (a) of the definition thereof and any additional Canadian Guarantors who execute a joinder thereto after the Closing Date, as amended, restated, supplemented or otherwise modified from time to time. “Cannabis” shall mean “marihuana” as defined in 21 U.S.C. § 802(16), as amended. “Cannabis Act” means the Cannabis Act, S.C. 2018, c.16, as amended or replaced from time to time. “Cannabis Activities” means any activities, including advertising or promotional activities, relating to or in connection with the importation, exportation, production, purchase, distribution or sale of Cannabis-related products (but not Cannabis itself). “Cannabis Jurisdiction” means a country, state, province or territory in which applicable laws permit any Cannabis Activities. “Cannabis Law” means any applicable state, provincial, or local statute, law, ordinance, regulation, rule, code, order (whether executive, legislative, judicial or otherwise), judgment, injunction, notice, decree or other requirement or rule of law or legal process, or any other order of, or agreement issued, promulgated or entered into by any Governmental Authority, in each case related to the cultivation, manufacture, development, distribution, or sale of Cannabis or products containing Cannabis including, without limitation, the Cannabis Act, the Dutch Opium Act (Opiumwet), the Controlled Drug and Substance Act (Canada) and any regulations made from time to time thereunder, but explicitly excluding Federal Cannabis Law. “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person. “Cannabis License” shall mean a license granted by a Governmental Authority permitting the holder thereof to engage in a Cannabis Activity. “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or

9 LEGAL 4871-0055-7611v 22 partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock). “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of the Borrower other than a Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above; and (g) other investments as reasonably agreed by Agent in writing. “Change of Control” shall mean (a) a transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower or any Guarantor to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than as permitted by Section 9.7 hereof; (b) the liquidation or dissolution of the Borrower or any Guarantor or the adoption of a plan by the stockholders of the Borrower or any Guarantor relating to the dissolution or liquidation of the Borrower or any Guarantor, other than as permitted by Section 9.7 hereof; or (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of more than thirty percent (30%) of the issued and outstanding shares of the Voting Stock of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Borrower; (c) other than the Permitted Holders, any Person and/or its Affiliates shall at any time have the right to elect, or cause to be elected, and have elected, or caused to be elected, a majority of the members of the board of directors of Borrower or (d) other than as permitted by Section 9.7 hereof, the failure of Borrower to own, directly or indirectly, 100% of the Capital Stock of each of its Subsidiaries.

10 LEGAL 4871-0055-7611v 22 “Chattel Paper” shall have the meaning set forth in Article 9 of the UCC. “Closing Date” shall mean the date on which the conditions specified in Section 4 are satisfied or waived in accordance with Section 11.4. “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto. “Collateral” shall have the meaning set forth in Section 5.1 hereof. “Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to the Borrower or any Guarantor, or any other Person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral (including, without limitation, any third party logistics provider) or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other Person, inter alia, acknowledges the seniority of the security interest of Agent in such Collateral over that of any security interest of such lessor, consignee or other Person (subject to any mutually agreed exceptions), agrees to waive (or subordinate on terms acceptable to Agent) any and all claims such lessor, consignee, processor or other person may, at any time, have against such Collateral, whether for storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee, processor or other person so as to exercise Agent’s rights and remedies and otherwise deal with such Collateral, and in the case of any customs broker, cargo consolidator, freight forwarder, consignee or other person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of the Agent and agrees to follow all instructions of Agent with respect thereto. “Collateral Documents” shall mean, collectively, the Pledge Agreement, the Deposit Account Control Agreements, the Investment Property Control Agreements, the Intellectual Property Security Agreements, the Canadian Security Agreement, the Dutch Security Documents and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence liens to secure the Obligations, including, without limitation, all other security agreements, hypothecs, deposit account control agreements, pledge agreements, subordination agreements, pledges, powers of attorney, assignments, financing statements and all other written matter whether theretofore, now or hereafter executed by the Borrower or any Guarantor and delivered to Agent, in each case as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder. “Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the

11 LEGAL 4871-0055-7611v 22 amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP. “Consolidated Net Income” shall mean with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that, the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person; and provided, further that there shall be excluded: (a) the Net Income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; (b) the cumulative effect of a change in accounting principles will be excluded; (c) any non-recurring costs and expenses included in connection with (i) the transactions contemplated by this Agreement and the other Financing Agreements, and (ii) any equity issuance by the Borrower; (d) any non-cash compensation charges, including, any such charges arising from stock options, restricted stock grants or other equity-incentive programs; (e) any non-cash costs, charges or expenses relating to the application of purchase accounting; (f) any unrealized gain or loss resulting from the application of SFAS 133 with respect to obligations in respect of a Hedge Agreement; (g) any non-cash goodwill impairment charges or other intangible asset impairment charges incurred subsequent to the date of this Agreement resulting from the application of SFAS 142 or other non-cash asset impairment charges incurred subsequent to the date of this Agreement resulting from the application of SFAS 144; and (h) the Net Income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower or any of its Subsidiaries. In addition, to the extent included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or

12 LEGAL 4871-0055-7611v 22 other disposition of assets permitted hereunder and (ii) the amount of business interruption insurance proceeds received and, to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days), expenses with respect to liability or casualty events or business interruption. “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets or properties is bound. “Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC. “Corresponding Obligations” means all Obligations as they may exist from time to time, other than the Parallel Debts. “Copyrights” shall have the meaning set forth in the definition of “Intellectual Property”. “Credit Card Acknowledgments” shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent’s security interest (with the priority required by the Financing Agreements), for and on behalf of Lenders, in the monies due and to become due to the Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced pursuant to their terms, sometimes being referred to herein individually as a “Credit Card Acknowledgment”. “Credit Card Agreements” shall mean all agreements entered into on, prior and after the date hereof by the Borrower or for the benefit of the Borrower, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.18 hereto. “Credit Card Issuer” shall mean any Person (other than the Borrower and its Subsidiaries) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. “Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary (other than the Borrower and its Subsidiaries) who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with

13 LEGAL 4871-0055-7611v 22 respect to the Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer. “Credit Card Receivables” shall mean collectively, (a) all present and future rights of the Borrower to payment from any Credit Card Issuer or Credit Card Processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card, and (b) all present and future rights of the Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Credit Card Receivables arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise which in the case of both clause (a) and (b) above have been earned by performance by the Borrower but not yet been paid to the Borrower by the Credit Card Issuer or the Credit Card Processor, as applicable. “Deed of Hypothec” shall have the meaning set forth in Section 13.12 hereof. “Default” shall mean an act, condition or event which, with notice or passage of time or both, would constitute an Event of Default. “Default Rate” shall mean an interest rate of three percent (3%) per annum. “Defaulting Lender” shall mean any Lender, as determined by Agent, that has (a) failed to fund any portion of its Term Loan within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund the Term Loan, (d) otherwise failed to pay to Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, the Borrower and any Guarantor, as applicable, with a Deposit Account at any bank and the bank at which such Deposit Account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by the Borrower or such Guarantor upon the occurrence of an Event of Default and at all times during

14 LEGAL 4871-0055-7611v 22 the continuance of such Event of Default, and has such other terms and conditions as Agent may reasonably require including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, for itself and the ratable benefit of the Lenders and, except as otherwise agreed with the corresponding bank and with such other appropriate or customary exceptions for agreements of this kind, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will, upon the occurrence of an Event of Default and at all times during the continuance of such Event of Default, wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts, and includes any Bank Consent Letters as defined in the Dutch Security Agreement. “Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC and, in respect of any account domiciled outside of the United States of America, any demand, time, savings, passbook or similar account maintained with a bank. “Dividing Person” has the meaning assigned to it in the definition of “Division.” “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “Documents” shall have the meaning set forth in Article 9 of the UCC. “dollars” or “$” refers to lawful money of the U.S., unless the context clearly otherwise indicates. “Dutch Security Agreement” means in respect of each Dutch Obligor a Dutch law governed security agreement constituting a non-possessory pledge over movables, a pledge over intellectual property rights, an undisclosed pledge over trade receivables and a disclosed pledge over intra- group receivables, receivables under insurance agreements and bank accounts. “Dutch Security Documents” means in respect of each Dutch Obligor: (i) a Dutch law governed deed of disclosed pledge over the registered shares in such Dutch Obligor; and (ii) the Dutch Security Agreement. “Early Termination Fee” shall have the meaning given to such term in the Fee Letter.

15 LEGAL 4871-0055-7611v 22 “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period: (a) increased (without duplication) by the following: (i) provision for Taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar taxes, property taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus (ii) Interest Expense of such Person for such period (including (x) net losses or any obligations under any Hedge Agreement, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in computing Consolidated Net Income); plus (iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (iv) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to this Agreement and any other credit facilities and (B) any amendment or other modification of this Agreement and any other credit facilities; plus (v) any other charges, write-downs, write-offs, restructuring charges and severance charges, expenses, losses or other items reducing Consolidated Net Income for such period including deferred financing costs and other charges written off in connection with any early extinguishment of Indebtedness, any impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation or the impact of purchase accounting (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period), or other items classified by the Borrower as non-recurring items less other items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); provided that the total amount of the foregoing items permitted to be added back to EBITDA (a) as non-cash items (x) in the fiscal year period from October 1, 2023 through September 30, 2024 pursuant to this clause (v) shall not exceed $7,500,000 and (y) in the fiscal year period from October 1, 2024 through September 30, 2025 pursuant to this clause (v) shall not exceed $4,000,000 and (b) as cash items (x) in the fiscal year period from October 1, 2023 through September 30, 2024 pursuant to this clause (v) shall not exceed $2,500,000 and (y) in the fiscal year period from October 1, 2024 through September 30, 2025 pursuant to this clause (v) shall not exceed $1,000,000; plus (vi) any costs or expense incurred by the Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other

16 LEGAL 4871-0055-7611v 22 management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrower or any of its Subsidiaries or net cash proceeds of an issuance of Capital Stock (other than disqualified equity interests) of the Borrower or any of its Subsidiaries; plus (vii) any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 of the Financial Accounting Standards Board (“FASB”); plus (viii) non-cash realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Loan Parties and their Subsidiaries; (b) decreased (without duplication) by the following: (i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced EBITDA in any prior period and any non- cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus (ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and their Subsidiaries; plus (iii) any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of FASB Accounting Standards Codification Topic 810-10-45; (c) increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of FASB Accounting Standards Codification Topic 460 or any comparable regulation; and (d) increased or decreased (without duplication) by any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations. “Eligible Accounts” shall mean, at any time, the Accounts of any Loan Party which Agent determines in its Permitted Discretion are eligible as the basis for the extension of the Term Loan. Without limiting Agent’s Permitted Discretion provided herein, Eligible Accounts shall not include any Account of any Loan Party: (a) which is not subject to a perfected security interest in favor of Agent with the priority required by the Financing Agreements;

17 LEGAL 4871-0055-7611v 22 (a) in respect of any Accounts payable or to be deposited by any Loan Party into any Canadian domiciled Deposit Account, with respect to which a Deposit Account Control Agreement has not been entered into by Agent; (b) which is subject to any lien other than (i) a lien in favor of Agent, or (ii) a Permitted Encumbrance which does not have priority over the lien in favor of Agent; (c) (i) with respect to which the scheduled due date is more than sixty (60) days after the date of the original invoice therefor, (ii) which, is unpaid more than ninety (90) days after the date of the original invoice therefor or more than sixty (60) days after the original due date, therefor (“Overage”) (when calculating the amount under this clause (ii), for the same Account Debtor, Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor), or (iii) which has been written off the books of any Loan Party or otherwise designated as uncollectible; (d) which is owing by an Account Debtor for which more than twenty-five percent (25%) of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder; (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds twenty percent (20%), or thirty-five percent (35%) in the case of GTI Core, LLC, of the aggregate amount of Eligible Accounts of the Loan Parties; (f) with respect to which any covenant, representation, or warranty contained in this Agreement or any other Financing Agreement has been breached in any material respect or is not true in any material respect; (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to Agent in its Permitted Discretion which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon a Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest; (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the relevant Loan Party or if such Account was invoiced more than once; (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason; (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, interim receiver, receiver and manager, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or

18 LEGAL 4871-0055-7611v 22 petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial, territorial or federal bankruptcy laws including, without limitation, under any Canadian Debtor Relief Laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the United States Bankruptcy Code or any Canadian Debtor Relief Law and reasonably acceptable to Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; (k) which is owed by any Account Debtor which has sold all or a substantially all of its assets; (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S., Canada or the Netherlands or (ii) is not organized under applicable law of the U.S., Canada, any state of the U.S., or any province or territory of Canada unless, in either case, such Account is backed by a letter of credit acceptable to Agent which is in the possession of, and is directly drawable by, Agent; (m) which is owed in any currency other than U.S. dollars or Canadian dollars; (n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S., or any political subdivision thereof, unless such Account is backed by a letter of credit acceptable to Agent which is in the possession of, and is directly drawable by, Agent or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the lien of Agent in such Account have been complied with to Agent’s satisfaction; (o) which is owed by the government of Canada, the Province of Alberta or the any other Canadian province or territory (or any department, agency, public corporation, or instrumentality thereof) unless the Financial Administration Act (Canada) or the Financial Administration Act (Alberta) and any other steps necessary to perfect the lien of the Agent in such Account have been complied with to the Agent's satisfaction; (p) which is owed by any Affiliate of the Borrower or any Guarantor or any employee, officer, director, agent or stockholder of the Borrower, any Guarantor or any of their Affiliates; (q) which, for any Account Debtor, exceeds a credit limit determined by Agent in its Permitted Discretion, to the extent of such excess; (r) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which the Borrower or any Guarantor is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

19 LEGAL 4871-0055-7611v 22 (s) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute, including any defense under any Federal Cannabis Law; (t) which is evidenced by any promissory note, chattel paper, or instrument; (u) which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the Borrower or any other Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Borrower or any other Loan Party has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person; (v) with respect to which a Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account; (w) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, provincial, territorial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, Regulation Z of the Federal Reserve Board and any applicable consumer protection act of any Canadian province or territory; (x) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Loan Party has or has had an ownership interest in such goods, or which indicates any party other than a Loan Party as payee or remittance party; (y) which was created on cash on delivery terms; or (z) which is a Credit Card Receivable. In the event that an Account of a Loan Party which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower or any other Loan Party shall notify thereof on and at the time of submission to Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of a Loan Party, the face amount of an Account may, in Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by a Loan Party to reduce the amount of such Account. “Eligible Credit Card Receivables” shall mean, the gross amount of Credit Card Receivables of any Loan Party that are subject to a valid and fully perfected security interest in favor of the Agent for itself and the Secured Parties (with the priority required by the Financing Agreements), which conform to all applicable warranties contained herein, less, without

20 LEGAL 4871-0055-7611v 22 duplication, (a) the sum of all Credit Card Receivables: (i) for which Agent has not received a Credit Card Acknowledgment pursuant to Section 9.19 if the Credit Card Agreement exists on the Closing Date (or if the Credit Card Agreement is entered into after the Closing Date, no later than ninety (90) days after the date of such Credit Card Agreement or such later date as is acceptable to Agent) and (ii) which are unpaid more than five (5) Business Days after the date of the sale of Inventory giving rise to such Credit Card Receivable and (b) amounts owing to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements. “Eligible Depository Bank” means: (a) Any Lender or any of its Affiliates; or (b) Any other Person who is a commercial bank or financial institution having total assets in excess of $1,000,000,000; organized under the laws of any country that is a member of the Basel Accord and the Organization of Economic Cooperation and Development, or a political subdivision of any such country, so long as such bank or financial institution is acting through a branch or agency located in the United States or Canada. “Eligible Inventory” shall mean Inventory of any Loan Party consisting of finished goods held for resale in the ordinary course of the business of such Loan Party, that satisfy the criteria set forth below as reasonably determined by Agent. Eligible Inventory shall not include: (a) work- in-process; (b) raw materials; (c) spare parts for Equipment; (d) packaging and shipping materials; (e) supplies used or consumed in a Loan Party’s business; (f) Inventory located (i) at premises other than a premise which is owned or leased by a Loan Party or (ii) in any third party warehouse or in the possession of a bailee (other than a third party processor) unless Agent has received, subject to Section 9.29, a Collateral Access Agreement in respect of such premises on terms and conditions reasonably satisfactory to Agent; (g) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent and those liens described in clause (j) below; (h) bill and hold goods; (i) Inventory which is past its expiration date; (j) Inventory that is not subject to a valid and perfected security interest of Agent (with the priority required by the Financing Agreements) except in the case of those non-consensual statutory liens described in Section 9.8(c)(i) hereof, and landlord, warehouseman or similar liens (i) in respect of which Agent has established a Reserve, if and only to the extent establishment of a Reserve is permitted by the terms hereof; provided that as of the Closing Date a one-month Reserve shall be established for all leased locations with Inventory valued at more than $25,000 and such Reserve will be increased to a three-month Reserve for any leased locations not subject to a Collateral Access Agreement within sixty (60) days of the Closing Date, (ii) as previously agreed in writing with Agent for the locations and third party logistics providers listed on Schedule 6 for which no Reserve is provided by the terms hereof, or (iii) in respect of which locations the Agent has received, (x) with respect to locations leased as of the Closing Date, subject to Section 9.29 and (y) with respect to locations leased after the Closing Date within 60 days of the effective date of such lease, in each case, a Collateral Access Agreement pursuant to which the landlord, warehouseman or bailee, as applicable, has either waived or subordinated its lien on terms and conditions reasonably satisfactory to Agent; (k) returned Inventory which is not held for sale in the ordinary course of business; (l) damaged and/or defective Inventory; (m) Inventory purchased or sold on consignment; (n) Inventory located

21 LEGAL 4871-0055-7611v 22 outside the United States of America or Canada, unless otherwise approved by Agent in writing; (o) Inventory which has been acquired from a Sanctioned Person; and (p) excess and slow-moving Inventory (to the extent it is not accounted for already in clauses (a) through (o) above). The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in its good faith based on either: (i) an event, condition or other circumstance arising after the date hereof or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from the Borrower or any other Loan Party prior to the date hereof in either case under immediately preceding clause (i) or (ii) above which materially and adversely affects or would reasonably be expected to materially and adversely affect the Inventory, its value or the amount that would be received by Agent from the sale or other disposition or realization upon such Inventory as determined by Agent in its good faith and commercially reasonable determination. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral. The amounts of Eligible Inventory shall be determined based on the perpetual inventory record maintained by the Borrower or any other Loan Party. “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any Person, including without limitation, any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is engaged in the business of making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, in each case is approved by Agent and, unless an Event of Default under Section 10.1(a), Section 10.1(f) or Section 10.1(g) has occurred and is continuing at the time any assignment is effected hereunder, the Borrower or any other Loan Party (such approval not to be unreasonably withheld, conditioned or delayed by the Borrower or such Loan Party, provided, that, no such consent shall be required in connection with any assignment to another Lender or to an Affiliate of any Lender); and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act) approved by Agent (such approval not to be unreasonably withheld, conditioned or delayed) and, unless an Event of Default under Section 10.1(a), Section 10.1(f) or Section 10.1(g) has occurred and is continuing at the time any assignment is effected hereunder, the Borrower or any other Loan Party, provided, that, neither the Borrower nor any Guarantor or any Affiliate of the Borrower or any Guarantor shall qualify as an Eligible Transferee; (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of the Borrower or any Guarantor shall qualify as an Eligible Transferee, except, in each case, as Agent may otherwise specifically agree. “Environmental Events” shall have the meaning set forth in Section 9.3(b) hereof. “Environmental Laws” shall mean all foreign, Federal, Canadian, state, provincial, territorial and local laws (including common law), rules, codes, licenses, permits (including any conditions imposed therein), authorizations, legally binding judicial or administrative decisions, injunctions or agreements between a Loan Party and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface

22 LEGAL 4871-0055-7611v 22 land, plant and animal life or any other natural resource), (b) relating to the exposure of humans to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of hazardous, toxic or dangerous substances, materials, and wastes, or (c) imposing requirements with regard to recordkeeping, notification, disclosure and reporting respecting hazardous, toxic or dangerous substances, materials, and wastes. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state, provincial or territorial counterparts to such laws and (iii) any common law or equitable doctrine that imposes liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any hazardous, toxic or dangerous substances, materials, and wastes. “Equipment” shall have the meaning set forth in Article 9 of the UCC and includes, without limitation, as to the Borrower and each Guarantor, all of the Borrower’s and such Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located. “ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended, together with all rules, regulations and interpretations thereunder or related thereto. “ERISA Affiliate” shall mean any Person required to be aggregated with the Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code. “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, except for any such event with respect to which notice has been waived pursuant to applicable regulations; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a non-exempt “prohibited transaction” with respect to which Borrower, or any of their respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code); (f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute

23 LEGAL 4871-0055-7611v 22 grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate in an amount that would reasonably be expected to have a Material Adverse Effect. “Erroneous Payment” shall have the meaning set forth in Section 12.14(a) hereof. “Erroneous Payment Deficiency Assignment” shall have the meaning set forth in Section 12.14(d)(i)(A) hereof. “Erroneous Payment Impacted Class” shall have the meaning set forth in Section 12.14(d)(i)(A) hereof. “Erroneous Payment Return Deficiency” shall have the meaning set forth in Section 12.14(d)(i) hereof. “Erroneous Payment Subrogation Rights” shall have the meaning set forth in Section 12.14(e) hereof. “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof. “Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property; which for the avoidance of doubt, shall not include store closings or liquidations. “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto. “Excluded Accounts” means (i) Zero Balance Accounts, (ii) payroll accounts (including accounts used for the disbursement of payroll, payroll taxes and other employee wage and benefit payments, including 401(k) and other retirement plans, rabbi trusts for deferred compensation and health care benefits), (iii) withholding and trust accounts, escrow and other fiduciary accounts and (iv)(x) other deposit accounts with respect to which the aggregate amount on deposit, individually for such account does not exceed $50,000 at any time, and collectively for all such deposit accounts domiciled in the U.S. and Canada under this clause (iv)(x), do not exceed $350,000 at any time and (y) deposit accounts domiciled in the European Union and the U.K. collectively for all such deposit accounts under this clause (iv)(y) do not exceed $500,000 at any time. “Excluded Assets” means, collectively, (i) any U.S. intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of Agent’s Lien thereon would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon filing with the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto pursuant to Section 1(c) or Section 1(d) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision), such intent-to-

24 LEGAL 4871-0055-7611v 22 use trademark application shall be considered Collateral, (ii) any rights or interest in any contract, lease, permit, or license agreement of any Loan Party to which any Loan Party is a party with a Person that is not an Affiliate if and for so long as the grant of the security interest hereunder shall, pursuant to the terms of such contract, lease, permit, or license agreement, constitute or result in (A) a material breach or termination pursuant to the terms of, or a material default under, any such contract, lease, permit, or license agreement, (B) a violation of any laws applicable thereto, (C) the abandonment, invalidation or unenforceability of any material right, title or interest of any Loan Party therein; provided that any such contract, lease, permit or license agreement was not entered into in contemplation of circumventing any Loan Party’s obligations under the Financing Agreements or (D) the creation of a right of termination in favor of, or require the consent of, to the extent not otherwise obtained, any other party thereto (other than the Loan Parties or any Affiliate thereof) or would give such party the right to otherwise adversely alter such Loan Party’s right, title or interest thereunder (including upon giving of notice or the lapse of time or both), (iii) any other property with respect to which, in the determination of Agent in its sole discretion, the time, difficulty, cost, or other consequences (including any material adverse tax consequences) of granting or perfecting a Lien on such property shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided, however, that (x) the exclusions described in clauses (i) through (iii) above shall in no way be construed as to limit, impair or otherwise affect Agent’s unconditional continuing security interest in and Liens upon any rights or interest of the Loan Parties in or to the proceeds of, or any monies due or to become due under, any such leases, contracts, agreements, licenses, permits or other assets and (y) immediately upon the effectiveness, lapse termination or waiver of any such restriction, provision or agreement, references to the Collateral shall include and the Loan Parties shall be deemed to have granted a security interest with respect to such leases, contracts, agreements, licenses, permits, equipment, Capital Stock, accounts and other assets as if such provision or restriction or agreement had never been in effect, (iv) the Boca Real Estate, provided that, notwithstanding anything herein to the contrary, if the Boca Real Estate has not been (a) sold with such Net Proceeds to be paid first to the Term Loan in accordance with Section 2.2(b), (b) encumbered with a second mortgage in favor of the Lenders or (c) subject to a sale-leaseback transaction by the date that is ninety (90) days after the Closing Date, the Boca Real Estate shall be automatically, and without notice of any kind, deemed to be removed from the definition of Excluded Assets and shall be mortgaged to the Lenders on such date pursuant to documentation and title work reasonably satisfactory to Agent and Agent shall have received a duly executed certificate from an Authorized Officer of the Borrower certifying that the Loan Parties, taken as a whole, are Solvent and will continue to be Solvent immediately after giving effect to such mortgage, (v) the Specified Assets listed on Schedule 1.1 attached hereto, provided that, notwithstanding anything herein to the contrary, if the Specified Assets have not been sold by the date that is forty-five (45) days after the Closing Date, the Specified Assets shall be automatically, and without notice of any kind, deemed to be removed from the definition of Excluded Assets and shall be deemed Collateral on such date pursuant to documentation reasonably satisfactory to Agent and (vi) in respect of each Canadian Guarantor only, (i) any consumer good or (ii) the last day of the term of any lease (verbal or written) or any agreement to lease, now or hereafter acquired by any Loan Party, provided that the applicable Loan Party shall hold such last day in trust for the Agent and assign same to an Person acquiring the term or that part of the term of any such lease or agreement to lease in connection with any enforcement or realization of the Collateral upon request by the Agent.

25 LEGAL 4871-0055-7611v 22 “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in any Financing Agreement pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Agreements or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in the Financing Agreements or to such Lender immediately before it changed its lending office; (c) [reserved]; and (d) any withholding Taxes imposed under FATCA. “FASB” shall have the meaning set forth in the definition of “EBITDA”. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Cannabis Laws” means any U.S. federal laws as such relate, to the cultivation, harvesting, production, distribution, sale and possession of marijuana or products containing the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing. “Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing reasonably selected by it. “Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

26 LEGAL 4871-0055-7611v 22 “Fee Letter” shall mean the letter agreement, dated as of the Closing Date, by and among the Borrower, the Guarantors and Agent, setting forth certain fees payable by the Borrower to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “Fifth Third Consent” shall mean that certain Note, Mortgage and Loan Modification Agreement, dated as of the date hereof, by and among 1095 Broken Sound Pkwy LLC, a Delaware limited liability company, Greenlane Holdings, LLC, a Delaware limited liability company (formerly known as Jacoby Holdings LLC) and Fifth Third Lender, permitting the incurrence of the Indebtedness and Liens created pursuant to this Agreement under the Fifth Third Credit Agreement. “Fifth Third Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of October 1, 2018 , by and among Greenlane Holdings, LLC, a Delaware limited liability company (formerly known as Jacoby Holdings LLC), 1095 Broken Sound Pkwy LLC, a Delaware limited liability company, and Fifth Third Lender, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated March 4, 2019, and by Amendment No. 2 to Amended and Restated Credit Agreement dated April 5, 2019, as modified by the Fifth Third Consent, and as further amended, restated, supplemented or otherwise modified from time to time. “Fifth Third Lender” shall mean Fifth Third Bank, an Ohio banking corporation. “Fifth Third Loan Documents” shall mean the “Loan Documents” as defined in the Fifth Third Credit Agreement. “Financing Agreements” shall mean, collectively, this Agreement, the Collateral Documents, the Guaranty, the Canadian Security Agreement, each issued Term Loan Note, all notes, guarantees, security agreements relating to this Agreement (if any), other intercreditor agreements (if any), the Fee Letter and all other agreements, documents, certificates and instruments now or at any time hereafter executed and/or delivered by the Borrower or any Guarantor in connection with this Agreement. “Floor” shall mean a rate of interest equal to four percent (4.75%). “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Foreign Subsidiary” shall mean a Subsidiary of the Borrower that is organized or incorporated under the laws of any jurisdiction outside of the United States of America; sometimes being referred to herein collectively as “Foreign Subsidiaries”. “Funding Bank” shall have the meaning given to such term in Section 3.3(a) hereof. “Funds Flow Memorandum” shall mean that certain funds flow memorandum to be dated the Closing Date and delivered by the Borrower to the Agent in connection with the application of

27 LEGAL 4871-0055-7611v 22 Term Loan proceeds on the Closing Date, which funds flow memorandum shall be in form and substance reasonably satisfactory to the Lenders. “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States (including any principles required by the Securities and Exchange Commission), that are applicable to the circumstances as of the date of determination, consistently applied. If there occurs after the date of this Agreement any change in GAAP that affects the calculation of any requirements, terms or covenants set forth in this Agreement or any other Financing Agreement (whether contained in Section 9.18, Section 9.25 or otherwise), Agent and the Borrower shall negotiate in good faith to amend the provisions of this Agreement and the other Financing Agreements that relate to the calculation of such requirements, terms and covenants with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the implicated requirements and covenants shall be calculated as if no such change in GAAP has occurred; provided, that, for the avoidance of doubt, the parties agree that all financial statements required to be delivered hereunder shall and will be delivered giving effect to any such change in GAAP. “General Intangibles” shall have the meaning set forth in Article 9 of the UCC or, to the extent applicable, have the meaning ascribed to “Intangibles” as set forth in the PPSA. “Goods” shall have the meaning set forth in Article 9 of the UCC. “Governmental Authority” shall mean any nation or government, any state, province, territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity, authority, agency, division or department exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government. “Guarantor Joinder Agreement” shall mean a joinder agreement in substantially the form of Exhibit N hereto and otherwise in form and substance acceptable to Agent. “Guarantors” shall mean, collectively, the following (together with their respective successors and assigns): (a) all Subsidiaries of the Borrower as of the date hereof and (b) any Subsidiary of the Borrower that at any time after the date hereof becomes party to this Agreement and/or a Guaranty in favor of Agent or any Lender or otherwise becomes liable on or with respect to the Obligations; provided, that, if at any time after the date hereof, a Guarantor which is directly or indirectly wholly owned by the Borrower shall own any assets that would constitute Eligible Inventory if owned by the Borrower, upon the Borrower’s request, such Guarantor shall cease to be a Guarantor hereunder and shall be deemed a Borrower effective on the date of the confirmation by Agent to the Borrower that Agent has received such request and that Agent has received an appraisal with respect to such Inventory and conducted a field examination with respect thereto, the results of which are satisfactory to Agent in good faith, or alternatively, at Agent’s option,

28 LEGAL 4871-0055-7611v 22 Agent shall have received such information with respect thereto as Agent may in its good faith require. “Guaranty” shall mean (a) that certain Guaranty Agreement, dated as of the Closing Date, by and among each of the Loan Parties from time to time party thereto in favor of Agent and the other Secured Parties and (b) any other guaranty agreement or guarantee agreement executed from time to time by a Subsidiary of the Borrower substantially in the form of Exhibit F attached hereto in favor of Agent and the other Secured Parties, in each case, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including petroleum hydrocarbons, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls (PCBs) and PCB contaminated fluids, pesticides, herbicides and any other kind and/or type of pollutants or contaminants, sewage, sludge, industrial slag, solvents and/or any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law). “Hedge Agreement” shall mean an agreement between the Borrower or any Guarantor and a third party that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options, forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross- currency rate swap agreement, currency option, any other similar agreement or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act and any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Hedge Agreement; sometimes being collectively referred to herein as “Hedge Agreements”. “Increased Costs” shall have the meaning set forth in Section 3.3(b) hereof. “Increased Reporting Period” shall mean any period commencing on the first date on which Liquidity is less than $4,000,000 for three (3) consecutive Business Days, and continuing until the date that both (x) Liquidity exceeds $4,000,000 for thirty (30) consecutive days, and (y) no Default or Event of Default then exists and is continuing. “Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person

29 LEGAL 4871-0055-7611v 22 in the ordinary course of business of such Person); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any Contractual Obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account other than bonds to stay execution of a judgment on appeal; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency or commodity values or other Hedge Agreements; (i) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law; (j) all sales by such Person (except for sales without recourse to such Person) of (i) Accounts or General Intangibles for money due or to become due, (ii) Chattel Paper, Instruments or documents creating or evidencing a right to payment of money or (iii) other receivables whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith; and (k) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off- balance sheet financing where such transaction is considered to be indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Financing Agreement and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes. “Indemnitee” shall have the meaning set forth in Section 11.6 hereof. “Instruments” shall have the meaning set forth in Article 9 of the UCC. “Intellectual Property” shall mean, (i) all trademarks, Internet domain names, service marks, trade names, business names, designs, logos, slogans (and all translations, adaptations,

30 LEGAL 4871-0055-7611v 22 derivations and combinations of the foregoing), indicia and other source and/or business identifiers, and all renewals thereof, including those listed on Schedule 8.11, and all of the goodwill related thereto (collectively, the “Trademarks”); (ii) proprietary content, works of authorship and other copyrighted works (including copyrights for computer programs), whether as author, assignee or transferee, and all registrations and applications for registrations thereof, including registrations, renewals, reissues, continuations, extensions and pending applications for registration, and including those listed on Schedule 8.11 (collectively, the “Copyrights”); (iii) inventions (whether or not patentable) and all improvements thereto, patents and patent applications, together with all continuances, continuations, continuations-in-part, divisions, revisions, extensions, reissuances, and reexaminations thereof, and any industrial design applications and registered industrial designs, and including those listed on Schedule 8.11 (collectively, the “Patents”); and (iv) any trade secrets or other proprietary and confidential information, including books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases, financial, marketing and business data, pricing and cost information, research and development information, distribution information and other physical manifestations, embodiments or incorporations of any of the foregoing; with respect to the foregoing, all income, royalties, damages and other payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith, all proceeds and products of the foregoing and all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof. For the avoidance of doubt, Intellectual Property shall not include any Specified Assets; provided that, notwithstanding anything herein to the contrary, if the Specified Assets have not been sold by the date that is forty-five (45) days after the Closing Date, the Specified Assets shall be automatically, and without notice of any kind, deemed to be removed from the definition of Excluded Assets and shall be deemed Intellectual Property, to the extent applicable to such Specified Asset, on such date pursuant to documentation reasonably satisfactory to Agent. “Intellectual Property Security Agreements” shall mean any intellectual property security agreement substantially in the form of Exhibit H or Exhibit J attached hereto, as applicable, and reasonably satisfactory to Agent. “Interest Expense” shall mean, for any period, as to any Person, as determined on a consolidated basis in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker’s acceptances or similar instruments, losses, fees, net costs and early termination costs under Hedge Agreements, amortization or write-off of debt discounts and debt issuance costs and commissions, and other discounts and other fees and charges associated with Indebtedness. “Interest Payment Date” shall mean the last day of each applicable Interest Period. “Interest Period” shall mean, (a) initially, the period commencing on the Closing Date and ending on the numerically corresponding calendar day in the immediately succeeding calendar month, and (b) thereafter, each period commencing on the last day of an Interest Period and ending on the numerically corresponding calendar day of the immediately succeeding calendar month;

31 LEGAL 4871-0055-7611v 22 provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. “Interest Rate” shall mean, (a) Prior to the occurrence and continuance of an Event of Default, a rate equal to the Applicable Margin plus the Prime Rate. (b) Upon the occurrence and during the continuance of an Event of Default, a rate equal to the Applicable Margin plus the Prime Rate plus the Default Rate. (c) Notwithstanding anything to the contrary contained herein, (i) Agent may, at its option, and Agent shall, at the direction of the Required Lenders, increase the Applicable Margin by the Default Rate for the period from and after the effective date of termination or non- renewal hereof until Agent and the Lenders have received full and final payment in cash of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against the Borrower or any Guarantor) and (ii) during the occurrence and continuance of an Event of Default, the Borrower and each Guarantor hereby acknowledge and agree that the Default Rate will be automatically applied to the Interest Rate pursuant to clause (b) of this definition without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor for the period from and after the date of the occurrence of such Event of Default and for so long as such Event of Default is continuing. “Inventory” shall have the meaning set forth in Article 9 of the UCC and includes, without limitation, as to the Borrower and each Guarantor, all of the Borrower’s and such Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by the Borrower or such Guarantor as lessor; (b) are held by the Borrower or such Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by the Borrower or such Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business. “Investment” shall have the meaning set forth in Section 9.10 hereof. “Investment Property” shall have the meaning set forth in Article 9 of the UCC. “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, the Borrower and/or any Guarantor, as applicable, and any securities intermediary, commodity intermediary or other Person who has custody, control or possession of any Investment Property of the Borrower or such Guarantor acknowledging that such securities intermediary, commodity intermediary or other Person has custody, control or possession of such Investment Property on behalf of Agent, that it

32 LEGAL 4871-0055-7611v 22 will comply with entitlement orders originated by Agent after the occurrence and during the continuance of an Event of Default with respect to such Investment Property, or other instructions of Agent, and has such other terms and conditions as Agent may reasonably require. “IP License Agreements” shall have the meaning set forth in Section 8.11 hereof. “IP Rights” shall have the meaning set forth in Section 8.11 hereof. “ITA” means the Income Tax Act (Canada). “Judgment Currency” shall have the meaning set forth in Section 11.1(f) hereof. “Lenders” shall mean the financial institutions who are signatories hereto as Lenders and any other Persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”. “Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC. “Lien” and “lien” mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Liquidity” means, at any time, the aggregate amount of cash of the Borrower, including without limitation, cash, the source of which are the proceeds of the Term Loan, contained in any Deposit Account for which the Borrower has delivered to the Agent a Deposit Account Control Agreement or other documentation reasonably required by the Agent, each in form and substance reasonably satisfactory to the Agent, pursuant to which (i) the Agent has been granted a lien on and security interest in such account and all cash held from time to time therein with the lien priority required by the Financing Agreements and (ii) the Agent has been granted control over the amounts held from time to time therein; provided that any funds in the Blocked Equity Account or the Deposit Accounts listed on Schedule 7, to the extent not subject to a Deposit Account Control Agreement after the date hereof, will not be included in the calculation of Liquidity. “Loan Parties” shall mean, collectively, the Borrower and the Guarantors and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require. “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of the Borrower and the Guarantors taken as a whole; (b) the legality, validity or enforceability of this Agreement, the Deposit Account Control Agreements, the Pledge Agreement, the Canadian Security Agreement, the Guaranty(ies), or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral (taken as a whole) or its value; (e) the ability of the Borrower to repay the Obligations or to perform its obligations

33 LEGAL 4871-0055-7611v 22 under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the material rights and remedies of Agent and the Lenders under this Agreement or any of the other Financing Agreements. “Material Contract” shall mean any contract or other agreement (other than the Financing Agreements and the Credit Card Agreements), whether written or oral, to which the Borrower or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto (unless a replacement Material Contract has been entered into either prior to or contemporaneously with the date of such termination or cancellation) would reasonably be expected have a Material Adverse Effect. “Material Permitted Acquisition” shall have the meaning set forth in the definition of “Permitted Acquisitions”. “Maturity Date” shall mean the earliest of (a) the third anniversary of the Closing Date, (b) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise and (c) the day that is 91 days prior to the maturity date of any Indebtedness of the Borrower or any Guarantor with an aggregate outstanding principal amount in excess of $1,000,000. “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is contributed to by the Borrower, any Guarantor or any ERISA Affiliate or with respect to which the Borrower, any Guarantor or any ERISA Affiliate may reasonably be expected to incur any liability. “Net Income” shall mean, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however; (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (i) any Asset Sale; (ii) the disposition of any Securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and (b) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss. “Net Proceeds” means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event or transaction (including (i) any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received and (ii) in the case of any insurance proceeds, proceeds of a condemnation award or other compensation payments), net of (b) the sum of all bona fide direct costs, fees and out-of-pocket expenses (including, without limitation, (A) appraisals, (B) brokerage, legal, advisory, banking, title and recording tax expenses and commissions, (C) income or gains taxes payable by a Loan Party as a result of any gain recognized in connection with any applicable Asset Sale during the tax period in which the sale occurs, (D) payment of the outstanding principal amount of, premium or penalty on, and interest on, any Indebtedness (other than the Indebtedness

34 LEGAL 4871-0055-7611v 22 under the Financing Agreements that is permitted hereunder, is secured by a lien on the stock or assets in question and is required to be repaid under the terms thereof as a result of any applicable Asset Sale), (E) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of any applicable Asset Sale undertaken by any Loan Party in connection with such Asset Sale (provided that, upon release of any such reserve, the amount released shall be considered Net Proceeds)) paid by the Borrower or any Guarantor to third parties (other than Affiliates) in connection with such event. “NOLV” shall mean, as of any date of determination, with respect to Eligible Inventory of any Person, the value of such Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, net of all associated costs and expenses of such liquidation, as determined based upon the most recent appraisal conducted by the Agent pursuant to Section 7.3. “Notice of Default or Failure of Condition” shall have the meaning set forth in Section 12.3(a) hereof. “Obligations” shall mean the Term Loan and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of the Borrower and the Guarantors to Agent or any Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, including without limitation, any Erroneous Payment Subrogation Rights, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to the Borrower or such Guarantor under the United States Bankruptcy Code, any Canadian Debtor Relief Law, or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Financing Agreement, or sold or assigned an interest in any Term Loan or any Financing Agreement). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the Borrower’s request). “Overage” shall have the meaning set forth in the definition of “Eligible Accounts”.

35 LEGAL 4871-0055-7611v 22 “Paid in Full” or “Payment in Full” means, (a) the payment in full in cash of all Term Loan Outstandings together with accrued and unpaid interest thereon, (b) the payment in full in cash of the accrued and unpaid fees thereon or otherwise under the Financing Agreements, and (c) the payment in full in cash of all reimbursable expenses and other Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon. “Parallel Debt” shall have the meaning set forth in Section 12.16 hereof. “Participant” shall mean any Person that acquires and holds a participation in the interest of any Lender in the Term Loan in conformity with the provisions of Section 13.7 of this Agreement governing participations. “Patents” shall have the meaning set forth in the definition of “Intellectual Property”. “Patriot Act” shall have the meaning set forth in Section 8.22 hereof. “Payment Recipient” shall have the meaning set forth in Section 12.14(a) hereof. “Perfection Certificate” shall mean the Perfection Certificate of the Borrower and the Guarantors in the form of Exhibit B hereto containing material information with respect to the Borrower and the Guarantors, and their respective businesses and assets, provided by or on behalf of the Borrower and the Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein. “Permitted Acquisitions” shall mean the purchase by the Borrower or any Guarantor after the date hereof of all or a substantial portion of all of the assets of any Person or a business or division of such Person (including pursuant to a merger with such Person or the formation of a wholly owned Subsidiary solely for such purpose that is merged with such Person) or of all or a majority of the Capital Stock (such assets or Person being referred to herein as the “Acquired Business”) and in one or a series of transactions that satisfies each of the following conditions as reasonably determined by Agent: (a) Agent shall have received not less than five (5) Business Days’ prior written notice of the proposed acquisition and such information with respect thereto as Agent may request, in each case with such information to include (i) the proposed date and amount of the acquisition, (ii) the total purchase price for the assets to be purchased (and the terms of payment of such purchase price), and (iii) with respect to the purchase of an Acquired Business, the aggregate consideration to be paid in respect of which exceeds $500,000 in cash and/or up to an amount in equity equal to twenty (20) per cent of Borrower’s market capitalization (each such acquisition being a “Material Permitted Acquisition”), (A) a summary of the due diligence undertaken by the Borrower in connection with such acquisition (including a quality of earnings report, if one has been commissioned) and (B) a description of the assets or shares to be acquired; (b) With respect to a Material Permitted Acquisition, Agent shall have received: (i) the most recent annual and interim financial statements with respect to the Acquired Business, (ii) projections for the Borrower and its Subsidiaries through the Maturity Date, on a

36 LEGAL 4871-0055-7611v 22 monthly basis for the first year after the acquisition and on an annual basis thereafter, giving pro forma effect to such acquisition, based on assumptions reasonably satisfactory to Agent and demonstrating pro forma compliance with all financial covenants set forth in this Agreement, prepared in good faith an in a manner and using such methodology as is consistent with the most recent financial statements delivered to Agent pursuant to Section 9.6 hereof and in form and substance reasonably satisfactory to Agent, and (iii) current, updated projections of the amount of the Borrowing Base for the twelve (12) month period after the date of such acquisition, in a form reasonably satisfactory to Agent, representing the Borrower’s reasonable best estimate of the future Borrowing Base for the period set forth therein as of the date not more than ten (10) days prior to the date of such acquisition, which projections shall have been prepared on the basis of the assumptions set forth therein which the Borrower believes are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions; (c) EBITDA of the Acquired Business for the most recently ended twelve (12) month period for which financial information is available shall be positive; (d) Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to such acquisition, which documents shall be reasonably satisfactory to Agent; (e) Agent shall have received a certificate of the chief financial officer, chief executive officer or chief accounting officer and senior vice president – accounting & finance of the Borrower (or if no such officer has been appointed or elected, the board of directors of the Borrower) on behalf of the Borrower certifying to Agent and the Lenders as to the matters set forth in this definition; (f) the Acquired Business, if a Person, shall be an operating company that engages in a Permitted Business; (g) Agent shall have received all items required by Sections 5.2 and 9.23 in connection with the Acquired Business to the extent required under such Sections; (h) in the case of the acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law; (i) no Event of Default shall exist or have occurred as of the date of the acquisition both prior to and after giving effect to such acquisition and any payment(s) made in respect of such acquisition. “Permitted Business” shall mean any business engaged in by any of the Loan Parties on the date hereof, and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Loan Parties are engaged as of the Closing Date and in any case explicitly excluding the importation, exportation, cultivation, production, distribution or sale of Cannabis seeds in or from the Netherlands.

37 LEGAL 4871-0055-7611v 22 “Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. “Permitted Encumbrances” shall mean, collectively, the encumbrances permitted under Section 9.8(b), Section 9.8(c), Section 9.8(d), Section 9.8(f), Section 9.8(h) and Section 9.8(k); provided that the term “Permitted Encumbrances” shall not include any lien securing Indebtedness, except with respect to Section 9.8(k). “Permitted Holders” means (i) each of Aaron LoCascio and Adam Schoenfeld (or any of their estates, or heirs or beneficiaries by will), (ii) the spouses or former spouses, widows or widowers and estates of any of the Persons referred to in clause (i) above and (iii) any trust having as its sole beneficiaries one or more of the persons listed in clauses (i) and (ii) above. “Permitted Tax Distributions” means, for any taxable period or portion thereof in which the Borrower is a pass through entity (including a disregarded entity or partnership) for U.S. federal income tax purposes, distributions to the direct or indirect holders of the equity interests of the Borrower on or prior to each estimated payment date as well as each other applicable due date to enable such holders to timely make payments of U.S. federal, state, provincial, territorial and local income taxes for such taxable period arising solely as a result of the operations of the Borrower and its Subsidiaries not to exceed the product of (a) the taxable income (which shall mean the taxable income required to be reported to the Borrower’s direct or indirect holders for U.S. federal income tax purposes) attributable to the Borrower and its Subsidiaries for such period, calculated (i) with taking into account loss carryforwards of such holders available from losses of such holders attributable to the Borrower and its Subsidiaries for prior taxable periods, and (ii) without taking into account any basis step-up after the date hereof (including under Sections 1012, 732, 734(b), 743(b) or 754 of the Code or similar provisions of state, provincial, territorial and local law), and (b) 28%. “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof. “Plan” shall mean an employee pension benefit plan (as defined in Section 3(2) of ERISA) which the Borrower or any Guarantor or, solely with respect to an employee benefit plan subject to Title IV of ERISA, an ERISA Affiliate sponsors or to which it contributes, or a Multiemployer Plan. “Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the Closing Date, executed by the Loan Parties in favor of Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “PPSA” means the Personal Property Security Act (Ontario) and similar legislation in each province or territory in Canada including, without limitation, the Civil Code in the Province of Quebec, together with all rules, regulations and interpretations thereunder, as in effect from time

38 LEGAL 4871-0055-7611v 22 to time, to be applied in connection with eh issue, perfection, enforcement, validity or effect of security interests. “Prepayment Event” shall have the meaning set forth in Section 2.2(b) hereof. “Prime Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Floor and (b) for any day, the rate of interest in effect for that day equal to the prime rate in the United States as published from time to time on the applicable Bloomberg screen page (or other authoritative source selected by Agent in its sole discretion), or as Prime Rate is otherwise determined by Agent in its sole and absolute discretion. Agent’s determination of the Prime Rate will be conclusive, absent manifest error. Any change in the Prime Rate will take effect at the opening of business on the day of that change. In the event that Bloomberg (or any other authoritative source) publishes a range of “prime rates,” the Prime Rate will be the highest of the “prime rates. “pro forma basis” means, with respect to compliance with any test hereunder for an applicable period of measurement, that all transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable measurement period with respect to such covenant or condition. “Pro Rata Share” shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s Term Loan Outstandings and the denominator of which is the aggregate amount of the then existing Term Loan Outstandings of all Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that at any time prior to the making of the Term Loan, the Pro Rata Share of any Lender shall be the fraction (expressed as a percentage) the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate amount of the then existing Term Loan Commitments of all Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof. “Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible. “Real Property” shall mean all now owned and hereafter acquired real property of the Borrower and each Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located. “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of the Borrower and each Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of the Borrower or such Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to the Borrower or any Guarantor or otherwise in favor of or delivered to the Borrower or any Guarantor in connection with any Account; or (e) all other Accounts, contract rights, Chattel Paper, Documents, Instruments, notes, General Intangibles and other forms of obligations owing

39 LEGAL 4871-0055-7611v 22 to the Borrower or any Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other General Intangibles), franchising, rendition of services or from loans or advances by the Borrower or any Guarantor or to or for the benefit of any third Person (including loans or advances to any Affiliates or Subsidiaries of the Borrower or any Guarantor) or otherwise associated with any Accounts, Inventory or General Intangibles of the Borrower or any Guarantor (including choices in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to the Borrower or any Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to the Borrower or any Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which the Borrower or any Guarantor is a beneficiary). “Recipient” means, as applicable, (a) the Agent and (b) any Lender, or any combination thereof (as the context requires). “Records” shall mean, as to the Borrower and each Guarantor, all of the Borrower’s and such Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Borrower or any Guarantor with respect to the foregoing maintained with or by any other Person). “Register” shall have the meaning set forth in Section 13.7(b) hereof. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates. “Required Amortization Amount” shall have the meaning set forth in Section 2.2(a) hereof. “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate fifty percent (50%) or more of the Term Loan Outstandings of all Lenders. “Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time, establish and revise reasonably and in good faith in its Permitted Discretion reducing the amount of Borrowing Base provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent reasonably and in good faith, materially and adversely affect, any of (i) the Collateral, its value or the amount that might be received by Agent from the sale or other disposition or realization upon such Collateral, (ii) the assets or business of the Borrower or any Guarantor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), including, without limitation, in connection with

40 LEGAL 4871-0055-7611v 22 Liens or trusts for or related to any Canadian Pension Plan maintained by any Loan Party or in respect of which any Loan Party has any funding or contribution obligations; or (b) to reflect Agent’s reasonable and good faith belief that any collateral report or financial information furnished by or on behalf of the Borrower or any Guarantor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Agent believes reasonably and in good faith determines constitutes a Default or an Event of Default (which reasonable and good faith belief shall be relevant for purposes of this definition regardless of whether the Agent has explicitly asserted any other rights to which it may be entitled). Without limiting the generality of the foregoing, Reserves may, at Agent’s option, be established to reflect any of the following: (i) Inventory shrinkage, (ii) reserves in respect of markdowns and cost variances (pursuant to discrepancies between the purchase order price of Inventory and the actual cost thereof), (iii) past due amounts in respect of sales, use and/or withholding taxes, (iv) any amounts which are past due, following grace periods, and any applicable requirements of notice and an opportunity to cure, in respect of rental payments, service charges or other amounts which are past due to (i) lessors of real property or retail locations or (ii) consignees, warehousemen or bailees of Inventory or personal property (“Warehouse Locations”), to the extent Inventory or Records are located in or on such property (but not in respect of retail locations or Warehouse Locations (A) where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Agent has acknowledged in writing is in form and substance satisfactory to Agent or (B) which do not (1) contain Records relating to Receivables or Inventory or (2) in which either no Inventory or Inventory having a Value of less than $25,000 is located, provided, that, notwithstanding, the foregoing Agent may, at its option, establish Reserves in respect of amounts at any time due or to become due to the owner and operator of such Warehouse Location as Agent shall reasonably determine in the event that any of the following shall have occurred: (A) an Event of Default shall have occurred and be continuing, (B) Borrower, Guarantor or Agent shall have received notice of any event of default under (i) any lease or (ii) the bailee or warehouse agreement with respect to such Warehouse Location or (C) Borrower or any Guarantor has granted to the lessor, consignee, warehousemen or bailee a consensual security interest or lien upon any assets of Borrower or such Guarantor (unless such security interest is waived or subordinated to the security interest of Agent on terms and conditions reasonably satisfactory to Agent)), (v) any rental payments, service charges or other amounts which are past due to lessors of personal property, (vi) an adverse change in the number of days of the turnover of Inventory or a material change in the mix of the Inventory that results in an overall decrease in the value thereof or a material deterioration in its nature or quality that results in an overall decrease in the

41 LEGAL 4871-0055-7611v 22 value thereof (but only to the extent not addressed by the lending formulas in a manner satisfactory to Agent), (vii) variances between the perpetual inventory records of Borrower and the results of test counts of Inventory conducted by Agent or at the request of Agent pursuant to the terms of this Agreement, with respect thereto in excess of the percentage reasonably acceptable to Agent but only to the extent that such variances are not accounted for as Inventory shrinkage, (viii) Inventory that may become obsolete that has not been excluded from the NOLV calculation, based on prior twelve (12) months expired product expenses or Inventory currently in retail store locations that was subject to previous store “giveaways” within the prior twelve (12) months, (ix) the aggregate amount of customer deposits, if any, received by any Borrower from its customers in respect of unfilled orders for merchandise, (x) Canadian Priority Payable Reserves, and (xi) amounts in respect of rental payments, service charges or other amounts which may become due to (i) lessors of real property or retail locations or (ii) consignees, warehousemen or bailees of Inventory or personal property to the extent such location contains Records relating to Receivables or Inventory or such location contains Inventory having a Value of $25,000 or more to the extent no Collateral Access Agreement has been obtained as of the Closing Date or with the time periods required in the definition of “Eligible Inventory”. Agent will not establish new Reserves after the Closing Date on account of any circumstances, conditions, events or contingencies of which Agent has actual knowledge as of the Closing Date. To the extent Agent may establish new criteria or revise existing criteria (including percentages applied to determine the amount of Eligible Credit Card Receivables, Eligible Accounts, or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner reasonably satisfactory to Agent, Agent shall not establish or increase a Reserve for the same purpose. The amount of any Reserve established or increased by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as reasonably determined by Agent in good faith. Agent shall provide prior written notice to Borrower of any material change in the categories of Reserves established after the date hereof or in the manner such Reserves are calculated or any other change to any item for the calculation thereof. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea, and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or other relevant sanctions authority including Global Affairs Canada, the Department of Foreign Affairs and International Trade Canada and Public Safety Canada, (b) any Person operating, organized or resident in a Sanctioned Country, or

42 LEGAL 4871-0055-7611v 22 (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b). “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the Government of Canada including those administered by Global Affairs Canada, the Department of Foreign Affairs and International Trade Canada, Public Safety Canada, the Royal Canadian Mounted Police or the Canada Border, (c) any Dutch sanctions authority and/or European Union sanctions authority or (d) any other relevant sanctions authority. “Secured Parties” shall mean, collectively, (a) Agent and (b) the Lenders; such parties are sometimes referred to herein individually as a “Secured Party”. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute. “Security” shall have the meaning set forth in Article 8 of the UCC. “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the Closing Date, and (b) the assets and properties of such Person at a fair valuation on a going concern basis (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability). “Special Agent Advances” shall have the meaning set forth in Section 12.10(a) hereof. “Specified Assets” shall mean those certain (i) Capital Stock, (ii) websites and (iii) other Intellectual Property that are specified on Schedule 1.1 hereto to the extent actually sold; provided that, notwithstanding anything herein to the contrary, Specified Assets shall not include any such websites or any other Intellectual Property that Agent reasonably deems necessary or material to the Borrower’s or any Guarantor’s business, as applicable. “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees, general partners or other controlling Persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or

43 LEGAL 4871-0055-7611v 22 one or more subsidiaries of such Person. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of the Borrower. “Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC. “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan” shall have the meaning set forth in Section 2.1(a) hereof. “Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make the Term Loan, expressed as an amount representing the maximum possible aggregate amount of such Lender’s portion of the Term Loan hereunder, as such commitment may be increased or reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 13.7. Each Lender’s Term Loan Commitment as of the Closing Date is the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Term Loan Commitment”. “Term Loan Note” means a promissory note in the form of Exhibit L. “Term Loan Outstandings” means, at any time of calculation, (a) the sum of the then existing aggregate outstanding principal amount of the Term Loan, and (b) when used with reference to any single Lender, the sum of the then existing outstanding principal amount of the Term Loan advanced by such Lender. “Trademarks” shall have the meaning set forth in the definition of “Intellectual Property”. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine); provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non- perfection of the security interests granted to the Agent pursuant to applicable Financing Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Financing Agreement and any financing statement relating to such perfection or effect of perfection or non- perfection. “ULC” shall mean an issuer that is an unlimited company, unlimited liability corporation or unlimited liability company. “ULC Laws” shall mean the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future laws of Canada or a province or territory in Canada governing ULCs.

44 LEGAL 4871-0055-7611v 22 “Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time. “U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 6.5(f)(ii)(B)(3). “Value” shall mean, as reasonably determined by Agent in good faith, with respect to Inventory, the lower of (a) cost determined on the weighted average cost basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to the Borrower unless the sale by such Affiliate is a bona fide arm’s length transaction consistent with the most recent appraisal received and accepted by Agent for the Inventory and consistent with the prices previously paid by the Borrower in comparable dealings with non-Affiliates, or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any. “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition. “Warehouse Locations” shall have the meaning set forth in the definition of “Reserves”. “WhiteHawk” shall have the meaning provided in the preamble hereof. “Zero Balance Accounts” shall mean Deposit Accounts in which a balance of zero is maintained by the depository institution at all times by automatically transferring funds from a master Deposit Account to such Zero Balance Account in an amount only large enough to cover checks presented and other debits to such account, such that any such Zero Balance Account maintains an overnight balance of zero dollars at all times. 1.2 Dutch Definitions. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Loan Party incorporated in the Netherlands, a reference to: (i) an “administrator” includes a curator, a beoogd curator, a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observator;

45 LEGAL 4871-0055-7611v 22 (ii) an “attachment” includes a conservatoir beslag or executoriaal beslag. (iii) a “composition” includes an akkoord within the meaning the Dutch Bankruptcy Act (Faillissementswet); (iv) “Dutch Obligor” means an Obligor incorporated or organized under the laws of the Netherlands. (v) “Insolvency Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings. (vi) “the Netherlands” means the European part of the Kingdom of the Netherlands; (vii) a “security interest” or “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right of reclamation (recht van reclame), and any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); (viii) “works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over a given Dutch Obligor; and (ix) a “dissolution” includes a Loan Party incorporated under the laws of the Netherlands being declared bankrupt (failliet verklaard) or dissolved (ontbonden). SECTION 2. CREDIT FACILITIES 2.1 Term Loan. (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make a senior secured term loan to the Borrower (such loans, collectively, the “Term Loan”) on the Closing Date in an aggregate principal amount equal to the lesser of (x) such Lender’s Term Loan Commitment and (y) such Lender’s Pro Rata Share of the Borrowing Base as of such date (based upon the Borrowing Base Certificate delivered by the Borrower to Agent on the Closing Date). The execution and delivery of this Agreement by the Borrower and the satisfaction of, or waiver of, the conditions precedent set forth in Section 4 shall be deemed to constitute the Borrower’s request to borrow the Term Loan on the Closing Date. Upon such Lender’s making of its portion of the Term Loan, the Term Loan Commitment of such Lender shall be terminated automatically in full. Any portion of the Term Loan repaid or prepaid may not be reborrowed. (b) To the extent that any facts or circumstances (i) have led to Agent establishing a Reserve pursuant to one provision of this Agreement, Agent shall not establish any Reserves based on the same such facts or circumstances pursuant to any other provision of this

46 LEGAL 4871-0055-7611v 22 Agreement and (ii) were taken into account in calculating any component of the Borrowing Base, Agent shall not establish any Reserves based on the same such facts or circumstances. 2.2 Amortization, Mandatory Repayments and Prepayments of the Term Loan. (a) Beginning with the fiscal quarter ending September 30, 2023, and for each fiscal quarter thereafter until the Maturity Date, the Borrower shall make on the last Business Day of each fiscal quarter a payment of principal on the Term Loan in an amount equal to $250,000 (“Required Amortization Amount”). (b) If at any time or from time to time: (i) the Borrower or any Guarantor shall undertake an Asset Sale which results in Net Proceeds in excess of $250,000 in the aggregate in any fiscal year; (ii) the Borrower or any Guarantor shall issue or incur Indebtedness (other than any Indebtedness permitted by Section 9.9); (iii) the Borrower or any Guarantor shall issue any Capital Stock (other than any issuances of Capital Stock permitted by Section 9.7 and other than proceeds of equity received on or after the Closing Date in connection with the ATM Program and other equity raises conducted after the Closing Date); (iv) the Borrower or any Guarantor shall suffer Events of Loss in excess of $100,000 in the aggregate in any fiscal year; or (v) at any time, the Term Loan Outstandings shall exceed the Borrowing Base as reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent; (the events described in clauses (i) through (v) of this clause (b) being collectively referred to herein as “Prepayment Events”), then, (A) the Borrower shall promptly notify the Agent in writing of such Prepayment Event (including the amount of the estimated Net Proceeds to be received by the Borrower or any Guarantor thereof) and (B) within five (5) Business Days (or immediately in the case of any issuance or incurrence of Indebtedness or the issuance of Capital Stock, as the case may be) after receipt by the Borrower or any Guarantor of any Net Proceeds of such Prepayment Event, the Borrower shall deliver, or cause to be delivered, an amount equal to such Net Proceeds to the Agent for distribution to the Lenders as a prepayment of the Term Loan, which prepayment, shall be applied in accordance with Section 6.4; provided, however, that the Loan Parties shall be permitted to apply such Net Proceeds (or any portion thereof) from Events of Loss to replace, repair, restore or rebuild the assets subject to an Event of Loss or to purchase or construct other assets useful in the business of the Loan Parties, provided that (i) no Event of Default has occurred and is continuing and (ii) any such Net Proceeds arising from such Event of Loss not (x) used to so replace, repair, restore or rebuild the assets subject to such Event of Loss, or to purchase or construct other assets useful in the business of the Loan Parties following such Event of Loss, within 180 days after the receipt of such Net Proceeds, or (y) committed to be used to so replace,

47 LEGAL 4871-0055-7611v 22 repair, restore or rebuild the assets subject to such Event of Loss, or to purchase or construct other assets useful in the business of the Loan Parties following such Event of Loss, within 180 days after the receipt of such Net Proceeds, and subsequently used as so committed within 180 days after the end of such initial 180-day period, in each case (as to clauses (x) and (y)), shall be applied to the prepayment of the Term Loan in accordance with Section 6.4. All prepayments of the principal amount of the Term Loan from events described in this Section 2.2(b) shall be accompanied by interest and any related Early Termination Fee. Notwithstanding the foregoing, with respect to the Prepayment Event described in clause (v) above, the Borrower shall deposit the amounts representing such shortfall within two (2) Business Days of the occurrence of such shortfall in a Deposit Account subject to the Deposit Account Control Agreement, such amounts to be held in such Deposit Account until the date that is forty-five (45) days after the date such shortfall no longer exists. 2.3 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) the Pro Rata Share of the then outstanding Obligations of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or all affected Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.4), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately than other affected Lenders shall require the consent of such Defaulting Lender; and (b) Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. The operation of this Section shall not be construed to increase or otherwise affect the Term Loan Commitment of any Lender, or relieve or excuse the performance by the Borrower or any Guarantor of their duties and obligations hereunder. 2.4 Optional Prepayment of Term Loan. (a) The Borrower shall have the right at any time and from time to time to prepay the Term Loan in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and such prepayment shall be accompanied by interest on the amount so prepaid and any related Early Termination Fee. Any amounts prepaid pursuant to this Section 2.4 in respect of the principal amount of the Term Loan shall be applied to the principal repayment installments thereof in reverse order of maturity. (b) The Borrower shall notify Agent by telephone (confirmed by facsimile or email) or in writing of any prepayment hereunder not later than 11:00 a.m., New York time, three (3) Business Days before the date of prepayment (or such later date agreed to by the Agent in its sole discretion). Each such notice shall be irrevocable, unless such notice is expressly conditioned

48 LEGAL 4871-0055-7611v 22 on the occurrence of another transaction, and such notice shall specify the prepayment date and the principal amount of the Term Loan to be prepaid. Promptly following receipt of any such notice, Agent shall advise the Lenders of the contents thereof. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 2.4, the Borrower shall pay any related Early Termination Fee. SECTION 3. INTEREST AND FEES 3.1 Interest. (a) Borrower shall pay to Agent, for the benefit of Lenders, interest on the Term Loan Outstandings at the applicable Interest Rate. All interest accruing hereunder on and after the date of any Event of Default (for as long as such Event of Default is continuing) or termination hereof shall be payable on demand. (b) Interest shall be payable by the Borrower to Agent, for the account of the Lenders, monthly in arrears not later than the first Business Day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which such interest accrues. In computing interest on the Term Loan, the date of the making of the Term Loan or the first day of an Interest Period applicable to the Term Loan shall be included, and the date of payment of the Term Loan or the expiration date of an Interest Period applicable to the Term Loan shall be excluded; provided that, if the Term Loan is repaid on the same day on which it is made in accordance with the terms of this Agreement, one day’s interest shall accrue on the Term Loan. In no event shall charges constituting interest payable by the Borrower to Agent and the Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto. 3.2 Fees. (a) The Borrower shall pay to Agent the fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein. To the extent payment in full of any applicable fee due to the Lenders is received by Agent from the Borrower, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender. 3.3 Changes in Laws and Increased Costs of the Term Loan. (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), (ii) a Funding Bank or any Lender complies with any future guideline or request from any Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies

49 LEGAL 4871-0055-7611v 22 with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Term Loan or its Term Loan Commitment (other than any increased cost resulting from (A) Taxes (as to which Section 6.5 and the limitations thereto shall govern) or (B) changes in the basis of taxation of overall net income by the jurisdiction under the laws of which the Agent or such Lender is organized or in which the Agent’s or such Lender’s lending office is located or any political subdivision thereof), then the Borrower and the Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify such Lender, as the case may be, against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost and the calculation thereof, including reasonable supporting information, shall be submitted to the Borrower by Agent or the applicable Lender and shall be prima facie evidence, absent manifest error. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (y) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a change in law after the date hereof regardless of the date enacted, adopted, issued or implemented. (b) Prior to requesting indemnification from the Borrower for any material increased costs described in Sections 3.3(a) hereto (“Increased Costs”), (i) any Lender affected by any Increased Costs (an “Affected Lender”) shall make commercially reasonable efforts to designate a different lending office, if such designation would prevent the accruing of Increased Costs or decrease the amount thereof by a material amount, and would not, in the commercially reasonable judgment of Affected Lender, be otherwise disadvantageous to Affected Lender, and (ii) if such designating of a different lending office would, in the reasonable judgment of Affected Lender, be disadvantageous to Affected Lender, then such Lender shall either: (A) assign all of its rights and obligations under this Agreement to an Eligible Transferee, if such assignment would eliminate or materially reduce the amount of the Increased Costs, and would not, in the reasonable judgment of Affected Lender, be disadvantageous to Affected Lender; or (B) offer the Borrower to repay within fifteen (15) Business Days after written notice provided to the Borrower (with a copy to Agent) to that effect, all of Affected Lender’s interest in the Term Loan. Any repayment by the Borrower pursuant to this

50 LEGAL 4871-0055-7611v 22 Section 3.3(b)(ii)(B) shall be made directly to the Affected Lender without giving effect to Section 6.4, Section 6.9 or any other provision in this Agreement to the contrary. 3.4 Administration of the Benchmark. (a) If prior to any Interest Payment Date, Agent determines in its sole discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Benchmark, (ii) the applicable Benchmark is no longer in existence, (iii) continued implementation of the Benchmark is no longer administratively feasible or no significant market practice for the administration of the Benchmark exists, (iv) the Benchmark will not adequately and fairly reflect the cost to the Lenders of making or maintaining the Term Loan or (v) the administrator of the applicable Benchmark or a Governmental Authority having jurisdiction over the administrator of the applicable Benchmark has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans (each, a “Benchmark Transition Event”), Agent may give notice thereof to the Borrower, whereupon the rate that will replace the Benchmark for the accrual period immediately succeeding such Interest Payment Date, and for all subsequent accrual periods until such notice has been withdrawn by Agent, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to such benchmark rate (if any) incorporated therein) and (ii) the Floor, in lieu of the then-applicable Benchmark, together with any proposed Benchmark Administration Changes, as determined by Agent its sole discretion. (b) Subject to Section 3.4(a), Agent will have the right to make Benchmark Administration Changes from time to time with respect to the Benchmark (including any Benchmark Replacement Rate) and such changes will become effective without any further action or consent of any other party to this Agreement. 3.5 Interest Act (Canada). (a) For the purpose of complying with the Interest Act (Canada), it is expressly stated that: (i) where interest is calculated pursuant hereto at a rate based upon a 360 day period (for the purposes of this Section the “first rate”), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360; (ii) where interest is calculated pursuant hereto at a rate based on a 365 day period (for the purposes of this Section the “second rate”), the yearly rate or percentage of interest to which the second rate is equivalent is the second rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365; (iii) the parties hereto acknowledge that (i) the rates of interest charged under this Agreement are intended to be on the nominal rate method and are not effective rates or yields and (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and

51 LEGAL 4871-0055-7611v 22 (iv) each of the Loan Parties confirms that it fully understands and is able to calculate the rates of interest and fees applicable to any amount payable hereunder based on the methodology for calculating per annum rates provided for in this Agreement. The First Lien Administrative Agent agrees that if requested in writing by the Borrowers it will calculate the nominal and effective per annum rate of interest or fees on any amount payable hereunder at the time of such request and provide such information to the Borrower’s Representative promptly following such request; provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Borrowers of any of their obligations under this Agreement or any other Financing Agreement, nor result in any liability to the First Lien Administrative Agent or any Lender. To the extent permitted by law, each of the Loan Parties hereby irrevocably agree not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any other Financing Agreement, that the interest or fees payable under this Agreement or any other Financing Agreement and the calculation thereof has not been adequately disclosed to the Borrowers whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle. SECTION 4. CONDITIONS PRECEDENT The obligation of Lenders to make the Term Loan is subject to the satisfaction, or waiver (in accordance with Section 11.4), immediately prior to or concurrently with the making of the Term Loan, of each of the following conditions precedent: (a) Agent shall have received a certificate from the Secretary or other Authorized Officer of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors, member(s), manager(s) or other governing body, as applicable, authorizing such Loan Party’s execution, delivery, and performance of this Agreement and the other Financing Agreements to which it is a party; (ii) authorizing specific officers of such Loan Party to execute the same; (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party; (iv) attesting to such Loan Party’s articles, bylaws, limited liability company agreement or other governing document (including, without limitation, any unanimous shareholder agreement or shareholder declaration), as applicable, as the same may be amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date; (v) attesting to such Loan Party’s certificate or articles of incorporation, certificate or articles of formation, notice of articles or other charter document, as applicable, such charter document to be certified as of a recent date (not more than thirty (30) days prior to the Closing Date) by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of incorporation, organization or formation, as applicable, of such Loan Party; and (vi) attesting to a certificate of good standing or any equivalent in any relevant jurisdiction, existence or status, as applicable, of such Loan Party, such certificate to be dated within seven (7) days of the Closing Date and certified by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of incorporation, organization or formation, as applicable, of such Loan Party; (b) no material adverse change shall have occurred and be continuing in the assets or business of the Borrower since the date of Agent’s latest field examination and no change or event shall have occurred which would materially impair the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to

52 LEGAL 4871-0055-7611v 22 which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral; (c) Agent shall have received satisfactory financial projections of the Borrower and the Guarantors for the fiscal years ending 2022 through 2025; (d) all fees, costs and expenses payable by the Borrower, as of the effectiveness of this Agreement, under the terms of this Agreement, the Fee Letter and the other Financing Agreements shall have been paid in full; (e) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to the Borrower and the Guarantors with respect to the Financing Agreements and such other matters as Agent may reasonably request; (f) this Agreement and the other Financing Agreements to be entered into on or prior to the Closing Date and all instruments and documents hereunder and thereunder shall have been duly executed by the applicable parties thereto and delivered to Agent, in form and substance reasonably satisfactory to Agent; (g) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects on and as of the Closing Date (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); (h) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or before any Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Term Loan or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) would reasonably be expected to have a Material Adverse Effect; (i) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of the Term Loan and immediately after giving effect thereto; (j) Agent shall have received a duly completed written calculation in form and substance reasonably acceptable to the Agent, dated as of Closing Date, certified by an Authorized Officer of the Borrower, which shall evidence that after giving effect to the making of the Term Loan and the other transactions contemplated to be effective on the Closing Date, on a pro forma basis, Liquidity shall not be less than $3,000,000; (k) Delivery of a Funds Flow Memorandum; (l) (A) appraisals by a third party appraiser acceptable to the Agent of all Inventory, Accounts and Credit Card Receivables of the Borrower, the results of which are

53 LEGAL 4871-0055-7611v 22 satisfactory to the Agent and (B) a written report regarding the results of a commercial finance examination of the Borrower and the Guarantors, which shall be reasonably satisfactory to the Agent; (m) Agent shall have received the documentation and other information requested by Agent at least ten (10) days prior to the Closing Date required by bank regulatory authorities under applicable “know your customer” rules and anti-money laundering rules and regulations, including the Patriot Act, including, in particular, the Borrower’s duly executed IRS Form W 9s or other applicable tax forms; (n) all governmental and third party approvals, if any, necessary in connection with this Agreement and the transactions contemplated hereby (including equity interest holder approvals, if any) shall have been obtained on terms reasonably satisfactory to Agent and shall be in full force and effect; (o) Agent shall have received evidence satisfactory to the Agent that the legacy seed business has been sold; (p) Agent shall have received a duly executed certificate from an Authorized Officer of the Borrower certifying that the conditions precedent set forth in clauses (b), (g), (h), (i), (j), (o) and (u) of this Section 4 have been satisfied as of the Closing Date; (q) Agent shall have received a duly executed certificate from an Authorized Officer of the Borrower certifying that the Loan Parties, taken as a whole, are Solvent and will continue to be Solvent immediately after giving effect to (i) this Agreement and the other Financing Agreements, (ii) the payment of all fees and expenses to be paid by the Loan Parties in connection with this Agreement and the other Financing Agreements and (iii) the other transactions to be consummated in connection with this Agreement and the other Financing Agreements; (r) Agent shall have received the results of a recent lien search in each jurisdiction where each Loan Party is organized, formed or incorporated, as applicable, and in each other jurisdiction reasonably requested by the Agent no later than five (5) Business Days prior to the Closing Date, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 9.8, or discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation satisfactory to Agent; (s) Agent shall have received the results of a recent Intellectual Property search for each Loan Party in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, the Netherlands Patent Office, the Benelux Office for Intellectual Property Office, the European Office for Intellectual Property, the World Intellectual Property Office and any other appropriate offices as the Agent may reasonably request no later than five (5) Business Days prior to the Closing Date, each such search to be reasonably satisfactory to Agent; (t) Agent shall have received (i) if applicable, the certificates representing the Capital Stock pledged pursuant to the Pledge Agreement, together with an undated stock power (or other appropriate instruments of transfer) for each such certificate executed in blank by an

54 LEGAL 4871-0055-7611v 22 Authorized Officer of the pledgor thereof and (ii) each promissory note (if any) pledged to Agent pursuant to this Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; (u) No Loan Party shall have any outstanding Indebtedness for borrowed money other than Indebtedness permitted under Section 9.9; (v) Agent shall have received the duly executed Fifth Third Consent and all lien releases and related release documentation related thereto; (w) Agent shall have received duly executed Dutch Security Documents with respect to each Dutch Obligor; (x) Agent shall have received duly executed copies of: (i) the Dutch Security Agreement; (ii) a Dutch law governed deed of disclosed pledge over the registered shares in ARI Logistics B.V.; (iii) a Dutch law governed deed of disclosed pledge over the registered shares in Conscious B.V.; (iv) a Dutch law governed deed of disclosed pledge over the registered shares in Shavita B.V.; and (v) a Dutch law governed deed of disclosed pledge over the registered shares in Greenlane Holdings EU B.V.; (y) Agent shall have received, as applicable, the certificates representing the Capital Stock pledged pursuant to the Collateral Documents, together with undated stock transfer powers (or other appropriate instruments of transfer) for each such certificate executed in blank by an Authorized Officer of the pledgor thereof, and such pledged Capital Stock shall have been perfected by control in favor of Agent pursuant to the UCC; (z) Agent shall have received the unaudited consolidated balance sheets and related statements of income, changes in equity, and cash flows of the Borrower, in each case, for each fiscal month ending after December 31, 2021 and ended at least forty-five (45) days prior to the Closing Date; (aa) Investment committee approval; (bb) Agent shall have received duly executed Deposit Account Control Agreements and Investment Property Control Agreements, in form and substance reasonably satisfactory to Agent, with respect to the Deposit Accounts and Investment Property owned by the Borrower and the Guarantors as of the Closing Date;

55 LEGAL 4871-0055-7611v 22 (cc) Agent shall have received duly executed Intellectual Property Security Agreements, in form and substance reasonably satisfactory to Agent, with respect to the Intellectual Property owned by the Borrower and the Guarantors as of the Closing Date; (dd) Agent shall have received copies of financing statements, in form and substance reasonably satisfactory to Agent, for each Loan Party, such financing statements to be filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect Agent’s Liens in and to the Collateral; (ee) Agent shall have received a list of proposed Excluded Assets from Borrower, in form and substance reasonably acceptable to Agent, at least ten (10) Business Days prior to the Closing Date; (ff) Agent shall have received all insurance certificates required to be delivered pursuant to and in accordance with Section 9.5(b) hereof; and (gg) Such other items as Agent may reasonably request. SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST 5.1 Grant of Security Interest. To secure payment and performance of all Obligations, the Borrower and each Guarantor hereby grants to Agent, for itself and the benefit of the Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, as security, all of the following personal property and fixtures, and interests in personal property and fixtures, of the Borrower and each Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Secured Party, collectively, the “Collateral”), including: (a) all Accounts; (b) all General Intangibles; (c) all Intellectual Property; (d) all IP License Agreements; (e) all Goods, including but not limited to Inventory and Equipment; (f) all Chattel Paper, including, all tangible and electronic Chattel Paper; (g) all Instruments, including but not limited to all promissory notes; (h) all Documents; (i) all Deposit Accounts; (j) all letters of credit, banker’s acceptances and similar instruments and including all Letter-of-Credit Rights;

56 LEGAL 4871-0055-7611v 22 (k) all Supporting Obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) Goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed Goods and (iv) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors; (l) all (i) Investment Property (including, but not limited to, Securities, whether certificated or uncertificated, Securities accounts, Security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of the Borrower or any Guarantor now or hereafter held or received by or in transit to Agent, any Lender or their respective Affiliates or at any other depository or other institution from or for the account of the Borrower or any Guarantor, whether for pledge, custody, transmission, collection or otherwise; (m) all commercial tort claims, including but not limited to those identified in Schedule 5.2(g) hereto; (n) to the extent not otherwise described above, all Receivables; (o) all Records; and (p) all accessions to, substitutions for and replacements, products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Borrower and the Guarantors shall not be deemed to have granted a security interest in, (i) any personal and Real Property, fixtures and interest of the Borrower or any Guarantor which are not assignable or are incapable of being encumbered as a matter of law (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), except for the products and proceeds thereof (except to the extent such products and proceeds would independently be subject to this clause (i)) and (ii) the Borrower’s or any Guarantor’s rights or interests in any license, contract or agreement with respect to Intellectual Property (which is not owned by the Borrower or such Guarantor) to which the Borrower or such Guarantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under applicable law, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which the Borrower or such Guarantor is a party (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (except for the products and proceeds thereof); provided, however, upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Borrower or such Guarantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect. Notwithstanding the foregoing, the Collateral shall

57 LEGAL 4871-0055-7611v 22 exclude any rights to any Intellectual Property or IP License Agreements that would be cancelled or rendered invalid or unenforceable under applicable law by the grant of a security interest created pursuant to the terms of this Agreement, for as long as such prohibition or reason for invalidity under applicable law exists, except for the products and proceeds thereof that would not independently be subject to this sentence. If the Borrower or any Guarantor is required to deliver an estoppel letter with respect to any leasehold to the landlord party to such lease (or to the mortgagor of such landlord), the Collateral shall also exclude any rights to such leasehold to the extent necessary to permit the Borrower or such Guarantor to certify that such leasehold is not subject to any assignment or hypothecation, and solely for purposes of such estoppel letter. 5.2 Perfection of Security Interests. (a) The Borrower and each Guarantor irrevocably and unconditionally authorizes Agent (or its agent or designees) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and the Borrower or such Guarantor as debtor, as Agent may reasonably require, and including any other information with respect to the Borrower or such Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction, as Agent may reasonably determine, together with any amendments and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Any such financing statements may indicate the Collateral as (i) all assets of the debtor now owned or hereafter acquired or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction or (ii) by any other description which reasonably approximates the description contained herein. The Borrower and each Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and the Borrower or such Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments and continuations with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and such amendments and continuations, if any). The Borrower and each Guarantor hereby authorizes Agent to adopt on behalf of the Borrower and such Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and the Borrower or any Guarantor as debtor includes assets and properties of the Borrower or such Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by the Borrower or such Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral, provided, that, the inclusion of the description of assets and properties of the Borrower or such Guarantor that do not constitute Collateral in any financing statement shall not be deemed a grant of a security interest in such asset of the Borrower or such Guarantor in favor of Agent and the Secured Parties. In no event shall the Borrower or any Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and the Borrower or such Guarantor as debtor without the prior written consent of Agent. The Borrower and each Guarantor acknowledges that it is not authorized to file any

58 LEGAL 4871-0055-7611v 22 financing statement, amendment, termination statement or correction statement with respect to any financing statement without the prior written consent of Agent. (b) The Borrower and each Guarantor does not have any Chattel Paper (whether tangible or electronic) or Instruments as of the Closing Date, except as set forth in the Perfection Certificate. In the event that the Borrower or any Guarantor shall be entitled to or shall receive any Chattel Paper or Instrument after the date hereof, which together with all other Chattel Paper or Instruments that the Borrower has become entitled to or has received after the date hereof has an aggregate fair market value in excess of $100,000, the Borrower and the Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of the Borrower or any Guarantor (including by any agent or representative), the Borrower or such Guarantor shall deliver, or cause to be delivered, to Agent all such tangible Chattel Paper and Instruments that the Borrower or such Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent’s option, the Borrower and each Guarantor shall, or Agent may, at any time on behalf of the Borrower or any Guarantor, cause the original of any such Instrument or Chattel Paper with an aggregate fair market value in excess of $100,000, to be conspicuously marked in a form and manner acceptable to Agent with the following legend (or any substantially similar legend, as Agent may agree to in its reasonable discretion) referring to Chattel Paper or Instruments as applicable: “This [chattel paper] [instrument] is subject to the security interests of WhiteHawk Capital Partners LP and any sale, transfer, assignment or encumbrance of this [chattel paper] [instrument] violates the rights of such secured party.” (c) In the event that the Borrower or any Guarantor shall at any time hold or acquire an interest in any electronic Chattel Paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, or any similar or successor act, law or statute in any applicable jurisdiction) which together with all other electronic Chattel Paper or “transferable record” that the Borrower or any Guarantor has become entitled to or has received after the date hereof has an aggregate fair market value in excess of $100,000, the Borrower or such Guarantor shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, the Borrower or such Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic Chattel Paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, or any similar or successor act, law or statute in any jurisdiction. (d) The Borrower and each Guarantor does not have any Deposit Accounts as of the Closing Date, except as set forth in the Perfection Certificate. The Borrower and the Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any Deposit Account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of the Borrower or any Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual

59 LEGAL 4871-0055-7611v 22 at such bank with whom the Borrower or such Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be an Eligible Depository Bank or shall be reasonably acceptable to Agent and (iii) within fifteen (15) Business Days after the opening of such Deposit Account (or such longer period as may be agreed to by the Agent in writing), the Borrower or such Guarantor shall either (A) deliver to Agent a Deposit Account Control Agreement with respect to such Deposit Account duly authorized, executed and delivered by the Borrower or such Guarantor and the bank at which such Deposit Account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to such Deposit Account on terms and conditions reasonably acceptable to Agent; provided, that, to the extent a Deposit Account Control Agreement has not been delivered to Agent as of the Closing Date for any Deposit Account in existence at such time, the Borrower or such Guarantor shall deliver Deposit Account Control Agreements for such Deposit Accounts pursuant to Section 9.29. The terms of this subsection (d) shall not apply Excluded Accounts or the Deposit Accounts listed on Schedule 7 to the extent any such Deposit Account (x) is not closed within sixty (60) days of the Closing Date, (y) becomes an Excluded Account or (z) becomes subject to a Deposit Account Control Agreement within sixty (60) days of the Closing Date. Agent shall not exercise control over any Deposit Account until an Event of Default has occurred, and thereafter for only so long as it is continuing, and Agent shall cease to exercise control over any Deposit Accounts at such time as no Event of Default is then continuing. (e) The Borrower and each Guarantor does not own or hold, directly or indirectly, beneficially or as record owner or both, any Investment Property, as of the Closing Date, or has any investment account, Securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the Closing Date, in each case except as set forth in the Perfection Certificate. (i) In the event that the Borrower or any Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated Securities, which together with all other certificated Securities that the Borrower or such Guarantor holds or acquires an interest in after the date hereof have an aggregate fair market value in excess of $100,000, the Borrower or such Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any Securities, now or hereafter acquired by the Borrower or any Guarantor are uncertificated and are issued to the Borrower or such Guarantor or its nominee directly by the issuer thereof, and such Securities together with all other such Securities acquired by the Borrower or such Guarantor have an aggregate fair market value in excess of $100,000, the Borrower or such Guarantor shall immediately notify Agent thereof and either (A) cause the issuer to agree to comply with instructions from Agent as to such Securities, without further consent of the Borrower or any Guarantor or such nominee (it being understood that Agent shall not give any such issuer any such instructions unless an Event of Default has occurred and is continuing) or (B) arrange for Agent to become the registered owner of the Securities. (ii) The Borrower and the Guarantors shall not, directly or indirectly, after the date hereof, open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a Deposit Account, or temporary accounts established in connection with the disposition of an asset) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied:

60 LEGAL 4871-0055-7611v 22 (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of the Borrower or such Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom the Borrower or such Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent and (C) within fifteen (15) Business Days after the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, the Borrower or such Guarantor shall either (1) execute and deliver, or cause to be executed and delivered, to Agent an Investment Property Control Agreement with respect to such account, duly authorized, executed and delivered by the Borrower or such Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such Investment Property on terms and conditions reasonably acceptable to Agent; provided, that, to the extent an Investment Property Control Agreement has not been delivered to Agent as of the Closing Date for any investment account, securities account or other similar account with a securities intermediary or commodity intermediary in existence at such time, the Borrower or such Guarantor shall deliver an Investment Property Control Agreement with respect to such accounts pursuant to Section 9.29. Agent shall not exercise control over any investment account, securities account, commodity account or other similar account (other than any Deposit Accounts which shall be governed by Section 5.2(d) above) unless an Event of Default has occurred, and thereafter for only so long as it is continuing, and Agent shall cease to exercise control over any investment account, securities account, commodity account or other similar account at such time as no Event of Default is then continuing. (f) The Borrower and the Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the Closing Date, except as set forth in the Perfection Certificate. In the event that the Borrower or any Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, which together with all other letters of credit, banker’s acceptances and similar instruments that the Borrower or such Guarantor has become entitled to or has received after the date hereof has an aggregate fair market value in excess of $100,000, the Borrower or such Guarantor shall promptly notify Agent thereof in writing. The Borrower or such Guarantor shall promptly either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated Person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by the Borrower or such Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct upon the occurrence and during the continuance of an Event of Default or (ii) cause Agent to become, at the Borrower’s expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be) upon the occurrence and during the continuance of an Event of Default.

61 LEGAL 4871-0055-7611v 22 (g) Except as set forth in Schedule 5.2(g) hereto, on the Closing Date, the Borrower and the Guarantors do not have any commercial tort claims with respect to which the amount claimed exceeds $100,000 and either a written demand therefor has been made or legal action has commenced. In the event that the Borrower or any Guarantor shall at any time after the date hereof have any commercial tort claims with respect to which the amount claimed exceeds $100,000 and either a written demand therefor has been made or legal action has commenced, or if any Event of Default exists, upon Agent’s request, if the Borrower or any Guarantor has any commercial tort claims, the Borrower or such Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by the Borrower or such Guarantor (other than a Canadian Guarantor) to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by the Borrower or such Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by the Borrower or such Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and the Borrower or such Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, the Borrower and each Guarantor shall promptly upon Agent’s reasonable request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim. (h) The Borrower and the Guarantors do not have any Goods, documents of title or other Collateral in the custody, control or possession of a third party as of the Closing Date, except as set forth in the Perfection Certificate and except for Goods located in the United States or Canada in transit to a location of the Borrower or a Guarantor permitted herein in the ordinary course of business of the Borrower or such Guarantor in the possession of any carrier transporting such Goods (the parties confirming that transport between warehouses, or ordinary course third party services including label application and printing on products is "ordinary course"). In the event that any Goods covered by documents of title or other Collateral with a fair market value in excess of $25,000 are at any time after the date hereof in the custody, control or possession of any other Person not referred to in the Perfection Certificate or such carriers, the Borrower and the Guarantors shall promptly notify Agent thereof in writing. Promptly upon Agent’s reasonable request, the Borrower and the Guarantors shall deliver to Agent a Collateral Access Agreement, subject to Section 9.29 hereof, duly authorized, executed and delivered by such Person and the Borrower or Guarantor that is the owner of such Collateral, so long as the fair market value of all Collateral located at such locations without a Collateral Access Agreement shall not exceed $100,000 in the aggregate or $25,000 per each individual location. (i) The Borrower and each Guarantor will use commercially reasonable efforts to defend the Intellectual Property material to the business of the Borrower and its Guarantors against the claims of all persons. If any Intellectual Property is material to the conduct of the Borrower’s or any Guarantor’s business or has material economic value, the Borrower or such Guarantor, as the case may be, shall not permit the expiration or abandonment of such Intellectual

62 LEGAL 4871-0055-7611v 22 Property without the prior written consent of Agent (which consent shall not be unreasonably withheld). If, before the Obligations have been satisfied in full and the Financing Agreements have been terminated, the Borrower or any Guarantor shall obtain or acquire any new Trademark, Copyright or Patent registration or file or acquire any new Trademark, Copyright or Patent application, the Borrower shall give Agent notice thereof in the compliance certificate delivered to Agent pursuant to Section 9.6(a)(i), Section 9.6(a)(ii) or Section 9.6(a)(iii) hereof. (j) Until the Obligations shall have been Paid in Full and the Financing Agreements have been terminated (other than indemnification and other contingent obligations not yet accrued at such time), the Borrower and each Guarantor shall use commercially reasonable efforts to preserve and maintain all rights in the Trademarks and the other Intellectual Property; provided, that the Borrower and the Guarantors are not required to preserve or maintain any trademarks which are not material to the Borrower’s business or have no material economic value. Any expenses incurred in connection with such actions shall be borne by the Borrower. (k) Subject to Section 9.2 hereof, the Borrower and the Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment and perfection of (with the priority required by the Financing Agreements), and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, PPSA or other applicable law, to the extent, if any, that the Borrower’s or any Guarantor’s signature thereon is required therefor, (ii) upon Agent’s request after the occurrence and during the continuance of an Event of Default, causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States, Canada, or any state, province or territory thereof, as to any Collateral if compliance with such provision is (a) a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral or (b) otherwise reasonably requested by Agent, (iv) obtaining the required consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, and taking all actions required by other law, as applicable in any relevant jurisdiction and (v) executing, delivering and filing Intellectual Property Security Agreements substantially in the form of Exhibit H or Exhibit J attached hereto in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, the Netherlands Patent Office, the Benelux Office for Intellectual Property, the European Union Intellectual Property Office, the European Patent Office and the World Intellectual Property Organization, as applicable, and any other appropriate filing offices as the Agent may reasonably request. The Agent is further authorized to file with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, the Netherlands Patent Office, the Benelux Office for Intellectual Property, the European Union Intellectual Property Office, the European Patent Office and the World Intellectual Property Organization (or any successor office thereof) such documents as may be reasonably necessary or advisable for the purpose of perfecting or confirming the security interest granted by the Borrower and the Guarantors, without the signature of the Borrower or the Guarantors (only if such signature cannot reasonably be obtained by the Agent), and naming the Borrower and any of the Guarantors as debtors and the Agent as the secured party.

63 LEGAL 4871-0055-7611v 22 (l) The Borrower and each Guarantor does not own or hold, directly, indirectly, beneficially or as record owner or both, any Capital Stock in any ULC, and nothing in this Agreement or any other Financing Agreement are or shall be deemed to make Agent or any Lender be considered to be a “member” or “shareholder”, as applicable, of a ULC for the purposes of any ULC Law. SECTION 6. COLLECTION AND ADMINISTRATION 6.1 Borrower Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Term Loan Outstandings and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time and shall be deemed conclusive absent manifest error or omissions. 6.2 Statements. Agent shall render to Borrower each month a statement setting forth the balance in the Borrower’ loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and Guarantors and conclusively binding upon Borrower and Guarantors as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been received by Borrower. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower and Guarantors. 6.3 Collection of Accounts. (a) Each Borrower and Guarantor shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.10 hereto and subject to Section 5.2(d) hereof such other banks as such Borrower or Guarantor may hereafter select and which shall be reasonably satisfactory to the Agent. The banks set forth on Schedule 8.10 hereto constitute all of the banks with which Borrower and Guarantors have deposit account arrangements and merchant payment arrangements as of the Closing Date and identifies each of the Deposit Accounts at such banks that are used solely for receiving receipts on behalf of a Borrower or Guarantor or otherwise describes the nature of the use of such Deposit Account by such Borrower or Guarantor. (i) Each Loan Party shall establish and maintain, at its expense, Deposit Accounts with such banks as are reasonably acceptable to Agent (the “Blocked Accounts”) into which such Loan Party shall promptly either cause all amounts of such Loan Party to be sent as provided in Section 6.3(a) above or shall itself deposit or cause to be deposited all proceeds of Collateral, including all proceeds from sales of Inventory, all amounts payable to such Loan Party from Credit Card Issuers and Credit Card Processors, and all other proceeds of Collateral. Any Eligible Depository Bank shall be deemed acceptable to Agent.

64 LEGAL 4871-0055-7611v 22 (ii) Borrower and Guarantors shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof. Without limiting any other rights or remedies of Agent or Lenders, Agent may, at its option, and shall (at the direction of Required Lenders), instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Agent Payment Account at any time that an Event of Default is continuing and Agent shall send to Borrower a copy of any such written instruction sent by Agent to the depository bank promptly thereafter. At all times that Agent shall have notified any depository bank to transfer funds from a Blocked Account to the Agent Payment Account, all payments made to such Blocked Accounts, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations. (b) For purposes of calculating the Term Loan Outstandings, any payment made pursuant to Section 6.3(a)(ii) will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit the applicable loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations in accordance with Section 6.4(a) hereof on the same Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time, by 11:00 a.m. New York City time and if not, then on the next Business Day. (c) Upon the occurrence and during the continuance of an Event of Default, the Borrower and each Guarantor and their respective employees, agents and Subsidiaries or other Affiliates shall receive and promptly remit to Agent, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower’s or Guarantor’s own funds. Borrower agree to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other Deposit Account or investment account is established or any other bank, financial institution or other Person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank, financial institution or other Person. The obligations of Borrower to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement. 6.4 Payments. (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any

65 LEGAL 4871-0055-7611v 22 Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: (i) first, to pay any fees, indemnities or expense reimbursements then due to Agent from any Borrower or Guarantor; (ii) second, to pay any fees, indemnities, or expense reimbursements then due to Lenders from any Borrower or Guarantor; (iii) third, to pay interest due in respect of the Term Loan (and including any Special Agent Advances); (iv) fourth, to pay or prepay principal in respect of Special Agent Advances; (v) fifth, to pay or prepay principal in respect of the Term Loan; and (vi) sixth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines. Notwithstanding anything to the contrary contained in this Agreement, (A) to the extent any Borrower uses any proceeds of the Term Loan to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from the Term Loan that were not used for such purposes and second to the Obligations arising from Term Loan the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral. (b) Subject to Section 6.5, Borrower shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrower and Guarantors shall be liable to pay to Agent and Lenders, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds so surrendered or returned and to the extent thereof. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement. 6.5 Taxes. (a) Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Financing Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction

66 LEGAL 4871-0055-7611v 22 or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 6.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes. (c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 6.5, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent. (d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Financing Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to setoff and apply any and all amounts at any time owing to such Lender under any Financing Agreement or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this paragraph (e). (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Agreement shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the

67 LEGAL 4871-0055-7611v 22 Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 6.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Agreement, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B)

68 LEGAL 4871-0055-7611v 22 of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or (4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-1, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; (D) if a payment made to a Lender under any Financing Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and (E) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable Borrower or Agent to determine the amount of Tax (if any) required by law to be withheld. (g) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of

69 LEGAL 4871-0055-7611v 22 additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Survival. Each party's obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Agreement (including the Payment in Full of the Obligations). 6.6 Use of Proceeds. (a) The Borrower shall use the proceeds of the Term Loan hereunder only to (i) pay for costs, expenses and fees in connection with this Agreement, the other Financing Agreements and the consummation of any other permitted transactions contemplated hereby which will take place on or about the Closing Date and (ii) finance general operating, working capital and other proper corporate purposes of the Borrower not otherwise prohibited by the terms hereof. None of the proceeds of the Term Loan will be used, directly or indirectly, (x) for the purpose of purchasing or carrying any margin security, (y) for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or (z) for any other purpose which might cause the Term Loan to be considered a “purpose credit” within the meaning of Regulation U of the Federal Reserve Board, as amended. (b) Neither the Borrower nor any Guarantor shall use, and the Borrower and each Guarantor shall ensure that its Subsidiaries and their respective directors, officers and agents shall not use, the proceeds of the Term Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, dealings, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. No Loan Party shall use any revenue or benefit derived

70 LEGAL 4871-0055-7611v 22 from any activity or dealing with a Sanctioned Person for the purpose of discharging amounts owing to the Lenders. 6.7 Appointment of Borrower as Agent for Receipts of Statements. (a) Borrower and each Guarantor hereby irrevocably appoints Greenlane Holdings, Inc. as Borrower and, as such constitutes Borrower as its respective agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements. (b) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor. (c) The Borrower may execute any of its duties as the Borrower hereunder and under any other Financing Agreements by or through Authorized Officers. (d) No purported termination of the appointment of Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent. 6.8 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement or as otherwise agreed by Lenders: (a) the Term Loan shall be made among the Lenders based on their respective Pro Rata Shares as to the Term Loan and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares of the Term Loan, as applicable, and shall be distributed accordingly. 6.9 Sharing of Payments, Etc. (a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on the Term Loan owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof. (b) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or participations resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and participations and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments

71 LEGAL 4871-0055-7611v 22 shall be shared by all such Lenders ratably in accordance with their respective Pro Rata Shares; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. (c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Term Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation. (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Secured Parties and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim. 6.10 Settlement Procedures. (a) No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make the Term Loan hereunder. (b) Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Term Loan and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on the Closing Date. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m.

72 LEGAL 4871-0055-7611v 22 (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a part of the Term Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower of such failure and Borrower shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrower’s receipt of such notice, which shall constitute a payment on account of Obligations. (c) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Term Loan Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Term Loan Commitment. 6.11 Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or the Term Loan Commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. SECTION 7. COLLATERAL REPORTING AND COVENANTS 7.1 Collateral Reporting. (a) Borrower and Guarantors shall maintain complete and accurate books and records in all material respects with respect to the Collateral owned by it. Borrower and Guarantors shall provide Agent with the following documents in a form reasonably satisfactory to Agent: (i) promptly after the end of (but in no event more than fifteen (15) Business Days thereafter) each fiscal month, so long as no Event of Default has occurred and is continuing and no Increased Reporting Period is then in effect (at any time an Event of Default has occurred and is continuing or if an Increased Reporting Period is in effect, weekly on each Wednesday (or if such day is not a Business Day, then the next succeeding Business Day)), a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding fiscal month for monthly reporting (or the Friday of the immediately preceding week for weekly reporting) as to the Inventory, duly completed and executed by the chief financial officer, vice president of finance, treasurer, controller, chief accounting officer and senior vice president – accounting & finance, or other similar financial officer of Borrower (or if no such officer has been appointed or elected, the sole member of the Borrower), together with all schedules required pursuant to the terms of the Borrowing Base

73 LEGAL 4871-0055-7611v 22 Certificate duly completed, including but not limited to an inventory summary report by category as determined by Borrower in accordance with their current and prior inventory management policies (and upon Agent’s reasonable request, upon the occurrence and during the continuance of an Event of Default letter of credit inventory summary) and identifying where such Inventory is located; (ii) promptly after the end of (but in no event more than fifteen (15) Business Days thereafter) each fiscal month, so long as no Event of Default has occurred and is continuing and no Increased Reporting Period is then in effect (at any time an Event of Default has occurred and is continuing or if an Increased Reporting Period is in effect, weekly on each Wednesday (or if such day is not a Business Day, then the next succeeding Business Day)), a schedule and aging of the Borrower’ accounts payable, delivered electronically in a text formatted file reasonably acceptable to Agent; (iii) promptly after the end of (but in no event more than fifteen (15) Business Days thereafter) each fiscal month, so long as no Event of Default has occurred and is continuing and no Increased Reporting Period is then in effect (at any time an Event of Default has occurred and is continuing or if an Increased Reporting Period is in effect, weekly on each Wednesday (or if such day is not a Business Day, then the next succeeding Business Day)), inventory summary reports by location and category of Inventory (including the amounts of Inventory and the aggregate value thereof at each retail store location and at premises of warehouses or other third parties or is consigned Inventory); and (iv) in connection with the delivery of the financial statements pursuant to Section 9.6(a)(i), Section 9.6(a)(ii) and Section 9.6(a)(iii), a compliance certificate by the chief financial officer, vice president of finance, treasurer or controller or other similar financial or senior officer of Borrower (or if no such officer has been appointed or elected, the sole member of Borrower) consisting of: (1) a statement confirming there are no material past due amounts owing to owners and lessors of leased premises (including retail store locations), warehouses, fulfillment centers, processors, custom brokers, freight forwarders and other third parties from time to time in possession of any Collateral having an aggregate Value (with respect to Inventory or Equipment) or an aggregate value (with respect to all other Collateral) equal to or greater than $100,000, (2) the addresses of all new retail store or distribution center locations of Borrower and Guarantors opened and existing retail store or distribution center locations closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this clause, (3) a list of any new Deposit Account established by any Borrower or Guarantor with any bank or other financial institution, including the Borrower or Guarantor in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such compliance certificate, and (4) a statement that all sales and use taxes have been paid when due as of the date of the compliance certificate, except as specifically described in such compliance certificate and except where the non-payment of such sales and use taxes involves an aggregate amount of less than $50,000. (b) Upon Agent’s reasonable request, Borrower shall provide Agent with the following documents in a form reasonably satisfactory to Agent: (i) perpetual inventory summary reports by SKU for each retail location, (ii) summary reports on sales and use tax collections,

74 LEGAL 4871-0055-7611v 22 deposits and payments, including monthly sales and use tax accruals, (iii) a report of aggregate credit card sales for the requested period, including the amount of the chargebacks, fees, and credits with respect thereto and providing an aging of such related Receivables identifying those outstanding more than five (5) Business Days since the sale date giving rise thereto, and (iv) true, correct and complete copies of all agreements, documents and instruments relating to any Permitted Acquisition which Agent has not otherwise received. (c) Upon Agent’s reasonable request, Borrower shall provide such other reports as to the Collateral as Agent shall reasonably request from time to time. If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further reasonable services, in each case, at any time that an Event of Default has occurred and is continuing. 7.2 Accounts Covenants. (a) Borrower shall notify Agent promptly of the assertion of any claims, offsets, defenses or counterclaims by any Account Debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such Persons or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds $100,000 in any one case or $250,000 in the aggregate. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of a Borrower’s business in accordance with the current and prior practices of such Borrower. So long as an Event of Default has occurred and is continuing, no Borrower shall, without the prior written consent of Agent, settle, adjust or compromise any material claim, offset, counterclaim or dispute with any Account Debtor, Credit Card Issuer or Credit Card Processor. At any time that an Event of Default has occurred and is continuing, Agent shall, at its option, have the exclusive right to approve, settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances. (b) Each Borrower shall notify Agent promptly of: (i) any notice of a material default by such Borrower under any of the Credit Card Agreements, (ii) any default by such Borrower which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower, and (iii) any notice from any Credit Card Issuer or Credit Card Processor that such Person is ceasing or suspending, or will or may cease or suspend, any present or future payments due or to become due to any Borrower from such Person, or that such Person is terminating or will or may terminate any of the Credit Card Agreements. (c) Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise. 7.3 Inventory Covenants. With respect to the Inventory: (a) the Borrower and each Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping

75 LEGAL 4871-0055-7611v 22 correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower and Guarantors shall conduct physical counts of the Inventory (excluding Inventory located in retail stores that have not been open for more than twelve (12) months) either through periodic cycle counts or wall to wall counts, so that all Inventory located at distribution centers and retail stores that have been open for more than twelve (12) months is subject to such counts at least once each year but at any time or times as Agent may request upon the occurrence and during the continuance of an Event of Default, and promptly following such physical counts of the Inventory (whether through periodic cycle counts or wall to wall counts) shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrower and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except (i) for sales of Inventory in the ordinary course of its business, (ii) for sales, returns and exchanges of Inventory to manufacturers and suppliers in the ordinary course of business; (iii) to move Inventory directly from one location set forth or permitted herein to another such permitted location and (iv) for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrower shall, at their expense, no more than two (2) times in any twelve (12) month period (or one (1) additional time in any twelve (12) month period as Agent may request but not at Borrower’ expense), but at any time or times as Agent may reasonably request upon the occurrence and during the continuance of an Event of Default or if there is a Material Adverse Effect (at Borrower’ sole expense), deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrower and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, to the extent applicable, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto and any comparable applicable laws in any other jurisdiction, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) as between Agent and Secured Parties and Borrower and Guarantors, the Borrower and each Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate the Borrower or any Guarantor to repurchase such Inventory other than returns and exchanges of Inventory from customers in the ordinary course business of the Borrower or such Guarantor consistent with the then current return policy of the Borrower or such Guarantor; (i) Borrower and Guarantors shall keep the Inventory in good and marketable condition; and (j) Borrower and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval except for (x) magazines, stationery and greeting cards, and (y) perishable food stuffs of a de minimis value. 7.4 Delivery of Instruments, Chattel Paper and Documents. In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the Closing Date hold or acquire

76 LEGAL 4871-0055-7611v 22 any Chattel Paper or Instruments constituting Collateral or any Documents evidencing or constituting Collateral which together with all other Chattel Paper, Instruments and Documents that Borrower or Guarantor holds or acquires an interest in after the date hereof have an aggregate fair market value in excess of $100,000, such Borrower or Guarantor shall promptly deliver to Agent any such Chattel Paper, Instruments and/or Documents along with such other documents as Agent may reasonably require pursuant to which such Borrower or Guarantor will pledge such additional Collateral. Such Borrower or Guarantor herby authorizes Agent to attach such supplemental documents to this Agreement and agrees that all additional Collateral owned by it set forth in such supplemental documents shall be considered to be part of the Collateral. 7.5 Power of Attorney. (a) Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all Persons reasonably designated by Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s, Guarantor’s or Agent’s name, to: (i) at any time an Event of Default has occurred and is continuing (A) demand payment on Receivables or other Collateral, (B) clear Inventory the purchase of which was financed with letters of credit through U.S. Customs or foreign export control authorities in any Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in Borrower’s, Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (C) enforce payment of Receivables by legal proceedings or otherwise, (D) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (E) in a commercially reasonable manner, sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (F) settle, adjust, compromise, extend or renew an Account, (G) discharge and release any Receivable, (H) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor or other such Borrower or Guarantor in respect of any Receivables or other Collateral, (I) notify the post office authorities to change the address for delivery of remittances from Account Debtors or other Borrower or Guarantors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to any Borrower or Guarantor and handle and store all mail relating to the Collateral, provided, that Agent shall turn over to such Borrower or Guarantor any such mail that that does not constitute a remittance from an Account Debtor or other Borrower or Guarantor in respect of Receivables or other proceeds of Collateral; (J) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements; (K) with respect to Intellectual Property, execute, deliver and record, any and all agreements, instruments, documents and papers to evidence the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of Borrower and Guarantors relating thereto or represented thereby, assign any Intellectual Property or license, throughout the world; (ii) at any time an Event of Default has occurred and is continuing, (A) have access to any lockbox or postal box into which remittances from Account Debtors or other Borrower or Guarantors in respect of Receivables or other proceeds of Collateral are sent or received, (B) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (C) take control in any

77 LEGAL 4871-0055-7611v 22 manner of any item of payment in respect of Receivables or constituting collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (D) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Agent’s security interest in the Collateral, (E) to contact and enter into one or more agreements with the issuers of uncertificated Securities which are Collateral or with securities intermediaries holding Collateral as may be necessary or advisable to give Agent Control over such Collateral, (F) to demand payment or enforce payment of the Receivables in the name of Agent or such Borrower or Guarantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (G) to sign such Borrower’s or Guarantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Borrower or Guarantor, assignments and verifications of Receivables, (H) to settle, adjust, compromise, extend or renew the Receivables, (I) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (J) to prepare, file and sign such Borrower’s or Guarantor’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Receivables, and (K) to change the address for delivery of mail addressed to such Borrower or Guarantor to such address as Agent may designate and to receive, open and dispose of all mail addressed to such Borrower or Guarantor, (iii) at any time to (A) endorse Borrower’s name upon any Chattel Paper, document, Instrument, invoice, or similar document or agreement relating to any Receivable or any Goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (B) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to Account Debtors or any secondary Guarantors or other Guarantors in respect thereof. Such Borrower or Guarantor agrees to reimburse Agent on demand for any payment made or any expense incurred by Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Borrower or Guarantor of any of its obligations under this Agreement. All acts of said attorney or designee are hereby ratified and approved. The powers conferred on Agent, for the benefit of the Agent and Lenders under this Section 7.5 are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct. (b) Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS SECTION 7.5 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER AGENT, NOR ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE

78 LEGAL 4871-0055-7611v 22 SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. 7.6 Right to Cure. Agent may, at its option, upon written notice to Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that materially and adversely affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s reasonable judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrower on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly. 7.7 Access to Premises. From time to time as reasonably requested by Agent, at the cost and expense (subject to Section 9.23 hereof) of Borrower, (a) Agent or its designee shall have reasonable access, so as (if no Event of Default has occurred and is continuing) not to interfere with the operations of the Borrower or any Guarantor, to all of the Borrower’s and Guarantors’ premises during normal business hours and after notice to Borrower, or at any reasonable time and without notice to the Borrower or any Guarantor if an Event of Default has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of the Borrower’s and each Guarantor’s leases, books and records, including the Records, and (b) the Borrower and each Guarantor shall promptly furnish to Agent such copies of such leases, books and records or extracts therefrom as Agent may request (subject to the confidentiality agreement set forth in Section 13.5 hereof), and Agent or any Lender or Agent’s designee may use during normal business hours such of the Borrower’s and Guarantors’ personnel, Equipment, supplies and premises as may be reasonably necessary for the foregoing (and as will not materially interfere with the business of the Loan Parties) and if an Event of Default has occurred and is continuing for the collection of Receivables and realization of other Collateral. Borrower and Guarantors further agree that during the course of such on-site Record examinations, Agent may review reports by retail store location of sales and operating profits of Borrower and Guarantors, but may not make copies of such reports or remove them from such Borrower’s or Guarantor’s premises. SECTION 8. REPRESENTATIONS AND WARRANTIES The Borrower and each Guarantor hereby represents and warrants to Agent and Lenders the following, the truth and accuracy of which are a condition precedent to the making of the Term Loan:

79 LEGAL 4871-0055-7611v 22 8.1 Corporate Existence, Power and Authority. The Borrower and each Guarantor is duly organized and in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those other jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within the Borrower’s and each Guarantor’s company powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of the Borrower’s or any Guarantor’s certificate or articles of formation, certificate or articles of incorporation, notice of articles, articles or bylaws, limited liability company agreement, operating agreement, any unanimous shareholders agreement or shareholder declaration, any other applicable organizational documentation or any indenture, agreement or undertaking (including, without limitation, any Material Contract) to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or its property are bound, (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of the Borrower or any Guarantor and (e) require any approval of any holder of Capital Stock of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect, except (i) with respect to clause (c) above, where such contravention of law would not have a Material Adverse Effect, (ii) with respect to clause (d) above, the creation of the security interest in the Collateral in favor of Agent and Secured Parties pursuant to the terms of the Financing Agreements and (iii) with respect to clause (e) above, in the case of Material Contracts, the failure to obtain such consents and approvals would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. This Agreement and the other Financing Agreements to which the Borrower or any Guarantor is a party constitute legal, valid and binding obligations of the Borrower and such Guarantor enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally or by general equitable principles. 8.2 Works council. The Agent shall have received from each Dutch Obligor a confirmation by an authorized signatory of the Dutch Obligor that there is no works council with jurisdiction over the transactions as envisaged by any Financing Agreement to which it is a party and that there is no obligation for the Dutch Obligor to establish a works council pursuant to the Works Council Act (Wet op de Ondernemingsraden), or, if a works council is established, a confirmation that all consultation obligations in respect of such works council have been complied with and that positive unconditional advice has been obtained, attaching a copy of such advice and a copy of the request for such advice. 8.3 Name; State of Organization; Chief Executive Office; Collateral Locations. (a) The exact legal name of the Borrower and each Guarantor as of the Closing Date is as set forth on the signature page to this Agreement and in the Perfection Certificate. The Borrower the Guarantors have not, during the five (5) years prior to the Closing Date, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation,

80 LEGAL 4871-0055-7611v 22 or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets outside of the ordinary course of business, except as set forth in the Perfection Certificate. (b) As of the Closing Date, the Borrower and each Guarantor is an organization of the type and organized, formed or incorporated, as applicable, in the jurisdiction set forth in the Perfection Certificate. As of the Closing Date, the Perfection Certificate accurately sets forth the federal employer identification number of the Borrower and each Guarantor. (c) The chief executive office and mailing address of the Borrower and each Guarantor and the Borrower’s and each Guarantor’s Records concerning Accounts are located only at the addresses identified as such in Schedule 8.3 hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.3 hereto, in each case as of the Closing Date subject to the rights of the Borrower or any Guarantor to establish new locations after the Closing Date in accordance with Section 9.2 below. The Perfection Certificate correctly identifies, as of the Closing Date, any of such locations which are not owned by the Borrower or any Guarantor and sets forth the owners and/or operators of all such locations. 8.4 Centre of main interests and establishments. For the purposes of the Insolvency Regulation, the centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) for each Dutch Obligor is in the Netherlands and it has no "establishment" (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction. 8.5 Financial Statements; No Material Adverse Effect. All financial statements relating to the Borrower or any Guarantor which have been or may hereafter be delivered by the Borrower or any Guarantor to Agent and/or the Lenders have been prepared in accordance with GAAP (except as otherwise disclosed in any notes thereto and as indicated in the notes thereto and as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of the Borrower and such Guarantor as of the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by the Borrower and the Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or would reasonably be expected to have a Material Adverse Effect since the date of the most recent audited financial statements of the Borrower or any Guarantor furnished by the Borrower or any Guarantor to Agent prior to the date of this Agreement. The projections for the fiscal years ending 2022 through 2023, and for each fiscal quarter in 2024 through 2026, that have been delivered to Agent or any projections hereafter delivered to Agent have been prepared in light of the past operations of the businesses of the Borrower and the Guarantors and are based upon estimates and assumptions stated therein, all of which the Borrower and the Guarantors have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of the Borrower and the Guarantors of the future financial performance of the Borrower and the Guarantors and of the other information projected therein for the periods set forth therein. 8.6 Priority of Liens; Title to Properties. Upon the filing of the UCC or, to the extent applicable, PPSA financing statements required pursuant to the Financing Agreements and the recording of Intellectual Property Security Agreements substantially in the form of Exhibit H or Exhibit J attached hereto with the United States Patent and Trademark Office and/or the United

81 LEGAL 4871-0055-7611v 22 States Copyright Office, the Canadian Intellectual Property Office, the Netherlands Patent Office, the Benelux Office for Intellectual Property, the European Union Intellectual Property Office, the European Patent Office and the World Intellectual Property Organization, as applicable, the security interests and liens granted to Agent under this Agreement and the other Financing Agreements shall constitute valid and perfected liens and security interests in and upon the Collateral in accordance with the terms hereof and with the priority required by the Financing Agreements, subject only to the liens indicated on Schedule 8.6 hereto and the other liens permitted under Section 9.8 hereof (a) except for Borrower’s money, and vehicles and other assets the perfection of a security interest in which is governed by Section 9-303 of the Uniform Commercial Code, (b) subject to, with respect to Deposit Accounts, Section 5.2(d) hereof, and (c) with respect to Intellectual Property, only if and to the extent perfection may be achieved by the filing of security interests in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, the Netherlands Patent Office, the Benelux Office for Intellectual Property, the European Union Intellectual Property Office, the European Patent Office and the World Intellectual Property Organization, except that additional filings may have to be made in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, the Netherlands Patent Office, the Benelux Office for Intellectual Property, the European Union Intellectual Property Office, the European Patent Office and the World Intellectual Property Organization, as applicable, to perfect the security interest and lien of Agent in any issuances, registrations, or applications for registration of any Intellectual Property acquired by the Borrower or any Guarantor after the date hereof. The Borrower and each Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to, or a license, option or other right to use, all of its other properties and assets subject to no liens, mortgages, pledges, security interests, charges or other encumbrances of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.6 hereto or permitted under Section 9.8 hereof. 8.7 Tax Returns. The Borrower and each Guarantor has filed, or caused to be filed, in a timely manner (including any extensions) all Federal income Tax returns and all other material Tax returns, reports and declarations which are required to be filed by it. All information in such Tax returns, reports and declarations is complete and accurate in all material respects. The Borrower and each Guarantor has paid or caused to be paid all Taxes due and payable or claimed due and payable in any assessment received by it, except Taxes (a) the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Borrower or such Guarantor and with respect to which adequate reserves have been set aside on its books or (b) the non-payment of which could not reasonably be expected to have a Material Adverse Effect. Adequate provision has been made for the payment of all accrued and unpaid material Federal, state, provincial, territorial, county, local, foreign and other Taxes whether or not yet due and payable and whether or not disputed. 8.8 Litigation. Except as set forth on Schedule 8.8 hereto, there is no investigation, action, suit, proceeding or claim by any Governmental Authority or Person pending, or to the best of the Borrower’s or any Guarantor’s knowledge, after due inquiry, threatened in writing, against or affecting the Borrower or any Guarantor, its or their assets or business, or against or affecting any transactions contemplated by this Agreement that (i) is not covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result

82 LEGAL 4871-0055-7611v 22 in a Material Adverse Effect or (ii) involves any challenge to the validity or enforceability of any material provision of any Financing Agreement (including, without limitation, any provision relating to the Borrower’s or any Guarantor’s obligations to repay the Obligations or any provision relating to the validity or perfection of any lien created by any Financing Agreement). 8.9 Compliance with Other Agreements and Applicable Laws. The Borrower and the Guarantors are not in default in any respect under, or in violation in any material respect of any the terms of, any agreement, contract (including, without limitation, any Material Contract), instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound which would reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower and the Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their businesses. 8.10 Environmental Compliance. (a) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower, the Guarantors and any Subsidiary of the Borrower or any Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or any permit issued to the Borrower or any Guarantor under Environmental Law and (ii) the operations of the Borrower, the Guarantors and any Subsidiary of the Borrower or any Guarantor complies in all material respects with all Environmental Laws and all permits issued to the Borrower and the Guarantors under Environmental Law. (b) Except as would not reasonably be expected to have a Material Adverse Effect, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person nor is any pending or, to the best of the Borrower’s or any Guarantor’s knowledge, threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or any Guarantor and any Subsidiary of the Borrower or any Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials by the Borrower or any Subsidiary of the Borrower or any other environmental matter involving the Borrower or any Subsidiary of the Borrower. (c) Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower, the Guarantors and their respective Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials. (d) Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower, the Guarantors and their respective Subsidiaries have all permits required to be obtained or filed in connection with the operations of the Borrower and the Guarantors under

83 LEGAL 4871-0055-7611v 22 any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other permits are valid and in full force and effect. (e) This Section 8.8 sets forth the sole representations and warranties of the Borrower and the Guarantors with respect to Environmental Laws and Hazardous Materials and, notwithstanding any other provision in this Agreement to the contrary, no other representation or warranty is made in this Agreement with respect to environmental matters. 8.11 Employee Benefits. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Plan has been established, maintained, funded, operated and administrated in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law and each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or a favorable opinion letter) from the Internal Revenue Service or is still within the remedial amendment period (as defined in Section 401(b) of the Code) to obtain a favorable determination letter and, to the best of the Borrower’s and each Guarantor’s knowledge, nothing has occurred that would reasonably be expected to cause the revocation of such letter or the unavailability of reliance on such letter. The Borrower and each Guarantor and its respective ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan. (b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no pending or, to the best of the Borrower’s and each Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan and (ii) there has been no non-exempt prohibited transaction under Section 406 of ERISA or violation of the fiduciary responsibility rules under Section 404(a)(1) of ERISA with respect to any Plan. (c) Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of the assets of each Plan (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not exceeded by such Plan’s liabilities under Section 4001(a)(16) of ERISA in an amount that would reasonably be expected to have a Material Adverse Effect; (iii) the Borrower, the Guarantors and their respective ERISA Affiliates have not incurred, nor do any of them reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any of its ERISA Affiliates have incurred, nor do any of them reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither Borrower nor any of its ERISA Affiliates has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA; and (vi) no Plan is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) that provides post- termination or retiree life insurance, health or other welfare benefits to any person, except pursuant

84 LEGAL 4871-0055-7611v 22 to Section 4980B of the Code or any other applicable law and with respect to which the recipient pays the full premium cost of such coverage. (d) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) each Canadian Pension Plan, if any, has been registered, maintained and is being maintained in compliance with its terms and with the requirements of applicable laws relating thereto and (ii) all contributions or premiums required to be made or paid by any Loan Party to or in respect of any Canadian Pension Plan, if any, have been made or paid in accordance with the terms of such Canadian Pension Plan and applicable requirements of applicable laws relating thereto. 8.12 Bank Accounts. All of the Deposit Accounts, investment accounts or other accounts in the name of or used by the Borrower or any Guarantor maintained at any bank or other financial institution are set forth in Schedule 8.12 hereto, subject to the right of the Borrower and each Guarantor to establish new accounts in accordance with Section 5.2 hereof. 8.13 Intellectual Property. The Borrower and each Guarantor owns or licenses or otherwise has the right to use all Intellectual Property reasonably necessary for the operation of its business as presently conducted (collectively, “IP Rights”). As of the Closing Date, the Borrower and the Guarantors do not own any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, the Netherlands Patent Office, the Benelux Office for Intellectual Property, the European Union Intellectual Property Office, the European Patent Office and the World Intellectual Property Organization, or any similar office or agency in the United States, Canada, the Netherlands, or any state, province or territory thereof, any political subdivision thereof or in any other country or supra-national registry, other than those described in Schedule 8.13(a) hereto and, as of the Closing Date, has not granted any licenses with respect to any Intellectual Property that is material to the conduct of the Borrower’s or such Guarantor’s business other than as set forth in Schedule 8.13(b) hereto (other than non-exclusive licenses granted in the ordinary course, in each case in connection with the respective businesses of the Borrower or any Guarantors). The Borrower and each Guarantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to all Intellectual Property used in the operation of its business, or, in the case of licenses and options granted to the Borrower or such Guarantor with respect to Intellectual Property owned by other Persons, the Borrower or each Guarantor, as the case may be, has a valid and enforceable license, option or other right, as the case may be, to use such Intellectual Property; and except as could not reasonably be expected to have a Material Adverse Effect, the Intellectual Property owned by the Borrower and each Guarantor is valid, subsisting, unexpired (except as the result of the expiration of patents and copyrights at the end of their statutory term) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or part. Except as described in Schedule 8.13(c) hereto, to the Borrower’s and each Guarantor’s knowledge, no event has occurred which would reasonably be expected to result in after notice or passage of time or both, the revocation, suspension or termination of Intellectual Property rights included in the Collateral, the revocation, suspension or termination of which would reasonably be expected to have a Material Adverse Effect. To the best of the Borrower and the Guarantors’ knowledge, no IP Rights, advertising, product, process, method, substance, part or other material used by the Borrower or any Guarantor in the operation of their respective businesses as currently conducted infringes upon any rights

85 LEGAL 4871-0055-7611v 22 held by any Person. No written claim or litigation regarding any of the IP Rights is pending or threatened against the Borrower or any Guarantors. Schedule 8.13(d) hereto sets forth all of the agreements or other arrangements of the Borrower and the Guarantors pursuant to which the Borrower or such Guarantor has a license, option or other right to use any trademarks, logos, designs or other Intellectual Property that is material to the Borrower’s or such Guarantor’s business and owned by another Person as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by the Borrower or any Guarantor after the Closing Date, collectively, the “IP License Agreements” and individually, an “IP License Agreement”). Each IP License Agreement is in full force and effect and the Borrower or Guarantor, as applicable, is not in default and does not have knowledge of any default that has occurred by the other party thereto, and each such IP License Agreement constitutes the legally valid and binding obligation of the Borrower or Guarantor, as applicable, and the other party thereto, enforceable against, the Borrower or Guarantor, as applicable, and the other party thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles. No material Trademark, Copyright or other Intellectual Property at any time used by the Borrower or any Guarantor which is owned by another Person, or owned by the Borrower or any Guarantor is subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any Person other than Agent, is affixed to any Eligible Inventory, except (i) to the extent permitted under the terms of the IP License Agreements listed on Schedule 8.13(e) hereto or (ii) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by the Borrower or any Guarantor under applicable law (including the United States Copyright Act of 1976 or any similar Canadian law). As of the date hereof, the Borrower and the Guarantors do not license any Intellectual Property. No former or current employee, consultant or independent contractor of the business of the Loan Parties has asserted in writing against the Borrower or any Guarantors any claim or right to any Intellectual Property owned by the Borrower or any Guarantor. The Borrower and the Guarantors have taken all commercially reasonable and necessary steps to maintain and enforce their material Intellectual Property and IP License Agreements. 8.14 Subsidiaries; Capitalization; Solvency. (a) The Borrower and each Guarantor does not have any direct or indirect Subsidiaries and is not engaged in any joint venture or partnership except as set forth in Schedule 8.14 hereto and except as may be acquired, formed or entered into in connection with a Permitted Acquisition or otherwise and in accordance with Section 9.24 hereof. (b) The Borrower and each Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.14 hereto as being owned by the Borrower or such Guarantor and, except as described on Schedule 8.14 hereto, there are no proxies, irrevocable or otherwise, with respect to such shares and no equity Securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Capital Stock or Securities convertible into or exchangeable for such shares.

86 LEGAL 4871-0055-7611v 22 (c) As of the Closing Date, the issued and outstanding shares of Capital Stock of the Borrower and each Guarantor are directly and beneficially owned and held by the Persons indicated in the Perfection Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except for liens created hereunder and under the other Financing Agreements or as permitted by Section 9.8 hereof. (d) The Borrower and the Guarantors, taken as a whole, are Solvent prior to, and will continue to be Solvent immediately after giving effect to, the creation of the Obligations, the granting of the security interests in favor of Agent contemplated hereunder and the other transactions contemplated hereunder and under the other Financing Agreements. 8.15 Labor Matters. (a) Set forth on Schedule 8.15 hereto is a list of all collective bargaining or similar agreements between or applicable to the Borrower or any Guarantor and any union, labor organization or other bargaining agent in respect of the employees of the Borrower or any Guarantor in force on the Closing Date. (b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) there is no unfair labor practice complaint pending against the Borrower or any Guarantor or, to the best of the Borrower’s or any Guarantor’s knowledge, threatened against the Borrower or any Guarantor before the National Labor Relations Board or any similar administrative tribunal of any state, Canada or province or territory therein, having jurisdictive authority over the Borrower or any Guarantor, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Closing Date against the Borrower or any Guarantor or, to best of the Borrower’s or any Guarantor’s knowledge, threatened against the Borrower or any Guarantor, (ii) there is no strike, lockout, labor dispute, slowdown or stoppage is pending against the Borrower or any Guarantor or, to the best of the Borrower’s or any Guarantor’s knowledge, threatened against the Borrower or any Guarantor and (iii) the Borrower and each Guarantor is in compliance with all applicable laws and orders with respect to employment (including applicable laws regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining). 8.16 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement, the other Financing Agreements or any other agreement with respect to Indebtedness of the Borrower or any Guarantor permitted hereunder, there are no contractual restrictions binding on any Subsidiary of the Borrower or any Guarantor which prohibit or otherwise materially restrict (unless permitted pursuant to Section 9.17) (a) the transfer of cash or other assets (i) between the Borrower or any Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of the Borrower or any Guarantor or (b) the ability of the Borrower or any Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral. 8.17 Material Contracts. Schedule 8.17 hereto sets forth all Material Contracts to which the Borrower or any Guarantor is a party or is bound as of the Closing Date. The Borrower and

87 LEGAL 4871-0055-7611v 22 the Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the Closing Date. The Borrower and the Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract except as would not result in a Material Adverse Effect. 8.18 Credit Card Agreements. Set forth in Schedule 8.18 hereto is a correct and complete list of all of the Credit Card Agreements existing as of the Closing Date between or among any Borrower, Guarantor or any of their Subsidiaries, the Credit Card Issuers and/or the Credit Card Processors. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of the Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.18 hereto. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and to the best of each Borrower’s and Guarantor’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. Except as could not reasonably be expected to (a) have a Material Adverse Effect or (b) result in the cessation of the transfer of payments under any Credit Card Agreement to Blocked Accounts as required under this Agreement, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a material default or a material event of default under any of the Credit Card Agreements has occurred and is continuing. The applicable Borrower and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder which constitute proceeds of Eligible Credit Card Receivables. As of the Closing Date, Borrower have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements. 8.19 Investment Company Status. Neither the Borrower nor any Guarantor nor any of their respective Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. 8.20 Accuracy and Completeness of Information. All information furnished by or on behalf of the Borrower or any Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction, when taken as a whole, contemplated hereby or thereby, including all information on the Perfection Certificate is true and correct in all material respects on and as of the date which such information is dated or certified and does not omit any material fact necessary in order to make such information not materially misleading. Since the date of the most recently delivered audited financial statements described in Section 8.5, no event or circumstance has occurred which has had or would reasonably be expected to have a Material Adverse Effect which has not been fully and accurately disclosed to Agent in writing prior to the date hereof. 8.21 Survival of Representations and Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement. The representations and warranties set forth herein shall

88 LEGAL 4871-0055-7611v 22 be cumulative and in addition to any other representations or warranties which the Borrower or any Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender. 8.22 Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and each Guarantor, their respective Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower and such Guarantor, its employees, agents and third party representatives, are in compliance with Anti- Corruption Laws and applicable Sanctions in all material respects and are not engaged in any activity that would reasonably be expected to result in the Borrower or any Guarantor being designated as a Sanctioned Person. None of (a) the Borrower or any Guarantor, any Subsidiary or any of their respective directors, officers or employees or (b) to the knowledge of the Borrower or any such Guarantor or Subsidiary, any employee or agent of the Borrower or any such Guarantor or Subsidiary that will act in any capacity in connection with or benefit from the Term Loan established hereby, is a Sanctioned Person. The Term Loan, use of proceeds or other transactions contemplated by this Agreement or the other Financing Agreements will not violate Anti- Corruption Laws or applicable Sanctions. 8.23 Regulatory Compliance. (a) The Borrower and each Guarantor possesses all licenses, permits and registrations (including but not limited to those issued by the Alcohol and Tobacco Tax and Trade Bureau, the Federal Communications Commission, the U.S. Environmental Protection Agency, the U.S. Department of Agriculture, the Food and Drug Administration, the U.S. Customs and Border Protection, the U.S. Center for Disease Control and Prevention’s Office on Smoking and Health and, to the extent applicable, any Governmental Authority responsible for granting licenses, permits or registrations under any applicable Canadian Law or Dutch Law) that are required to be obtained for the operation of its business subject to renewal in the ordinary course of business, except where the failure to possess such licenses, permits and registrations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All such licenses, permits and registrations are in full force and effect, and there are no actions pending or threatened in writing or, to the Borrower’s or each Guarantor’s knowledge, otherwise threatened by any Governmental Authority that seek the revocation, cancellation, suspension or adverse modification thereof, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower and each Guarantor is in compliance with all such licenses, permits and registrations, except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (b) In the three (3) years prior to the Closing Date, the Borrower and each Guarantor has been in compliance with the Federal Trade Commission Act and, to the extent applicable, the Cannabis Act, with respect to the advertising and promotion, product descriptions, and claims for the products it sells, except to the extent that such non-compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any Guarantor has received written notice of and, to the Borrower’s and each Guarantor’s knowledge, there is no written claim filed by the Federal Trade Commission or under the Cannabis Act against the Borrower or such Guarantor, alleging any violation of any of

89 LEGAL 4871-0055-7611v 22 the laws implemented by it, except to the extent that such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Since the date on which the Dutch Obligors were acquired by the Borrower, (i) no inventory has been sold by the Dutch Obligors the purchase or sale of which is or was reasonably likely to be in violation of the Dutch Opium Act or any other Dutch law, other than the sale of Cannabis seeds by ARI Logistics B.V. and (ii) the proceeds of the sale of Cannabis seeds in or from the Netherlands was no more than 2% of overall revenue of the Dutch Obligors originally, and no more than 1% of overall revenue of the Dutch Obligors in the year prior to the Closing Date. 8.24 Patriot Act. Each Loan Party is in compliance with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans or other extensions of credit made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. 8.25 Cannabis Licenses and Permitted Business As of the Closing Date: (a) Each of the Borrower and the Subsidiaries have, where necessary for the operation of the Permitted Business in compliance with applicable requirements of law (except with respect to Federal Cannabis Laws), obtained all Cannabis Licenses and other required permits, licenses, registrations, qualifications and approvals, in all jurisdictions in which they conduct or propose to conduct their Permitted Business, unless the failure to obtain such permit, license, registration, qualification or approval or Cannabis License could not reasonably be expected to have a Material Adverse Effect. (b) Such Cannabis Licenses and other permits, licenses, registrations, qualifications and approvals are valid and fully effective, except for any failure that could not reasonably be expected to have a Material Adverse Effect. (c) Each Loan Party and each Subsidiary have taken all commercially reasonable actions necessary for the validity and effectiveness of such Cannabis Licenses and other permits, license registrations, qualifications and approvals and do not anticipate any variations or difficulties in renewing such licenses, permits, registrations or qualifications or any other required license, permit, registration, or qualification, except in each case as could not reasonably be expected to have a Material Adverse Effect (and except in each case with respect to Federal Cannabis Laws). (d) No Loan Party or any Subsidiary is engaged in any business other than the Permitted Business and business activities incidental or related thereto and permitted by Section 9.16.

90 LEGAL 4871-0055-7611v 22 (e) The cultivation, production and storage of each Loan Party’s products occurs solely in facilities that have all licenses necessary under applicable law to engage in such cultivation, production and storage activities (except with respect to Federal Cannabis Laws). 8.26 Fiscal Unity for Dutch Tax Purposes. A fiscal unity (fiscale eenheid) for Dutch tax purposes, if any, consists of Loan Parties only. SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS Until the Obligations have been Paid in Full, the Borrower and each Guarantor, on behalf of themselves and their respective Subsidiaries, covenants and agrees, jointly and severally with all of the other Guarantors and the Lenders, to the covenants contained in this Section 9; provided that, notwithstanding anything to the contrary in this Section 9, all references to the defined terms “Subsidiaries” or “Subsidiary” in this Section 9 shall exclude any Foreign Subsidiary. 9.1 Maintenance of Existence. (a) Except as permitted by Section 9.6, the Borrower and each Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and material rights with respect thereto and maintain in full force and effect all material governmental licenses, Intellectual Property, IP License Agreements, approvals, authorizations, leases, contracts and permits reasonably necessary to carry on the business as presently conducted, except where the failure to so preserve, renew or keep in full force and effect would not result in a Material Adverse Effect. (b) Each Dutch Obligor shall maintain its centre of main interests in the Netherlands for the purpose of the Insolvency Regulation. (c) Neither the Borrower nor any Guarantor shall change its name, type of organization, jurisdiction of organization, formation or incorporation, as applicable, or other legal structure unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from the Borrower or such Guarantor of such proposed change (or such shorter notice period as the Agent may agree to in its reasonable discretion), which notice shall accurately set forth the new name and (ii) Agent shall have received a copy of the amendment to the certificate or articles of formation, organization or incorporation, as applicable, of the Borrower or such Guarantor providing for such change, certified by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of incorporation, formation or organization, as applicable, of the Borrower or such Guarantor as soon as it is available. (d) Neither the Borrower nor any Guarantor shall change its chief executive office, its mailing address or its organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days prior written notice from the Borrower or such Guarantor of such proposed change, which notice shall set forth such information with respect thereto as Agent may require, and Agent shall have received such agreements as Agent may reasonably require in connection therewith. 9.2 New Collateral Locations. The Borrower and each Guarantor may only open new locations within the United States and Canada. The Borrower or such Guarantor shall (a) give

91 LEGAL 4871-0055-7611v 22 Agent ten (10) days prior written notice of the intended opening of any such new location at which Collateral will be located and (b) execute and deliver, or cause to be executed and delivered, to Agent such agreements, documents and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral held at such location; provided that the fair market value of all Collateral located at such locations not subject to Collateral Access Agreements shall not exceed $100,000 in the aggregate or $25,000 per each individual location; provided, further, that no Collateral Access Agreement will be required by Agent for any leased location that is ceasing operations, except that if the fair market value of all of the Collateral located at such location exceeds $25,000 thirty (30) days after the Closing Date, then the Borrower or such Guarantor shall execute and deliver, or cause to be executed and delivered, to Agent a Collateral Access Agreement. 9.3 Compliance with Laws, Regulations, Etc. (a) The Borrower and each Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all respects with all laws, rules, regulations, licenses, approvals, orders and other permits applicable to it and duly observe all applicable requirements of any foreign, Federal, state, provincial, territorial or local Governmental Authority, the Code, the Fair Labor Standards Act of 1938, as amended, all Federal, state, provincial, territorial and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including Federal Cannabis Laws, Cannabis Laws, the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder, and the Federal Food, Drug, and Cosmetic Act, as amended, and all regulations, rules, guidance and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, Anti-Corruption Laws and applicable Sanctions. (b) The Borrower shall give written notice to Agent promptly upon the Borrower’s or any Guarantor’s receipt of any notice of the following, except if the condition giving rise to such notice could not reasonably be expected to have a Material Adverse Effect (collectively, “Environmental Events”): (i) the occurrence of any event involving the unpermitted release, spill or discharge, threatened or actual, of any Hazardous Material by the Borrower or any Guarantor or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to (A) any non-compliance with or violation of any Environmental Law by the Borrower or any Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material by the Borrower or any Guarantor (as applicable) other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all non-privileged environmental surveys, audits, assessments, feasibility studies and results of remedial investigations conducted in connection with an Environmental Event shall be promptly furnished, or caused to be furnished, by the Borrower or such Guarantor to Agent. The Borrower and each Guarantor shall take prompt action to respond to any such material non-compliance with any of the Environmental Events and shall regularly report to Agent on its response. (c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of the Borrower or any Guarantor in order to avoid any non-compliance, with any Environmental Law, except with respect to such non-compliance that could not

92 LEGAL 4871-0055-7611v 22 reasonably be expected to have a Material Adverse Effect, the Borrower shall, at Agent’s reasonable request and the Borrower’s expense: (i) cause an independent environmental consultant reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws (including sampling and analysis, if necessary) has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non- compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such consultant whenever the scope of such non-compliance, or the Borrower’s or such Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect. (d) The Borrower and each Guarantor shall indemnify and hold harmless Agent and the Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material on any property of the Borrower or resulting from the Borrower’s conduct, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of the Borrower or any Guarantor and the preparation and implementation of any closure, remedial or other required plans relating to such Hazardous Materials except to the extent such losses, claims, damages, liabilities, costs, and expenses arise out of or are attributable to the gross negligence, bad faith or willful misconduct of Agent or any Lender. All indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement. (e) No Loan Party shall engage in any Cannabis Activity in any jurisdiction that is not a Cannabis Jurisdiction and other than in accordance with such Cannabis Jurisdiction's applicable Cannabis Laws. No Loan Party shall engage in any Cannabis Activity, including advertising or promotional activities, that would directly or indirectly cause it to become subject to the laws of any jurisdiction that is not a Cannabis Jurisdiction. (f) Excluding in each case, the Federal Cannabis Laws as they relate to Cannabis and except where such violation or default could not be reasonably expected to result in a Material Adverse Effect, as of the Closing Date, neither the Borrower nor any Subsidiary or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate any applicable law, or is in material default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority binding on a Loan Party. (g) With regard to the conduct of the Permitted Business, as of the Closing Date, the Borrower and the Subsidiaries are in compliance with all licensing, legislation, regulations, bylaws or other lawful requirements of any Governmental Authority in each jurisdiction where they carry on their business (other than United States Federal Governmental Authorities in connection with the Federal Cannabis Laws), except where the non-compliance with such requirements could not reasonably be expected to have an adverse effect on the Borrower and the Subsidiaries in any material respect.

93 LEGAL 4871-0055-7611v 22 (h) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted (except with respect to the Federal Cannabis Laws as they relate to Cannabis); and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (casualty events and ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, unless, in each case, the failure to do so could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, maintain in good standing and keep effective all Cannabis Licenses material to the operation of the Permitted Business and take such commercially reasonable action to maintain the assets, rights, privileges, permits, licenses and franchises material to the operation of the Permitted Business and ensure that the cultivation, production and storage of its products occurs solely in facilities that have all licenses necessary under applicable law (except with respect to the Federal Cannabis Laws as they relate to Cannabis) except to the extent such failure would not result in an Event of Default under Section 10.1(o). (i) Comply in all material respects with all Contractual Obligations and requirements of law (including ERISA, the Patriot Act, the U.S. Foreign Corrupt Practices Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Corruption of Foreign Public Officials Act (Canada), in each case, as amended from time to time and all applicable Environmental Laws), except (i) to the extent non-compliance would not have an adverse effect on the Borrower and the Subsidiaries or the Obligations in any material respect and (ii) with respect to Federal Cannabis Laws and any rules or regulations promulgated thereunder so long as the Permitted Business is in violation of Federal Cannabis Laws. 9.4 Payment of Taxes and Claims. The Borrower and each Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all Taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for Taxes (a) the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Borrower, such Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books or (b) the non-payment of which could not reasonably be expected to have a Material Adverse Effect. 9.5 Insurance. (a) The Borrower and each Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by companies of established reputation engaged in the same or similar businesses and similarly situated. Such policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. The Borrower and the Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require from time

94 LEGAL 4871-0055-7611v 22 to time as proof of such insurance, and, if the Borrower or any Guarantor fails to do so, in the case of endorsements, subject to Section 9.29, Agent is authorized, but not required, to obtain such insurance at the expense of the Borrower, provided, however, that by purchasing such insurance, Agent shall not be deemed to have waived any Default arising from the Borrower’s or any Guarantor’s failure to maintain such insurance or pay any premiums therefor. (b) At least five (5) Business Days prior to the Closing Date, the Borrower and each Guarantor shall deliver to Agent all certificates of property, casualty and general liability insurance applicable to the Borrower and such Guarantor. Such insurance certificates shall (i) be in form and substance reasonably acceptable to Agent, (ii) name Agent as an additional insured and/or lender’s loss payable thereunder, as applicable (but without any liability for any premiums), and (iii) provide Agent with not less than thirty (30) days (ten (10) days in the case of non-payment of premium) prior written notice to Agent of any cancellation of such policy. (c) The Borrower’s and each Guarantor’s insurance policies shall provide that Agent may act as attorney for the Borrower and each Guarantor in obtaining, and at any time an Event of Default has occurred and is continuing, adjusting, settling, amending and canceling, such insurance. The Borrower and each Guarantor shall cause Agent to be named as lender’s loss payable and/or an additional insured, as applicable (but without any liability for any premiums) under all casualty, liability and property insurance policies (but not any business interruption insurance policies) and, subject to Section 9.29, the Borrower and the Guarantors shall obtain and deliver to Agent (i) non-contributory lender’s loss payable and additional insured endorsements to all property, liability and casualty insurance policies, as applicable, in form and substance reasonably satisfactory to Agent and (ii) notice of cancellation endorsements to all property, liability and casualty insurance policies, in form and substance reasonably satisfactory to Agent, which shall provide Agent with not less than thirty (30) days (ten (10) days in the case of non- payment of premium) prior written notice to Agent of any cancellation of such policy. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for itself and the ratable benefit of the Secured Parties and Lenders, as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by the Borrower, any Guarantor or any of its or their Affiliates. (d) Except upon the occurrence and during the continuance of an Event of Default, to the extent the insurance proceeds relate to any Collateral which at the time of loss was included in the calculation of the Borrowing Base, insurance proceeds may be applied by the Borrower in its discretion to the repair or replacement of any lost or damaged Collateral that gave rise to such insurance proceeds so long as (i) in the context of replacing lost or damaged Collateral, the insurance proceeds are used to replace such lost or damaged Collateral with like Collateral and (ii) such repair or replacement is completed within one hundred eighty (180) days of the receipt of insurance proceeds, or if Borrower commits in writing to undertake such repair or replacement within such one hundred eighty (180) day period, within two hundred seventy (270) days of the date of the receipt of insurance proceeds. (e) Without limiting any other rights of Agent or the Lenders, and subject to the Borrower’s right to otherwise use insurance proceeds as provided in this Section 9.5, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine.

95 LEGAL 4871-0055-7611v 22 9.6 Financial Statements and Other Information. (a) The Borrower and each Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of the Borrower, such Guarantor and their respective Subsidiaries in accordance with GAAP. The Borrower and the Guarantors shall promptly furnish to Agent and the Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of the Borrower and the Guarantors, and the Borrower shall notify the auditors and accountants of the Borrower and the Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including, in each case, balance sheets, statements of income and loss and statements of cash flow), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of the Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct in all material respects by the chief financial officer, treasurer, chief accounting officer and senior vice president – accounting & finance, or other similar officer of the Borrower (or if no such officer has been appointed or elected, the board of directors of the Borrower), subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether the Borrower and the Guarantors were in compliance with the covenants set forth in Section 9.18 of this Agreement (to the extent applicable) for such month; (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements and unaudited consolidating financial statements (including, in each case, balance sheets, statements of income and loss and statements of cash flow), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of the Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct in all material respects by the chief financial officer, treasurer, chief accounting officer and senior vice president – accounting & finance, or other similar officer of the Borrower (or if no such officer has been appointed or elected, the board of directors of the Borrower), subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether the Borrower and the Guarantors were in compliance with the covenants set forth in Section 9.18 of this Agreement (to the extent applicable) for such quarter; (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of the Borrower and its Subsidiaries (including, in each case, balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of the Borrower and its Subsidiaries as of the end of and for such fiscal

96 LEGAL 4871-0055-7611v 22 year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by the Borrower and reasonably acceptable to Agent (provided that Marcum LLP is deemed to be reasonably acceptable to Agent), that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of the Borrower and its Subsidiaries as of the end of and for the fiscal year then ended, and accompanied by a compliance certificate substantially in the form of Exhibit C hereto; and (iv) (A) at such time as available, but in no event later than thirty (30) days after the end of each fiscal year (commencing with the fiscal year of the Borrower ending December 31, 2021), projected consolidated financial statements (including, in each case, forecasted balance sheets and statements of income and loss, statements of cash flow and projected Borrowing Base availability) of the Borrower and its Subsidiaries for the next fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by the Borrower to Agent prior to the date hereof, together with such supporting information as Agent may reasonably request. Such projected financial statements shall be prepared on a monthly basis for the next succeeding year. Such projections shall represent the reasonable good faith estimate by the Borrower of the future financial performance of the Borrower and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which the Borrower believes are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements), and (B) at such time as the aggregate amount of consideration paid by the Borrower and Guarantors in respect of Permitted Acquisitions equals or exceeds $250,000 since the date that the last projections were received by Agent pursuant to Section 9.6(a)(iv)(A) hereof or this Section 9.6(a)(iv)(B), or in conjunction with a Material Permitted Acquisition the aggregate consideration to be paid in respect of which exceeds $250,000, the Borrower shall deliver updated (from the date of the last projections received) projected financial statements, in form and substance as required by Section 9.6(a)(iv)(A) hereof. (b) The Borrower shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $100,000 or which, if adversely determined, would result in a Material Adverse Effect, (ii) any Material Contract being terminated or materially amended or any new Material Contract entered into (in which event the Borrower shall provide Agent with a copy of such Material Contract to the extent permitted by any applicable confidentiality provisions contained in such Material Contract, provided, that, the Borrower shall use commercially reasonable efforts to get any appropriate consent necessary to provide Agent with such a copy), (iii) any order, judgment or decree in excess of $100,000 that has been entered against the Borrower or any Guarantor or any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by the Borrower or any Guarantor from a Governmental Authority, (v) any ERISA Event or Canadian Pension Plan Termination Event that could be reasonably expected to have a Material Adverse Effect and (vi) the occurrence of any Default or Event of Default.

97 LEGAL 4871-0055-7611v 22 (c) Promptly after the sending or filing thereof, the Borrower shall send to Agent copies of (i) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission (except to the extent such reports or registration statements are publicly available via a website maintained by the Securities and Exchange Commission), any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as Agent may hereafter specifically identify to the Borrower that Agent will require be provided to Agent, (ii) all press releases and (iii) all other statements concerning material changes or developments in the material business of the Borrower or any Guarantor made available by the Borrower or any Guarantor to the public. (d) The Borrower shall furnish, or cause to be furnished, to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of the Borrower and the Guarantors as Agent may from time to time reasonably request. Subject to Section 13.5, Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of the Borrower and the Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. The Borrower and each Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at the Borrower’s expense and without affecting any confidentiality obligations of such accountants and auditors to Persons other than Agent, copies of the financial statements of the Borrower and any Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of the Borrower or any Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of the Borrower and any Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by the Borrower to Agent or such Lender in writing. (e) The Borrower shall furnish to Agent all material notices or demands in connection with Indebtedness incurred pursuant to Section 9.9(e), Section 9.9(g), Section 9.9(i) and Section 9.9(i) and the loans and advances made pursuant to Section 9.10(e), in each case either received by the Borrower or any Guarantor or on its behalf promptly after the receipt thereof, or sent by the Borrower or any Guarantor or on its behalf concurrently with the sending thereof, as the case may be. (f) The Borrower shall furnish promptly following any request therefor, (i) such other information regarding the operations, material changes in ownership of its Capital Stock, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of this Agreement, as the Agent may reasonably request and (ii) information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. 9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. The Borrower and the Guarantors shall not and shall not permit any Subsidiary to, directly or indirectly, (a) merge or amalgamate into or with or consolidate with any other Person or permit any other Person to merge

98 LEGAL 4871-0055-7611v 22 or amalgamate into or with or consolidate with it; provided, however, upon prior written notice to Agent: (i) a Subsidiary (other than the Borrower) may (A) merge or amalgamate into or with or consolidate with another Subsidiary or (B) dissolve or liquidate if prior to or concurrent with such dissolution or liquidation the assets of such Subsidiary are transferred to one or more other Subsidiaries; (ii) (w) a Subsidiary may merge or amalgamate into or with or consolidate with the Borrower or a Guarantor, (x) a Subsidiary may dissolve or liquidate if prior to or concurrent with such dissolution or liquidation the assets of such Subsidiary are transferred to the Borrower or one or more Guarantors and (y) in each case, so long as (A) other than with respect to clauses (x) or (y) above, the Borrower (in the case of any such event involving a Borrower) or a Guarantor is the surviving entity with respect thereto and the Borrower or such Guarantor has otherwise complied with Section 9.1(b) of this Agreement (if applicable) and all other terms of this Agreement, (B) no Default or Event of Default then exists or would occur as a result thereof, (C) no liens, other than those permitted under the terms of this Agreement or the other Financing Agreement with regard to the Borrower or any Guarantor, on the assets of such Subsidiary then exist, and (D) the Borrower or such Guarantor would not, as a result of such transaction and upon consummation thereof, be liable for any Indebtedness or other obligations of such Subsidiary, other than Indebtedness or other obligations which are permitted under the terms of this Agreement and the other Financing Agreements with regard to the Borrower or a Guarantor; and (iii) a Guarantor (x) may merge or amalgamate into or with or consolidate with the Borrower or (y) dissolve or liquidate if prior to or concurrent with such dissolution or liquidation the assets of such Guarantor are transferred to the Borrower or one or more other Guarantors, in each case, so long as (A) other than with respect to clause (y) above, the Borrower is the surviving entity with respect thereto and continues to be an organization of the type, domiciled in the state, province or territory and bearing the same company name as existed prior to such merger or consolidation, (B) no Default or Event of Default then exists or would occur, (C) no liens, other than those permitted under the terms of this Agreement with regard to such surviving Borrower, on the assets of the Borrower or such other Guarantor then exist and (D) such surviving Borrower would not, as a result of such transaction, be liable for any Indebtedness or other obligations of such Guarantor, other than Indebtedness or other obligations which are permitted under the terms of this Agreement with regard to such surviving Borrower. (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or any of its assets to any other Person (whether by Division or otherwise) (or agree to do any of the foregoing unless the terms of such agreement provide that: (i) Agent’s written consent is a condition to consummation of the prohibited action or (ii) Payment in Full of the Obligations and termination of this Agreement is a condition to consummation of the prohibited action), except for: (A) sales of Inventory in the ordinary course of business,

99 LEGAL 4871-0055-7611v 22 (B) returns and exchanges of Inventory to vendors in the ordinary course of business of the Borrower on terms and conditions consistent with the current or prior practices of the Borrower; (C) the sale or other disposition of assets (other than Collateral and other than assets subject to clause (D) of this Section below) by the Borrower or a Guarantor or any Subsidiary in the ordinary course of its business that are no longer necessary or required, worn out, non-core or obsolete, in the conduct of the Borrower’s or such Guarantor’s business; (D) the abandonment, non-renewal, failure to maintain, cancellation or sale, transfer or other disposition of Intellectual Property which is not material to the conduct of the Borrower’s or any Guarantor’s business and which has no material economic value; (E) leases and subleases and other agreements related to Real Property in the ordinary course of business; (F) the transactions permitted under Sections 9.9, 9.10(h), 9.12 and 9.17 hereof. In connection with any disposition set forth in Section 9.7(b) hereof, Agent shall (and is hereby irrevocably authorized by the Lenders to) upon the request of the Borrower and at the Borrower’s expense, (1) upon the sale or other disposition of any Collateral permitted under Section 9.7(b) hereof, release such Collateral from the lien of Agent hereunder and (2) in connection with the transactions described in clause (1), deliver to the Borrower a UCC-3 partial release or, to the extent applicable, a financing change statement (or other appropriate instrument, as the case may be, including without limitation any terminations of intellectual property security agreements) in form and substance reasonably satisfactory to Agent, as may be necessary to evidence the release of the lien in favor of Agent upon any Collateral to the extent such Collateral is sold, transferred or otherwise disposed of in accordance with Section 9.7(b) hereof; provided, that, (a) the Borrower certifies to Agent and the Lenders in writing that such sale, disposition or other transaction is being consummated in accordance with the terms of this Agreement (and Agent and the Lenders may rely conclusively upon such certificate without any further inquiry) and such release shall only be effective upon the consummation of such transaction, sale or other disposition, (b) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability to any third Person or create any obligations or entail any consequence to Agent or Lenders other than the release of such obligor or such lien without recourse or warranty, and (c) such release shall not in any manner discharge, affect or impair the Obligations of any Person not released or any lien upon (or obligations of obligors in respect of) the Collateral retained by the Borrower or such Guarantor; (c) wind up, liquidate or dissolve, except (i) as permitted in clause (a) above or (ii) if such Person is a Subsidiary of the Borrower with assets having an aggregate fair market value of less than or equal to $250,000; and (d) consummate a Division as a Dividing Person without the prior written consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed).

100 LEGAL 4871-0055-7611v 22 Without limiting the foregoing, if the Borrower or any Guarantor that is a limited liability company consummates a Division (with or without the prior consent of the Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 9.24 and the other further assurances obligations set forth in the Financing Agreements and become a Borrower or Guarantor, as applicable, under this Agreement and the other Financing Agreements. 9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, hypothecation, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except: (a) the security interests and liens of Agent for itself and the benefit of the Secured Parties and the rights of setoff of Secured Parties provided for herein or under applicable law; (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet delinquent or the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (including without limitation, landlords’, carriers’, warehousemen’s, mechanics, materialmen’s, repairer’s, storer’s or other like liens but excluding liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, Guarantor’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, building codes, easements, licenses, covenants, land use laws, and other restrictions affecting the use of Real Property and other similar matters of record affecting title to Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; (f) pledges and deposits of cash by any Borrower or Guarantor or Subsidiary after the date hereof in the ordinary course of business in connection with workers’ compensation,

101 LEGAL 4871-0055-7611v 22 unemployment insurance and other types of social security benefits consistent with the current or prior practices of such Borrower or Guarantor; (g) liens or rights of setoff against credit balances of Borrower, Guarantors or any of their Subsidiaries with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrower in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Borrower, pursuant to the Credit Card Agreements to secure the obligations of Borrower to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks; (h) pledges and deposits of cash by any Borrower or Guarantor or Subsidiary after the date hereof to secure the performance and payments of tenders, bids, leases, trade contracts, customs fees and duties, statutory obligations and other similar obligations in each case (1) in the ordinary course of business of such Borrower, Guarantor or Subsidiary and (2) other than for the repayment of Indebtedness; (i) liens arising from (i) operating leases and the precautionary UCC financing statement or fixture filings in respect thereof and (ii) Equipment or other materials which are not owned by any Borrower, Guarantor or Subsidiary located on the premises of such Borrower, Guarantor or Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business of such Borrower, Guarantor or Subsidiary and the precautionary UCC or PPSA financing statement or fixture filings in respect thereof; (j) deposits of cash with the owner or lessor of premises leased and operated by any Borrower, Guarantor or Subsidiary in the ordinary course of the business of such Borrower, Guarantor or Subsidiary to secure the performance by such Borrower, Guarantor or Subsidiary of its obligations under the terms of the Real Property lease for such premises; (k) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish Reserves with respect thereto; (l) security interests in assets of a Borrower, Guarantor or Subsidiary existing at the time such Borrower, Guarantor or Subsidiary is acquired pursuant to a Permitted Acquisition after the date hereof; provided, that, each of the following conditions is satisfied as determined by Agent: (i) such security interests were not granted and did not arise in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) the assets subject to such security interests do not include any assets of the type or categories that constitute Collateral other than Equipment or Real Property and do not apply to any assets or properties of any Borrower or other Guarantor other than Equipment and Real Property of the Borrower, Guarantor or Subsidiary so acquired; (m) other liens not otherwise permitted under any other subsection of this Section 9.8 with respect to property or assets of any Borrower, Guarantor or Subsidiary; provided

102 LEGAL 4871-0055-7611v 22 that the aggregate principal amount of the Indebtedness or other obligations secured by such liens does not exceed $100,000 at any time outstanding; (n) liens or security interests arising by law or granted by any Borrower or any Guarantor in favor of a lessor, landlord, consignee, warehouseman or bailee of a retail store location, non-retail store location or Warehouse Location, as applicable, on personal property and/or trade fixtures owned by any Borrower or Guarantor located at such locations granted pursuant to a lease agreement between such Borrower or Guarantor and such lessor, landlord, consignee, warehouseman or bailee, as applicable, entered into in the ordinary course of business, in each case granted to secure obligations owed by such Borrower or Guarantor with respect to any rental payments, service charges or other amounts owing to such lessor, landlord, consignee, warehouseman or bailee, as applicable, pursuant to such lease agreement; provided, that, in the event that Borrower does not obtain a Collateral Access Agreement with respect to such locations, Agent at its option, may establish a Reserve with respect to each such location in respect of amounts at any time due or to become due to the lessor, landlord, consignee, warehouseman or bailee, as applicable, of such location as Agent shall reasonably determine but in no event shall any Reserve with respect to rent be maintained in respect of any location for which a Collateral Access Agreement has been delivered to Agent; (o) liens incurred by any Borrower or Guarantor on any unearned premiums paid by any Borrower or Guarantor or any return of the premium for such policy pursuant to the Indebtedness described in Section 9.9(j) hereof; (p) the security interests and liens set forth on Schedule 8.6 hereto; and (q) liens securing Indebtedness under the Boca Real Estate Note, which, for the avoidance of doubt, shall not extend to any personal property of the Loan Parties, other than the personal property of 1095 Broken Sound Pkwy LLC, a Delaware limited liability company, related to the Boca Real Estate, and in any event shall not include any Accounts or Intellectual Property. For the avoidance of doubt, for purposes of this Agreement, “encumbrance” shall not be deemed to include licenses of Intellectual Property which are otherwise permitted under the terms of this Agreement. 9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except: (a) the Obligations; (b) (x) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases), purchase money mortgages on Real Property not to exceed $250,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or

103 LEGAL 4871-0055-7611v 22 Real Property so acquired, as the case may be, (y) insurance premium broker-provided financing that provides for equal premiums payable over not more than twelve (12) months consistent with past practices; (c) guarantees by any Borrower or Guarantor or other Subsidiary of the Indebtedness or other obligations of any other Borrower or Guarantors so long as such Indebtedness is otherwise permitted under this Section 9.9 and such other obligations are not prohibited by the terms of this Agreement; (d) the Indebtedness of any Borrower, Guarantor or other Subsidiary to any other Borrower or Guarantor or other Subsidiary arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Sections 9.10(h) or 9.10(i) hereof; (e) Indebtedness of any Borrower, Guarantor or any of their Subsidiaries entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i) such arrangements are not for speculative purposes, and (ii) such Indebtedness shall be unsecured, except to the extent secured by pledges or deposits of cash as permitted under Section 9.8 hereof; (f) the Indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) Borrower and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, and (ii) Borrower and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrower and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; (g) unsecured Indebtedness in respect of workers’ compensation claims, bankers acceptances, performance, surety bonds and other similar obligations in the ordinary course of business; (h) other unsecured Indebtedness of any Borrower, Guarantor or Subsidiary, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof, together with any refinancing Indebtedness in respect thereof, would not exceed $250,000; (i) unsecured Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is repaid within five (5) Business Days; (j) refinancing of the Indebtedness referenced in the subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), or (k) of this Section 9.9 (or this subsection (m))(such Indebtedness being referred to herein as the “Refinanced Indebtedness” so long as (i) such Indebtedness

104 LEGAL 4871-0055-7611v 22 continues to comply with all provisions of such subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), or (k), as applicable, (ii) the incurrence of such Indebtedness would not otherwise cause a Default or Event of Default to occur, and (iii) the terms of such Indebtedness (including subordination terms, if applicable) are not on terms which, taken as a whole, are materially more adverse to Borrower, Guarantors, Agent or any Lender than the Refinanced Indebtedness, (iv) the principal amount of such Refinanced Indebtedness does not exceed the outstanding principal balance of the original amount of such Indebtedness plus costs, fees, expenses and accrued interest, and (v) the final maturity date of such refinancing Indebtedness is a maturity date that is not earlier than ninety days after the scheduled Maturity Date; and (k) Indebtedness under the Boca Real Estate Note. Notwithstanding anything in this Section 9.9 to the contrary, the aggregate amount of any refinancing Indebtedness incurred pursuant to subsection (j) of this Section 9.9 in respect of Refinanced Indebtedness originally incurred under subsections (b), (e), (h), (i), (j) or (k) shall be subject to, and shall continue to count towards, the dollar limitations applicable to Indebtedness set forth in the applicable subsection pursuant to which the Refinanced Indebtedness was incurred. 9.10 Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary immediately prior to such merger or amalgamation) any Capital Stock, evidences of Indebtedness or other Securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or a substantial part of the assets or property of any other Person (whether through purchase of assets, merger or otherwise), or form or acquire any Subsidiaries, or agree to do any of the foregoing (each of the foregoing an “Investment”), except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) Investments in cash or Cash Equivalents; provided, that, the terms and conditions of Section 5.2 and Section 6.3 hereof shall have been satisfied with respect to the Deposit Account, investment account or other account in which such cash or Cash Equivalents are held; (c) the existing equity Investments of each Borrower and Guarantor as of the Closing Date in its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries; (d) Investments by a Borrower, Guarantor or Subsidiary in another Borrower or Guarantor, in each case after the date hereof;

105 LEGAL 4871-0055-7611v 22 (e) loans and advances by any Borrower, Guarantor or Subsidiary to employees of such Borrower, Guarantor or Subsidiary not to exceed the principal amount of $250,000 in the aggregate at any time outstanding; (f) stock or obligations issued to any Borrower, Guarantor or Subsidiary by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument issued to any Borrower or Guarantor evidencing such obligations shall be promptly delivered to Agent, upon the request of Agent, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request; (g) obligations of Account Debtors to any Borrower, Guarantor or Subsidiary arising from Accounts which are past due whether or not evidenced by a promissory note made by such Account Debtor payable to such Borrower, Guarantor or Subsidiary; provided, that, promptly upon the receipt of the original of any such promissory note by any such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed; (h) Permitted Acquisitions; (i) other Investments by Borrower and Guarantors and their Subsidiaries not otherwise permitted pursuant to subsections (a) through (h) of this Section 9.10, provided, that, (i) the aggregate outstanding amount of all such Investments (valued at cost) shall not exceed $100,000 at any time (in each case determined without regard to any write-downs or write offs), and (ii) at the time of making any such Investment and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, in no event shall any Intellectual Property of the Loan Parties be included in any of the foregoing Investments. 9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that: (a) any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of Capital Stock (other than capital stock described in clause (e) of the definition of “Indebtedness”);

106 LEGAL 4871-0055-7611v 22 (b) Borrower and Guarantors may pay dividends or make distributions to the extent of payments permitted in Section 9.12 below; (c) any Subsidiary of a Borrower or Guarantor may pay dividends or make distributions (directly or indirectly) to a Borrower or Guarantor; and (d) the Loan Parties may make Permitted Tax Distributions so long as no Event of Default pursuant to Sections 10.1(a)(i), 10.1(g) or 10.1(h) has occurred and is continuing or would result therefrom; provided that no Intellectual Property shall be included in any such dividends, distributions or payments made pursuant to this Section 9.11. 9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly: (a) purchase, acquire or lease any property from, or sell, transfer or lease any property or provide services to, any officer, director or other Affiliate of such Borrower or Guarantor (other than another Borrower or Guarantor), except: (i) in the ordinary course of (except with respect to transactions permitted under Sections 9.7, 9.8, 9.9, 9.10 or 9.11) and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated Person; (ii) transactions permitted under Section 9.7(a) hereof; (iii) [reserved]; (iv) transactions between any Borrower and/or Guarantor and any other Borrower and/or Guarantor, provided, that, in each case such transaction is in accordance with the terms of this Agreement and the other Financing Agreements; (v) any Indebtedness permitted by Section 9.9(c), (d) and (f); (vi) issuances of Capital Stock. (vii) reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor and reimbursement of expenses in the ordinary course of business of such Borrower or Guarantor; , provided, that, such compensation is reasonable and consistent with prior practices and (viii) payments to the extent permitted under Section 9.25 hereof. For avoidance of doubt, the payment of Permitted Tax Distributions shall not be subject to this Section 9.12.

107 LEGAL 4871-0055-7611v 22 9.13 Compliance with ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower and Guarantor shall, and shall with respect to any Plan cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any non-exempt “prohibited transaction” (within the meaning of Section 4975(c)(1) of the Code) which would be reasonably likely to subject Borrower or any ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975(a) or (b) of the Code or Section 406 of ERISA; (e) make all required contributions to any Plan under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Plan; or (g) allow or suffer to exist any occurrence of a “reportable event” (as defined in Section 4043(c) of ERISA or the regulations issued thereunder, except for any such event with respect to which notice has been waived pursuant to applicable regulations) or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination would reasonably be expected to result in any material liability to any Borrower or Guarantor. 9.14 Canadian Pension Plans. (a) Each Canadian Guarantor will, and will cause each Canadian Subsidiary which sponsors, maintains, administers, contributes to, or incurs any liability in respect of any Canadian Pension Plan to, (i) maintain such Canadian Pension Plan in compliance with its terms and with the requirements of applicable laws relating thereto and (ii) make or pay when due contributions or premiums required to be made or paid by such Person to or in respect of any such Canadian Pension Plan in accordance with the terms of such Canadian Pension Plan and applicable requirements of applicable laws relating thereto, in each case for clauses (i) and (ii) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. (b) The Canadian Guarantors shall not, and shall not permit any Canadian Subsidiary to, establish, sponsor, maintain, administer, contribute to, or otherwise incur any obligation or liability in respect of any Canadian Defined Benefit Pension Plan or Canadian Multi- Employer Plan without the prior consent of the Required Lenders acting reasonably. 9.15 Fiscal Year. Each Borrower and Guarantor shall, for financial reporting purposes, cause its fiscal year, and the fiscal year of each of its Subsidiaries (including any Foreign Subsidiary) to end on December 31. In no event shall any Borrower or Guarantor thereafter change its fiscal year. 9.16 Change in Business. Each Borrower and Guarantor shall not engage in any business other than the Permitted Business.

108 LEGAL 4871-0055-7611v 22 9.17 Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or materially limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease (or hypothecation thereof) governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, (vi) the extension or continuation of Contractual Obligations in existence on the date hereof and otherwise permitted hereunder; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the Contractual Obligations so extended or continued, (vii) any agreement related to an otherwise permitted refinancing of Indebtedness permitted under the terms of this Agreement, and (viii) Indebtedness permitted to be incurred under the terms of this Agreement with terms no more restrictive than those set forth herein. 9.18 Financial Covenants. (a) Borrower and Guarantors shall not permit Liquidity, at any time, to be less than $3,000,000. (b) Borrower and Guarantors shall not permit consolidated EBITDA of the Borrower and Guarantors, for any trailing twelve months, calculated as of the last day of any such fiscal month, commencing with the fiscal month ending September 30, 2023 to be less than 80% of the EBITDA as set forth in the table below: (c) Borrower and Guarantors shall maintain the Availability Block at all times. 9.19 Credit Card Agreements. Borrower and Guarantors shall (a) observe and perform in all material respects all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do or permit, suffer or refrain from doing anything, as a result of which there could be a default or breach of any of the terms of the Credit Card Agreements and at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except,

109 LEGAL 4871-0055-7611v 22 that, (i) Borrower or any Guarantor may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Agent not less than ten (10) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (c) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Agent may reasonably request) and (ii) Borrower or such Guarantor delivers, or causes to be delivered to Agent, subject to Section 9.29, a Credit Card Acknowledgment in favor of Agent; (d) give Agent prompt written notice of any Credit Card Agreement or material amendment or other material modification of any Credit Card Agreement entered into by Borrower or such Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may reasonably request; (e) furnish to Agent, promptly upon the request of Agent, such material information and evidence as Agent may require from time to time concerning the observance, performance and compliance by Borrower, such Guarantor or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements; and (f) not modify in any material respect any payment instruction given by Agent to any Credit Card Issuer or Credit Card Processor provided for in any Credit Card Acknowledgment to the extent given in accordance with the terms thereof or otherwise direct the remittance of payments under any Credit Card Agreement to any account other than the Blocked Accounts. 9.20 IP License Agreements. (a) Except as could not reasonably be expected to have a Material Adverse Effect, Borrower and each Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material IP License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that would reasonably be expected to result in a default under or breach of any of the terms of any material IP License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material IP License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing except as permitted pursuant to Section 9.20(b) below, (iv) give Agent prompt written notice of any material IP License Agreement (other than licenses by a Borrower, Guarantor or any of their Subsidiaries to a private label manufacturer entered into in the ordinary course of business for the production of Inventory on behalf of a Borrower or “click through” licenses to website hosts or providers in connection with on-line purchasing or licenses to a Borrower by a customer to use such customer’s trademarks or service marks for purposes of goods or services provided by such Borrower to or for such customer or licenses for commercially available off the shelf software) entered into by any Borrower, Guarantor or any of their Subsidiaries after the date hereof, together with (A) either (x) a description of such IP License Agreement listing the Intellectual Property subject thereto, the name and address of the parties thereto, the term of the license arrangement and the products and territory subject to such license, or (y) a true, correct and complete copy of such IP License Agreement, and (B) such other information with respect thereto as Agent may reasonably request (subject to any obligation of confidentiality contained therein), (v) give Agent prompt written notice of any notice of default sent to another party to a material IP License Agreement by Borrower of any material breach of any obligation, or any default, by any party under any material IP License Agreement, and deliver

110 LEGAL 4871-0055-7611v 22 to Agent (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material IP License Agreement which relates to the right of Borrower to continue to use the property subject to such IP License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the material terms, covenants or provisions of any material IP License Agreement. (b) Except as could not reasonably be expected to have a Material Adverse Effect, Borrower and each Guarantor will either exercise any option to renew or extend the term of each material IP License Agreement to which it is a party in such manner as will cause the term of such material IP License Agreement to be effectively renewed or extended for the period provided by such option. 9.21 Foreign Assets Control Regulations, Etc. Neither the requesting or borrowing of the Term Loan or the use of the proceeds thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”), (b) the Patriot Act and (c) the Criminal Code (R.S.C., 1985, c. C-46, as amended), Regulations Establishing a List of Entities (SOR/2002-284, as amended), Regulations Implementing the United Nations Resolutions on Taliban, ISIL (Da’esh) and Al-Qaida (SOR/99-444, as amended), Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (SOR/2001-360, as amended), the Export and Import Permits Act (R.S.C. , 1985, c. E-19, as amended) and all related regulations. None of the Borrower or any of their Subsidiaries or other Affiliates is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. None of the Borrower or any of their Subsidiaries or other Affiliates is or will become a “listed person” as described in the Criminal Code (R.S.C., 1985, c. C-46, as amended), Regulations Establishing a List of Entities (SOR/2002-284, as amended), Regulations Implementing the United Nations Resolutions on Taliban, ISIL (Da’esh) and Al-Qaida (SOR/99-444, as amended), or Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (SOR/2001-360, as amended), or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “listed person”. 9.22 After Acquired Real Property. If any Borrower or Guarantor hereafter acquires fee simple title to any Real Property, such Real Property and related fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a mortgage in favor of Agent, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, at any location (or series of adjacent, contiguous or related locations, and regardless of the number of

111 LEGAL 4871-0055-7611v 22 parcels) has a fair market value in an amount equal to or greater than $250,000 (or if a Default or Event of Default has occurred and is continuing, then regardless of the fair market value of such assets), and excluding any Real Property subject to a lien permitted under Sections 9.8(e) and 9.8(l) hereof, without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly as reasonably practical upon Agent’s request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance reasonably satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first lien and mortgage on and security interest in such Real Property, fixtures or other property (except for liens permitted under Section 9.8 hereof or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may reasonably require in connection therewith. 9.23 Costs and Expenses. Borrower and Guarantors shall pay to Agent on demand all reasonable and documented out-of-pocket costs, expenses and filing fees paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: subject to Section 6.5(b) (a) all costs and expenses of filing or recording (including UCC or PPSA financing statement filing fees and mortgage recording fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (e) after an Event of Default has occurred and is continuing, reasonable and documented out-of-pocket attorneys’ fees of Agent and the Lenders incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters) (limited to one primary counsel (to be retained by Agent) to Agent and all Lenders, taken as a whole, plus (x) if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and (y) in the case of an actual or perceived conflict of interest where such Person affected by such conflict informs Borrower of such conflict, in each case, a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Persons); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations, plus a per diem charge at Agent’s then standard rate

112 LEGAL 4871-0055-7611v 22 for Agent’s examiners in the field and office for no more than two (2) periodic field exams during a consecutive twelve (12) month period; provided, that, any field exam during the occurrence and continuance of an Event of Default shall be at the Borrower’ expense; and (g) the reasonable and documented out-of-pocket fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing (limited to one primary counsel, plus, if reasonably necessary one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions)). 9.24 Further Assurances. (a) In the case of the formation or acquisition by a Borrower or Guarantor of any Subsidiary (other than a Foreign Subsidiary) after the date hereof, as to any such Subsidiary, (i) the Borrower or Guarantor forming such Subsidiary shall cause any such Subsidiary to execute and deliver to Agent, the following (each in form and substance reasonably satisfactory to Agent), (A) an absolute and unconditional guarantee of payment of the Obligations in the form of a Guaranty (or a joinder or assumption agreement to the existing Guaranty), (B) a joinder to this Agreement granting to Agent a security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of any such Subsidiary to the extent such assets constitute Collateral hereunder and subject to and in accordance with the terms hereof and with the lien priority required by the Financing Agreements and (C) such other agreements, documents and instruments as Agent may reasonably require in connection with the documents referred to above in order to make such Subsidiary a party to this Agreement as a “Borrower” or as a “Guarantor”, as Agent may determine, including, but not limited to, supplements and amendments hereto and to the other Financing Agreements (including, without limitation, any Borrower Joinder Agreement and/or Guarantor Joinder Agreement), authorization to file UCC financing statements, Collateral Access Agreements (subject to the requirements of Section 9.2 hereof) and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, company resolutions and other organization and authorizing documents of such Person, and favorable opinions of counsel to such person and (ii) the Borrower or Guarantor forming such Subsidiary shall (A) execute and deliver to Agent, a supplement to this Agreement to which it is a party, in form and substance reasonably satisfactory to Agent, granting to Agent a pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary with the lien priority required by the Financing Agreements, and (B) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company) to Agent, together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Agent shall reasonably require with respect to Agent’s security interests therein). (b) In the case of an acquisition of assets (other than Capital Stock and Real Property) by a Borrower or Guarantor after the date hereof, Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) evidence that Agent has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder and subject to and in accordance with the terms hereof, and (ii) subject to Section 9.2 hereof, all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit,

113 LEGAL 4871-0055-7611v 22 protect and perfect its security interests in and liens upon the assets purchased, (iii) in the case of a Material Permitted Acquisition, at the option of Agent, the agreement of the seller consenting to the collateral assignment by the Borrower or Guarantor purchasing such assets of all rights and remedies and claims for damages of such Borrower or Guarantor relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and (iv) such other agreements, documents and instruments as Agent may require in connection with the documents referred to above, including, but not limited to, supplements and amendments hereto, company resolutions and other organization and authorizing documents and favorable opinions of counsel to such person. (c) At the request of Agent at any time and from time to time, Borrower and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. 9.25 Permitted Payments of Indebtedness. No Borrower and no Guarantor will, nor will it permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, Securities or other property) of or in respect of principal of or interest on any Indebtedness (other than Indebtedness between any Borrower or Guarantor and Indebtedness permitted under Section 9.9(g)), or any payment or other distribution (whether in cash, Securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness, except: (a) payment of Indebtedness created under the Financing Agreements; (b) refinancings of Indebtedness to the extent permitted by Section 9.9(j); (c) payment of secured Indebtedness permitted under Section 9.10 that becomes due as a result of any sale or transfer of, or casualty, condemnation or taking with respect to, the property or assets securing such Indebtedness; (d) payoff of Indebtedness under the Boca Real Estate Note; and (e) payment of unsecured Indebtedness for the promissory notes related to the Eyce and DaVinci acquisitions. 9.26 [Reserved] 9.27 Term Loan Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender

114 LEGAL 4871-0055-7611v 22 pursuant to Section 13.7) (promptly after such Borrower’s receipt of such notice) a Term Loan Note or Term Loan Notes to evidence such Lender’s Term Loans to such Borrower. 9.28 [Reserved]. 9.29 Post-Closing Obligations. Borrower shall deliver, or cause to be delivered, to Agent each of the agreements, documents, instruments and other items set forth on Schedule 9.29 hereto, in each case within the periods provided for therein (subject, in each case, to Agent’s right to extend such period in its sole discretion). 9.30 Dutch Fiscal Unity. (a) A fiscal unity (fiscale eenheid) for Dutch tax purposes, if any, shall consist of Loan Parties only. (b) If, at any time, a Dutch Obligor is part of a Dutch fiscal unity for corporate income tax purposes (a "Dutch Fiscal Unity") and such Dutch Fiscal Unity is, in respect of such Dutch Obligor, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Administrative Agent enforcing its rights under any security agreement, pledge agreement or other document, such Obligor shall, at the request of the Administrative Agent, together with the parent (moedermaatschappij) or deemed parent (aangewezen moedermaatschappij) of the Dutch Fiscal Unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant governmental authority to allocate and surrender any tax losses as referred to in Article 20 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) and any interest expenses available for carry forward as referred to in Article 15b(5) to the Obligor leaving the Dutch Fiscal Unity, in each case to the extent such tax losses or interests are attributable (toerekenbaar) to such Obligor leaving the Dutch Fiscal Unity. SECTION 10. EVENTS OF DEFAULT AND REMEDIES 10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”: (a) (i) any Borrower fails to make any principal payment or any payment required under Section 2.2, in each case, after the same becomes due and payable, or any Borrower fails to pay any of the other Obligations (other than with respect to principal payments) within two (2) Business Days after the same becomes due and payable, (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.17, or 9.26 of this Agreement, (iii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.1(a), 9.2, 9.3, 9.4, 9.5, 9.13, 9.17, 9.17, 9.19, 9.20 and 9.22 of this Agreement and such failure shall continue for five (5) Business Days; provided, that, such five (5) Business Days period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such five (5) Business Days period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by Borrower or any Guarantor of any such covenant or (iv) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i), 10.1(a)(ii) or 10.1(a)(iii)

115 LEGAL 4871-0055-7611v 22 above and Section 10.1(l) below and such failure shall continue unremedied for twenty (20) days after the earlier of (A) notice thereof from the Agent or (B) any Borrower’s or Guarantor’s knowledge of such breach; (b) any representation or warranty made by any Borrower or Guarantor to Agent or any Secured Party in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise, in each case relating to the Financing Agreements or the Term Loan, shall when made or deemed made be false or misleading in any material respect; (c) any Guarantor revokes or terminates or attempts to revoke or terminate any guarantee in favor of Agent or any Lender; (d) any judgment for the payment of money is rendered against any Borrower or Guarantor in excess of $100,000 in the aggregate (to the extent not covered by insurance) and shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Guarantor which would result in a Material Adverse Effect; (e) any Borrower or Guarantor makes a general assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them; (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect including, without limitation, under any Canadian Debtor Relief Laws (whether at law or in equity) or under the Dutch Bankruptcy Act (Faillissementswet) is filed against any Borrower or Guarantor or all or any substantial part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or any Borrower or Guarantor by corporate action shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner; (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect including, without limitation, under any Canadian Debtor Relief Laws (whether at a law or equity) or under the Dutch Bankruptcy Act (Faillissementswet) is filed by any Borrower or Guarantor or for all or any substantial part of its property; (h) any default in respect any other Indebtedness of the Borrower or any Guarantor, the effect of which default is to cause, or to permit the holder or beneficiary of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity (other than Indebtedness owing to Agent and the Lenders hereunder), in any case in an amount in excess of $250,000, which default continues for more than the applicable

116 LEGAL 4871-0055-7611v 22 cure period, if any, with respect thereto; provided that (x) this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and (y) any such default is unremedied and is not waived by the holders of such Indebtedness prior to acceleration of the Term Loan pursuant to this Section 10.1; (i) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein) with the priority required by the Financing Agreements; (j) an ERISA Event or a Canadian Pension Plan Termination Event shall occur which results in liability of any Borrower or Guarantor in an amount which would reasonably be expected to have a Material Adverse Effect; (k) any Change of Control; (l) fails at any time to comply with Section 6.6(b) of this Agreement; (m) any Credit Card Issuer or Credit Card Processor (i) withholds payment of amounts otherwise payable to any Borrower or Guarantor to fund a reserve account or otherwise hold as collateral, or shall require any Borrower or Guarantor to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower or Guarantor shall provide a letter of credit to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit shall exceed an aggregate for all Borrower and Guarantors of $250,000, or (ii) shall debit or deduct any amounts from any Deposit Account of any Borrower or Guarantor or (iii) shall send notice to a Borrower or Guarantor that it is ceasing to make or suspending payments to such Borrower or Guarantor of amounts due or to become due to any Borrower or Guarantor or (iv) shall send notice to any Borrower that it is terminating its arrangements with such Borrower or Guarantor or such arrangements, except where (A) the loss of services by a Credit Card Issuer or Credit Card Processor would not result in non- payment of amounts due to any Borrower or could not reasonably be expected to cause a Material Adverse Effect or (B) such Borrower or Guarantor shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within forty-five (45) days after the date of any such notice; (n) any Cannabis License (each an “Affected Cannabis License”) (i) shall be revoked by a final non-appealable order by the state or municipality which shall have issued such Cannabis License, or any Governmental Authority shall have commenced a proceeding (whether administrative or judicial) to revoke such Cannabis License which shall not have been dismissed

117 LEGAL 4871-0055-7611v 22 or contested in good faith within forty-five (45) days of the commencement thereof, (ii) shall be suspended by such state or municipal Governmental Authority for a period in excess of forty-five (45) days or (iii) shall not be reissued or renewed by such state or municipal Governmental Authority upon the expiration thereof, provided that an Event of Default shall not occur under this clause (l) unless (x) the loss of such Affected Cannabis License results in a reduction on a pro forma basis of greater than 10% of consolidated revenues of the Borrower and the Subsidiaries, measured based on consolidated revenues as of the most recently ended Test Period, (y) the aggregate percentage reduction in such consolidated revenues attributable to (1) all Affected Cannabis Licenses (calculated for each Affected Cannabis License as set forth in the preceding clause (x)) and (2) all Affected Services Agreements (calculated for each Affected Services Agreement as set forth in clause (m)(x) below) exceeds 25% or (z) any Cannabis License is revoked, suspended or not reissued or renewed as a result of the fraud, willful misconduct, bad faith or intentional misrepresentation of the Borrower or any Subsidiary or their respective Related Parties; or (o) any Governmental Authority shall deliver written notice to the Borrower or any Subsidiary that it contests the legality of any Services Agreement or any material provision thereof or any Services Agreement shall otherwise be terminated (each such Services Agreement, an “Affected Services Agreement”), provided, that this clause (m) shall not apply with respect to any contest, inquiry or investigation to the extent that it is resolved or otherwise cured in all material respects within sixty (60) days after receipt of such notice by a Authorized Officer of the Borrower or such Subsidiary, provided, further that an Event of Default shall not occur under this clause (p) unless (x) such Affected Services Agreement accounted for greater than 10 % of consolidated revenues of the Borrower and the Subsidiaries, measured based on consolidated revenues as of the most recently ended fiscal month, (y) the aggregate percentage reduction in such consolidated revenues attributable to (1) all Affected Services Agreements (calculated for each Affected Services Agreement as set forth in the preceding clause (x)) and (2) all Affected Cannabis Licenses (calculated for each Affected Cannabis License as set forth in clause (o)(x) above) exceeds 25% or (z) any Services Agreement is terminated a result of the fraud, willful misconduct, bad faith or intentional misrepresentation of the Borrower or any Subsidiary or their respective Related Parties. 10.2 Remedies. (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC, the PPSA and other applicable law and in equity, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Guarantor to collect the Obligations without prior recourse to the Collateral.

118 LEGAL 4871-0055-7611v 22 (b) Without limiting the foregoing, at any time an Event of Default has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for itself and the benefit of the Secured Parties (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower or Guarantor, at Borrower’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Guarantor, which right or equity of redemption is hereby expressly waived and released by Borrower and Guarantors, (vii) give notice of sole control or any other instruction under any Deposit Account Control Agreement (to the extent of Agent’s authority therefor under such Deposit Account Control Agreement), and/or (viii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days’ prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower and Guarantors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Guarantor waives the posting of any bond which might otherwise be required. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. (c) At any time or times that an Event of Default has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, enforce the rights of any Borrower or any Guarantor against any Account Debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all Account Debtors, secondary obligors or other obligor in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all Account Debtors,

119 LEGAL 4871-0055-7611v 22 secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any Account Debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and any Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may reasonably require. In the event any Account Debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent. (d) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors, secondary obligors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any

120 LEGAL 4871-0055-7611v 22 of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section. Agent, on behalf of the Lenders, may comply with any applicable state, provincial, territorial or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. (e) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrower and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and, subject to Section 9.23, all costs and expenses of collection or enforcement, including attorneys’ fees and expenses. (f) Without limiting the foregoing, upon the occurrence of an Event of Default, Agent may, at its option, establish such Reserves as Agent determines without limitation or restriction, notwithstanding anything to the contrary provided herein. 10.3 Borrower and Guarantors’ Obligations Upon Default. Upon the request of Agent after the occurrence and during the continuance of an Event of Default, each Borrower and Guarantor will: (a) assemble and make available to Agent the Collateral and all books and records relating thereto at any place or places specified by Agent, whether at a Borrower’s or Guarantor’s premises or elsewhere; (b) permit Agent, by Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Borrower or Guarantor for such use and occupancy. 10.4 Grant of Intellectual Property License. For the purpose of enabling the Agent to exercise the rights and remedies under this Section 10 and under any other Financing Agreement at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Borrower and Guarantor hereby (a) grants to Agent, for the benefit of Agent and the Lenders, to the extent licensable and to the extent that the same would not conflict with or, under applicable law and the terms of such agreement, result in the invalidity or breach of any agreements (other than any agreement between any Borrower or any Guarantor) or otherwise result in the revocation, cancellation, abandonment, infringement, unenforceability, misappropriation or dilution or impair the validity or enforceability, of any rights in any Intellectual Property forming the subject thereof,

121 LEGAL 4871-0055-7611v 22 an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Borrower or Guarantor) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by such Borrower or Guarantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that Agent may sell any of such Borrower’s or Guarantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Borrower’s or Guarantor’s Inventory from such Borrower or Guarantor and in connection with any such sale or other enforcement of Agent’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Borrower or Guarantor and any Inventory that is covered by any copyright owned by or licensed to such Borrower or Guarantor and Agent may finish any work in process and affix any trademark owned by or licensed to such Borrower or Guarantor and sell such Inventory as provided herein. SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW 11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. (a) The validity, interpretation and enforcement of this Agreement and, unless otherwise provided therein, the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (except for any Financing Agreements which are specifically stated to be governed by the laws of a different jurisdiction) but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York. (b) Borrower, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the State of New York and the State and Federal courts located in the Borough of Manhattan, County of New York, State of New York and the United States District Court for the Southern District of New York whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property). (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address for notices pursuant to Section 13.3 and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Borrower or Guarantor (or Borrower

122 LEGAL 4871-0055-7611v 22 on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts. (d) BORROWER, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. (e) Agent and Lenders shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on such Agent or such Lender, as applicable, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor: (i) certifies that neither Agent, any Lender, nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein. (f) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Financing Agreement in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to Agent or the Lenders hereunder or under the other Financing Agreements shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the applicable Agent of any sum adjudged to be so due in the Judgment Currency, the applicable Agent may in accordance with normal banking procedures purchase the

123 LEGAL 4871-0055-7611v 22 Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Agent from the applicable Loan Party in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent in such currency, Agent agrees to return the amount. 11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all Instruments and Chattel Paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each Borrower and Guarantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower and Guarantors, addressed as set forth in Section 13.3, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. 11.3 Collateral Waivers. To the maximum extent permitted by applicable law, each Borrower and Guarantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence, bad faith or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Borrower and Guarantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. 11.4 Amendments and Waivers. (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization or consent of the Required Lenders, and, other than with respect to any provision of Section 12 of this Agreement, by any Borrower, and such amendment, waiver, discharge or termination shall be effective and binding as to all Lenders only in the specific instance and for the specific purpose for which given; except, that, no such amendment, waiver, discharge or termination shall: (i) reduce the Interest Rate (including by amendment of such definition or any component definition) or any fees hereunder or the Fee Letter or extend the time of payment

124 LEGAL 4871-0055-7611v 22 of principal, interest or any fees or reduce the principal amount hereunder of the Term Loan, in each case without the consent of each Lender directly affected thereby; (ii) amend Maturity Date (including any component definition) in a manner to extend, or extend any other date of scheduled payment without the consent of each Lender directly affected thereby; (iii) release all of substantially all of the Collateral (except as expressly permitted or required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 9.12 hereof), without the consent of Agent and all of the Lenders; (iv) reduce any percentage specified in the definition of Required Lenders or amend the definition of Pro Rata Share without the consent of Agent and all of Lenders; (v) consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders; (vi) amend, modify or waive any provision of Section 6.4, without the consent of Agent and all of the Lenders; (vii) subordinate the Obligations hereunder or the liens granted hereunder or under the other Financing Agreements, to any other Indebtedness or lien, as the case may be (except for the liens permitted in Section 9.8 hereof having priority by operation of law), without the consent of Agent and all of the Lenders; (viii) amend, modify or waive any terms of this Section 11.4 hereof, without the consent of Agent and all of the Lenders; or (ix) amend or modify any provision of Section 10.1 (exclusive of any definitions set forth therein), without the consent of Agent and Required Lenders (except that waivers of any provision of Section 10.1 shall only require the consent of the Required Lenders). (b) Notwithstanding anything to the contrary contained in Section 9.12 above, Agent may, in its discretion and without the consent of the any Lenders, amend or otherwise modify the Borrowing Base, the Reserves or any of their respective components which amendments or modifications have the effect of increasing the Borrowing Base, decreasing the Reserves or otherwise increasing the amounts available for borrowing hereunder to the extent that such amendment or modification is made to undo changes made after the date hereof and restore the Borrowing Base, Reserves or other components thereof back to a level or standard, as applicable, that exists on the date hereof if the reason for such reduction or increase established after the date hereof no longer exists, as determined by Agent. (c) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of

125 LEGAL 4871-0055-7611v 22 any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise. (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts, Eligible Inventory or Eligible Credit Card Receivables shall not be deemed an amendment to the advance rates provided for in this Section 11.4. Notwithstanding anything to the contrary contained in Section 9.12 above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the Term Loan hereunder may be delivered after the date hereof, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Borrower, Guarantor or any of their Subsidiaries and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender. 11.5 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto. 11.6 Indemnification. Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent and each Lender, and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such Person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable and documented out- of-pocket fees and expenses of counsel except that Borrower and Guarantors shall not have any obligation under this Section 11.6 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee (but without limiting the obligations of Borrower or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive

126 LEGAL 4871-0055-7611v 22 damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. Absent gross negligence, bad faith or willful misconduct, no Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement. This Section 11.6 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. SECTION 12. THE AGENT 12.1 Appointment, Powers and Immunities. Each Secured Party irrevocably designates, appoints and authorizes WhiteHawk to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Secured Party; (b) shall not be responsible to Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Secured Parties for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent. 12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions

127 LEGAL 4871-0055-7611v 22 of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders. 12.3 Events of Default. (a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Term Loan hereunder, unless and until Agent has actual knowledge or same and has received written notice from a Lender or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition” (each a “Notice of Default or Failure of Condition”). In the event that Agent obtains actual knowledge or receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. (b) Except with the prior written consent of Agent, no Secured Party may assert or exercise any enforcement right or remedy in respect of the Term Loan or other Obligations, as against any Borrower or Guarantor or any of the Collateral or other property of any Borrower or Guarantor. 12.4 Whitehawk in its Individual Capacity. At any time Whitehawk (or any successor acting as Agent) is a Lender hereunder, then with respect to its Term Loan Commitment and its Term Loan Outstandings hereunder from time to time, if any, so long as Whitehawk (or such successor) shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Whitehawk (or such successor) in its individual capacity as Lender hereunder. Whitehawk (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Whitehawk and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders. 12.5 Indemnification. (a) Neither the Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party or any of its Related Parties under or in connection with this Agreement or the other Financing Agreements (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall reasonably believe in good faith to be necessary, under the circumstances as provided in the Financing Agreements) (except to the extent the Agent or such Related Party shall have acted with gross negligence or willful misconduct with respect thereto (such absence to be

128 LEGAL 4871-0055-7611v 22 presumed unless otherwise determined by a court of competent jurisdiction in a final and non- appealable judgment)) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Financing Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Financing Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or for any failure of any Loan Party to perform its obligations hereunder or thereunder. (b) Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting any obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares of the Term Loan, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement. 12.6 Non-Reliance on Agent and Other Lenders. Each Secured Party agrees that it has, independently and without reliance on Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Guarantors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Guarantor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder (including the documents provided for in Section 12.9 hereof), Agent shall not have any duty or responsibility to

129 LEGAL 4871-0055-7611v 22 provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of Agent. 12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. 12.8 Concerning the Collateral and the Related Financing Agreements. Each Secured Party authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties. 12.9 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender: (a) is deemed to have requested that Agent furnish such Lender (and Agent agrees that it will furnish to such Lender), promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to the Borrower and its Subsidiaries received by Agent; (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement; (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrower and Guarantors and will rely significantly upon Borrower’ and Guarantors’ books and records, as well as on representations of Borrower’ and Guarantors’ personnel; and (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner. 12.10 Collateral Matters. (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood

130 LEGAL 4871-0055-7611v 22 or maximize the amount of repayment by Borrower and Guarantors of the Term Loan and other Obligations. All Special Agent Advances made pursuant to this Section 12.10 shall (i) be repaid within ninety (90) days after the date such Special Agent Advance is made, except as Required Lenders may otherwise agree, (ii) be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral and (iii) bear interest at the rate specified in clause (c)(ii) of the definition of “Interest Rate”. Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof. (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Term Loan Commitments and Payment in Full of the Obligations (other than indemnification and other contingent obligations not yet accrued at such time), or (ii) constituting property being sold or disposed of if Borrower or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $1,000,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section. (c) Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in

131 LEGAL 4871-0055-7611v 22 any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor. (d) Agent shall have no obligation whatsoever to any Secured Party or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Term Loan hereunder, or whether any particular Reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender. 12.11 Agency for Perfection. Each Secured Party hereby appoints Agent and each other Secured Party as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Secured Party hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Secured Party obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions. 12.12 Successor Agent. Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor agent from among Lenders and Borrower. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective subject to Section 12.16(g) hereof and Lenders shall perform all of the duties of Agent

132 LEGAL 4871-0055-7611v 22 hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. 12.13 Other Agent Designations. Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by Agent to Borrower of any such designation. Any Lender that is so designated as a Co- Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder. 12.14 [Reserved]. 12.15 Erroneous Payments. (a) If the Agent (x) notifies a Lender, Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 12.14 and held in trust for the benefit of the Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of

133 LEGAL 4871-0055-7611v 22 their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 12.14(b). For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 12.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.14(a) or on whether or not an Erroneous Payment has been made. (c) Each Lender or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Financing Agreement, or otherwise payable or distributable by the Agent to such Lender or Secured Party under any Financing Agreement with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under clause (a). (d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Term Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Term Loans of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the

134 LEGAL 4871-0055-7611v 22 assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a platform such as ClearPar as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Term Loan Notes evidencing such Term Loans to the Borrower or the Agent (but the failure of such Person to deliver any such Term Loan Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Term Loans subject to the Erroneous Payment Deficiency Assignment. (ii) Subject to Section 13.7 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell any Term Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Term Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Term Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Term Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time. (e) The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Financing Agreements with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Financing Agreements in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Term Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 12.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the

135 LEGAL 4871-0055-7611v 22 Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 12.14 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Term Loan Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Agreement. 12.16 Parallel Debt. (a) Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Agent amounts equal to the amounts due in respect of such Loan Party's Corresponding Obligations as they may exist from time to time. The payment undertakings of each Loan Party under this Section 12.16 are each to be referred to as a "Parallel Debt". (b) Each Parallel Debt will be payable in the currency or currencies of the relevant Corresponding Obligations and will become due and payable as and when and to the extent the relevant Corresponding Obligations become due and payable. An Event of Default in respect of the payment of the Corresponding Obligations shall constitute a default within the meaning of section 3:248 Dutch Civil Code with respect to the payment of the Parallel Debts without any notice being required. (c) Each of the parties to this Agreement hereby acknowledges that: (i) each Parallel Debt constitutes an undertaking, obligation and liability to the Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Loan Party; and (ii) each Parallel Debt represents the Agent’s own separate and independent claim to receive payment of each Parallel Debt from the relevant Loan Party, it being understood, in each case, that the amounts which may be payable by each Loan Party as Parallel Debt at any time shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations at that time.

136 LEGAL 4871-0055-7611v 22 (d) An amount paid by a Loan Party to the Agent in respect of a Parallel Debt will discharge the liability of the Loan Party under the Corresponding Obligations in an equal amount. (e) For the purpose of this Section 12.16, the Agent acts in its own name and for the benefit of the Lenders, but not as representative of the Lenders. (f) Each of the parties to this Agreement agrees that the Agent shall apply any proceeds and/or avails of the Collateral under the Dutch Security Documents, or any part thereof, and the proceeds and the avails of any Parallel Debt, in accordance with Section 12.16. (g) For purposes of any Dutch Security Document, any resignation by, or removal of, the Agent is not effective with respect to its rights under the Parallel Debts until all rights and obligations under the Parallel Debts have been assigned to and assumed by a successor collateral agent. (h) The Agent will reasonably cooperate in assigning its rights and obligations under the Parallel Debts to a successor collateral agent and will reasonably cooperate in transferring all rights and obligations under any Dutch Security Document to such successor collateral agent. All other parties hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfer of all rights and obligations by the Agent to a successor collateral agent. SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS 13.1 Term. (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Maturity Date, unless sooner terminated pursuant to the terms hereof. In addition, Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (or such shorter period as agreed to by Agent in its sole discretion) (which notice shall be irrevocable, unless such notice is expressly conditioned on the occurrence of another transaction) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time upon the occurrence and during the continuation of an Event of Default. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrower shall pay all amounts and take all other actions necessary to cause Payment in Full to occur. All such payments required to cause Payment in Full to occur in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 2:00 p.m., New York City time (or such later time as Agent may agree in its sole discretion). Notwithstanding the above, Borrower shall pay to Agent all unpaid Term Loan Outstandings (including accrued and unpaid interest thereon) on the Maturity Date.

137 LEGAL 4871-0055-7611v 22 (b) No termination of the Term Loan Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) have been fully and finally discharged and paid and Lenders have no further obligations hereunder (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) (following which all security interests and liens shall be released). Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrower or Guarantors, or to file them with any filing office, unless and until this Agreement and all Term Loan Commitments of all Lenders shall have been terminated in accordance with its terms and all Obligations (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) paid and satisfied in full in immediately available funds. Upon such termination, Agent will contemporaneously provide (assuming Agent has received written notice a reasonable amount of time prior to such termination) an appropriate payoff instrument, in form and substance reasonably satisfactory to Agent, which shall, among other things, give Borrower and Guarantors authority to file appropriate UCC-3 termination statements. 13.2 Interpretative Provisions. (a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement. (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. (c) All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns. (d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. (e) The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”. (f) A Default or an Event of Default shall continue or be continuing until such Default or Event of Default is waived in accordance with Section 11.4 or is cured in a manner

138 LEGAL 4871-0055-7611v 22 satisfactory to Agent; provided that, such Event of Default is capable of being cured as determined by Agent. (g) All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time. (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of the Borrower most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable Person to continue as a going concern or the scope of the audit. (i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”. (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation. (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation. (n) Unless the context of this Agreement or any other Financing Agreement clearly requires otherwise, all references to a fiscal month, fiscal quarter or fiscal year ending on

139 LEGAL 4871-0055-7611v 22 a certain date shall be deemed to refer to the fiscal month, fiscal quarter or fiscal year, respectively, of the Borrower ending on or closest to such date; provided that this Section 13.2(n) shall not apply to any references to fiscal months, fiscal quarters or fiscal years that are expressly stated to relate to any Person other than a Loan Party or a Subsidiary of a Loan Party. (o) In respect of the Canadian Guarantors, and any tangible property of any Loan Party situated in Canada, or any province or territory thereof, and constituting Collateral, (i) all terms used herein and defined by reference to the UCC shall also have any extended, alternative or analogous meaning given to such term in the PPSA, (ii) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws and shall have the meaning given thereto in the PPSA and (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable PPSA, including, without limitation, where applicable, financing change statements. (p) For all purposes pursuant to which the interpretation or construction of this Agreement and the other Financing Agreements may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (1) “personal property” shall include “movable property”, (2) “real property” shall include “immovable property”, (3) “tangible property” shall include “corporeal property”, (4) “intangible property” shall include “incorporeal property”, (5) “security interest”, “mortgage” and “Lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (6) all references to filing, registering or recording under the PPSA shall include publication under the Civil Code in the Province of Quebec, (7) all references to “perfection” or “perfected” Liens shall include a reference to an “opposable” or “set up” Lien as against third parties, (8) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (9) “goods” shall include “corporeal moveable property”, other than chattel paper, documents of title, instruments, money and securities, (10) an “agent” shall include a “mandatary”, (11) “construction liens” shall include “legal hypothecs”, (12) “joint and several” shall include “solidary”, (13) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (14) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (15) “easement” shall include “servitude”, (16) “priority” shall include “prior claim”, (17) “survey” shall include “certificate of location and plan”, and (18) “fee simple title” shall include “absolute ownership”. 13.3 Notices. (a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: (i) if delivered in Person, immediately upon delivery; (ii) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; (iii) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and (iv) if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 13.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section) provided, however, that notice of Default or Event of Default may only be given as set forth in (i) or (iii) above:

141 LEGAL 4871-0055-7611v 22 during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor. (c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. 13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law. 13.5 Confidentiality. (a) Agent and each Lender shall use all reasonable efforts to keep confidential, and shall use reasonable efforts to cause its agents (including accountants, auditors and filed examiners) to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant), any Affiliate of any Lender, any Lender’s investors or funding sources so long as such Lender, Participant (or prospective Lender or Participant), Affiliate, investor or funding source shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Agent, any Lender or any Participant (or any prospective Lender or Participant). Agent and Lenders shall not publicly disclose consummation of this Agreement prior to a public disclosure of the same by the Borrower or any of its Affiliates. (b) In the event that Agent, any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of Agent’s or such Lender’s expenses, cooperate with Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

142 LEGAL 4871-0055-7611v 22 (c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a Person other than a Borrower or Guarantor, (iii) to require Agent or any Lender to return any materials furnished by a Borrower or Guarantor to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to Agent or any Lender. (d) Agent and Lenders may share with their respective Affiliates any information relating to the Term Loan and Borrower and Guarantors; provided, that Agent and each Lender shall be responsible for any breach of this Section 13.5 by its respective Affiliates. Agent and Lenders may disclose information relating to the Term Loan to Gold Sheets and other similar bank trade publications with such information to consist of deal terms and other information customarily found in such publications. In addition, Agent and Lenders and their respective Affiliates may otherwise use the corporate names, logos and other insignia of Borrower and Guarantors in “tombstones” or other advertisements or public statements or other marketing materials of Agent and Lenders and their respective Affiliates. 13.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Secured Parties, Borrower, Guarantors and their respective successors and assigns, except that no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Secured Party may assign its rights and obligations under this Agreement unless such assignment is in compliance with Section 13.7. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Guarantors, Agent and Secured Parties with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements. 13.7 Assignments; Participations. (a) Each Lender may, with the prior written consent of Agent as required pursuant to the within definition of “Eligible Transferee”, assign all or, if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent

143 LEGAL 4871-0055-7611v 22 shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000. (b) Agent, acting for this purpose as any agent of the Borrower, shall maintain at one of its offices a register of the names and addresses of the Lenders, the Lender’s Term Loan Commitment and the Term Loan Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrower, Guarantors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement but shall continue to be entitled to the benefits of Sections 3.4 and 11.6). (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Guarantor or any of their Subsidiaries or the performance or observance by any Borrower or Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Guarantor in the possession of Agent or any Lender from time to time to assignees and Participants.

144 LEGAL 4871-0055-7611v 22 (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements; provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Term Loan Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Guarantor hereunder shall be determined as if such Lender had not sold such participation, and (iv) the Participant (unless an Affiliate of a Lender granting such participation) shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would extend the final scheduled maturity of the Term Loan, reduce the rate or extend the time for payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount of the Term Loan or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or a change in the Borrowing Base (or any component definitions thereof) or the calculation thereof shall not constitute a change in the terms of such participation, and that any increase in the Term Loan Commitment or Term Loan Outstandings shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof). The Borrower hereby agree that each Participant shall be entitled to the benefits of Section 3.3 and Section 6.5 (subject to the requirements and limitations therein, including the requirements under Section 6.5(f) (it being understood that the documentation required under Section 6.5(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 6.5(g) as if it were an assignee under paragraph (a) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.3 and Section 6.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Pro Rata Share of the Term Loan Outstandings hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto. (g) Borrower and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the delivery of informational materials, appraisals or other documents as shall be reasonably requested for, and the participation of relevant management in

145 LEGAL 4871-0055-7611v 22 meetings and conference calls as shall be reasonably requested with, potential Lenders or Participants. Borrower shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrower and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials. 13.8 [Reserved]. 13.9 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern. 13.10 Patriot Act. Each Lender subject to the Patriot Act hereby notifies Borrower and Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrower and Guarantors and other information that will allow such Lender to identify such Person in accordance with the Patriot Act and any other applicable law. Borrower and Guarantors are hereby advised that the making of the Term Loan hereunder is subject to satisfactory results of such verification. 13.11 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement. 13.12 Collateral Agent as Fondé de Pouvoir. Without limiting the power of the Agent hereunder or under any other Financing Agreement, each of the Loan Parties hereby acknowledges that for the purposes of holding any hypothec granted or to be granted by any Loan Party under any deed of hypothec (“Deed of Hypothec”) pursuant to the laws of the Province of Quebec to secure payment of any obligation under this Agreement or any other Financing Agreement entered into by the Borrower or any Guarantor, the Agent is hereby appointed to act as the hypothecary representative (formerly referred to as the person holding the power of attorney or fondé de pouvoir) pursuant to Article 2692 of the Civil Code of Quebec to act on behalf of each of the Loan Parties, debenture holders or bondholders, and the Borrower and each Guarantor hereby confirms and agrees to such appointment. Each of the Loan Parties hereby further acknowledges that the Agent is hereby appointed as agent, mandatary, custodian and depositary for and on behalf of each

146 LEGAL 4871-0055-7611v 22 of them (i) to hold and to be the sole registered holder of any debenture or bond issued under any Deed of Hypothec executed by or on behalf of the Borrower or any Guarantor as aforesaid, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Quebec) or any other applicable law, and (ii) to enter into, to take and to hold on their behalf, and for their benefit, any bond pledge agreement (“Bond Pledge”) to be executed by the Borrower or any Guarantor under the laws of the Province of Quebec and creating a pledge on any such debentures or bonds as security for the payment and performance of the Obligations. Each Person who is or becomes a Loan Party and each assignee holder under this Agreement or any other Financing Agreement, debenture or bond issued by any Loan Party shall be deemed to ratify the aforesaid appointments of the Agent, by its execution of an Assignment and Acceptance. The Agent agrees to act in such capacities. The Agent, in such aforesaid capacities shall (x) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Agent with respect to the Collateral under the Deed of Hypothec and Bond Pledge, applicable law or otherwise, and (y) benefit from and be subject to all provisions hereof with respect to the Agent, mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Loan Parties. The execution prior to the date hereof by the Agent of any Deed of Hypothec, Bond Pledge or other security documents made pursuant to the applicable law of the Province of Quebec is hereby ratified and confirmed. Without prejudice to Section 11.1 hereof, the provisions of this paragraph shall be also governed by the laws of the Province of Quebec. 13.13 Federal Cannabis Laws. Notwithstanding anything to the contrary in any of the Financing Agreements, each party hereto acknowledges and agrees on their own behalf and on behalf of any of their affiliates, participants or any one of their Related Parties, that (A) no such Person (i) makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement or in any other Financing Document with any Federal Cannabis Laws, (ii) shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non- compliance also constitutes a violation of applicable state or commonwealth law with respect to Cannabis, and (iii) shall seek to enforce the provisions hereof in a United States federal court unless and until the parties have reasonably determined that applicable state or commonwealth law with respect to Cannabis is fully compliant with Federal Cannabis Laws and (B) (i) the transactions contemplated hereby do not violate public policy and (ii) agree to waive on their own behalf and on behalf of any of their affiliates, participants or any one of their Related Parties illegality as a defense to contractual claims arising out of this Agreement or the other Financing Documents. 13.14 Dutch Attorney. If a Dutch Obligor is represented by an attorney in connection with the signing and/or execution of this Agreement or any other deed, agreement or document referred to in this Agreement or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his authority shall be governed by the laws of the Netherlands. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] IN WITNESS WHEREOF, Agent, Lenders, Borrower and Guarantors have caused these presents to be duly executed as of the day and year first above written. BORROWER: GREENLANE HOLDINGS, INC. By: Name: Nicholas Kovacevich Title: Chief Executive Officer GUARANTORS: ARI LOGISTICS B.V. By: Name: N.F. Kovacevich Title: Authorized signatory CONSCIOUS B.V. By: Name: N.F. Kovacevich Title: Authorized signatory DocuSign Envelope ID: FF8FF94F-391A-4A05-974D-E534CCE56030

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] GLOBAL PACIFIC HOLDINGS LLC By: Warehouse Goods LLC, its sole member By: Greenlane Holdings, LLC, its sole member By: Greenlane Holdings, Inc., its manager By: Name: Nicholas Kovacevich Title: Chief Executive Officer GREENLANE HOLDINGS, LLC By: Greenlane Holdings, Inc., its manager By: Name: Nicholas Kovacevich Title: Chief Executive Officer GREENLANE HOLDINGS EU B.V. By: Name: N.F. Kovacevich Title: Authorized signatory DocuSign Envelope ID: FF8FF94F-391A-4A05-974D-E534CCE56030

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] GS FULFILLMENT LLC By: Warehouse Goods LLC, its sole member By: Greenlane Holdings, LLC, its sole member By: Greenlane Holdings, Inc., its manager By: Name: Nicholas Kovacevich Title: Chief Executive Officer HSCM LLC By: Warehouse Goods LLC, its sole member By: Greenlane Holdings, LLC, its sole member By: Greenlane Holdings, Inc., its manager By: Name: Nicholas Kovacevich Title: Chief Executive Officer DocuSign Envelope ID: FF8FF94F-391A-4A05-974D-E534CCE56030

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] HS MALIBU LLC By: Warehouse Goods LLC, its sole member By: Greenlane Holdings, LLC, its sole member By: Greenlane Holdings, Inc., its manager By: Name: Nicholas Kovacevich Title: Chief Executive Officer KCH DISTRIBUTION INC. By: Name: Nicholas Kovacevich Title: Chief Executive Officer, Secretary KIM INTERNATIONAL LLC By: Merger Sub Gotham 2, LLC, its sole member By: Greenlane Holdings, Inc., it sole member By: Name: Nicholas Kovacevich Title: Chief Executive Officer DocuSign Envelope ID: FF8FF94F-391A-4A05-974D-E534CCE56030

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] KUSH ENERGY, LLC By: Merger Sub Gotham 2, LLC, its sole member By: Greenlane Holdings, Inc., it sole member By: Name: Nicholas Kovacevich Title: Chief Executive Officer KUSH SUPPLY CO. LLC By: Merger Sub Gotham 2, LLC, its sole manager By: Greenlane Holdings, Inc., it sole member By: Name: Nicholas Kovacevich Title: Chief Executive Officer MERGER SUB GOTHAM 2, LLC By: Greenlane Holdings, Inc., its sole member By: Name: Nicholas Kovacevich Title: Chief Executive Officer DocuSign Envelope ID: FF8FF94F-391A-4A05-974D-E534CCE56030

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] ROCKETMANG LLC By: Pollen Gear LLC, its sole manager By: Greenlane Holdings, LLC, its sole manager By: Greenlane Holdings, Inc., its manager By: Name: Nicholas Kovacevich Title: Chief Executive Officer SHAVITA B.V. By: Name: Title: SOUTH ATLANTIC HOLDINGS LLC By: Warehouse Goods LLC, its sole member By: Greenlane Holdings, LLC, its sole member By: Greenlane Holdings, Inc., its manager By: Name: Nicholas Kovacevich Title: Chief Executive Officer N.F. Kovacevich Authorized signatory DocuSign Envelope ID: FF8FF94F-391A-4A05-974D-E534CCE56030

DocuSign Envelope ID: FF8FF94F-391A-4A05-974D-E534CCE56030

VAPE WORLD DISTRIBUTION LTD.

DocuSigned by:
46D6F01CCDFF449...

By: ______________________________
Name: Nicholas Kovacevich
Title: Chief Executive Officer, Secretary

WAREHOUSE GOODS LLC

By: Greenlane Holdings, LLC, its sole member

By: Greenlane Holdings, Inc., its manager

DocuSigned by:
46D6F01CCDFF449...

By: ______________________________
Name: Nicholas Kovacevich
Title: Chief Executive Officer

1095 BROKEN SOUND PKWY LLC

By: Warehouse Goods LLC, its sole member

By: Greenlane Holdings, LLC, its sole member

By: Greenlane Holdings, Inc., its manager

DocuSigned by:
46D6F01CCDFF449...

By: ______________________________
Name: Nicholas Kovacevich
Title: Chief Executive Officer

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] POLLEN GEAR LLC By: Greenlane Holdings, LLC, its sole member By: Greenlane Holdings, Inc., its manager By: Name: Nicholas Kovacevich Title: Chief Executive Officer HS PRODUCTS LLC By: Greenlane Holdings, LLC, its sole member By: Greenlane Holdings, Inc., its manager By: Name: Nicholas Kovacevich Title: Chief Executive Officer DocuSign Envelope ID: FF8FF94F-391A-4A05-974D-E534CCE56030

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] [SIGNATURES CONTINUED FROM PREVIOUS PAGE] AGENT WHITEHAWK CAPITAL PARTNERS LP, as Agent By: Name: Harry Chung Title: Chief Financial Officer and Chief Operating Officer LENDERS WHITEHAWK FINANCE LLC, as a Lender By: Name: Harry Chung Title: Chief Financial Officer and Chief Operating Officer

LEGAL 4882-0995-1019v 9 EXHIBIT A FORM OF ASSIGNMENT AND ACCEPTANCE This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and [INSERT NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Term Loan and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor. 1 Assignor: 2 Assignee: [and is an Eligible Transferee of 1] 3 Borrower: Greenlane Holdings, Inc. (the “Borrower”) 4 Agent: WhiteHawk Capital Partners LP, as the agent under the Loan Agreement (“Agent”) 5 Loan Agreement: Loan and Security Agreement, dated as of August 8, 2022, among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent 6 Assigned Interest: 1 Select as applicable.

LEGAL 4882-0995-1019v 9 Facility Assigned Term Loan Outstandings of all Lenders Amount of Term Loan Outstandings Assigned Percentage Assigned of Term Loan Outstandings2 Term Loan $_______________ $_______________ $_______________ 7 Effective Date: _______________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The Assignee agrees to deliver to Agent a completed administrative questionnaire (on the Agent’s standard form or any other mutually agreeable form) in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Guarantors and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws. The terms set forth in this Assignment and Acceptance are hereby agreed to: ASSIGNOR: [NAME OF ASSIGNOR] By: Name: Title: ASSIGNEE: [NAME OF ASSIGNEE] By: Name: Title: [Consented to and]3 Accepted: 2 Set forth, to at least 9 decimals, as a percentage of the Term Loan Outstandings of all Lenders thereunder. 3 To be added only if the consent of Agent is required by the terms of the Loan Agreement.

LEGAL 4882-0995-1019v 9 WHITEHAWK CAPITAL PARTNERS LP, as Agent By: Name: Title: [Consented to]4: [NAME OF RELEVANT PARTY] By: Name: Title: 4 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Loan Agreement.

LEGAL 4882-0995-1019v 9 ANNEX 1 STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ACCEPTANCE 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Financing Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Agreement or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Agreement. 1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.6 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreements are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall

LEGAL 4882-0995-1019v 9 constitute one instrument. Counterparts delivered by facsimile or other electronic transmission shall be effective as originals. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

LEGAL 4882-0995-1019v 9 EXHIBIT B PERFECTION CERTIFICATE Reference is hereby made to that certain Loan and Security Agreement, dated as of August 8, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and among Greenlane Holdings, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and WhiteHawk Capital Partners LP, a Delaware limited partnership, in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Loan Agreement, as appropriate. As used herein, the term “Loan Party Obligor” means the Borrower and each Guarantor. The undersigned hereby certifies to the Agent as follows: 1. Names. a) The exact legal name of each Loan Party Obligor, as such name appears in its respective certificate of formation, trust agreement or declaration of trust or any other organizational document, or in the case of a natural person, such person’s birth certificate, is set forth in Schedule 1(a). Each Loan Party Obligor is (i) the type of entity or trust disclosed next to its name in Schedule 1(a) (or if the particular Loan Party Obligor is a natural person, please indicate so) and (ii) a registered organization or trust except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is (x) for each Loan Party Obligor (other than a natural person), the organizational identification number, the Federal Taxpayer Identification Number (to the extent applicable) of each Loan Party Obligor and the jurisdiction of organization or formation (as applicable) of each Loan Party Obligor and (xi) for each Loan Party Obligor that is a natural person, such person’s social security number. Each Loan Party Obligor (other than a natural person or trust) is qualified to do business in the states listed on Schedule 1(a). b) Set forth in Schedule 1(b) hereto is a true, correct and complete list of all other legal, corporate or organizational names each Loan Party Obligor has had in the past five years, together with the date of the relevant change. c) Set forth in Schedule 1(c) is a true, correct and complete list of all other names used by each Loan Party Obligor, or any other business or organization to which each Loan Party Obligor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service, at any time in the past five years. Except as set forth in Schedule 1(c), no Loan Party Obligor has changed its jurisdiction of formation or organization (or if a particular Loan Party Obligor is a natural person, its primary residence) at any time during the past four months. d) Set forth on Schedule 1(d) is a true, correct and complete list of all named beneficiaries of any Loan Party Obligor that is a trust. Also set forth on Schedule 1(d) is a true, correct and complete list of each beneficiary’s (i) jurisdiction of incorporation or

LEGAL 4882-0995-1019v 9 formation, as applicable, (ii) the organizational identification number, the Federal Taxpayer Identification Number (to the extent applicable) of each such beneficiary (or if the particular beneficiary is a natural person, such person’s social security number) and (iii) the chief executive office (or if a natural person, its primary residence) of each Loan Party Obligor is located at the address set forth in Schedule 2 hereto. 2. Current Locations. The chief executive office (or if a natural person, its primary residence) of each Loan Party Obligor is located at the address set forth in Schedule 2 hereto. Each Loan Party Obligor maintains a place of business (or if the particular Loan Party Obligor is a natural person, a residence) or has tangible personal property not otherwise disclosed in this Perfection Certificate at the addresses set forth in Schedule 2 hereto. 3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto, all of the Collateral has been originated by each Loan Party Obligor in the ordinary course of business or consists of goods which have been acquired by such Loan Party Obligor in the ordinary course of business from a person in the business of selling goods of that kind. 4. File Search Reports. Attached hereto as Schedule 4 is a true, correct and complete summary of file search reports from the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 3 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule 1(c) or Schedule 3 with respect to each legal name of the person or entity from which each Loan Party Obligor purchased or otherwise acquired any of the Collateral. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending state lawsuits or other filing identified in such file search reports have been delivered to the Agents. 5. Insurance. Attached hereto as Schedule 5 is a true, correct and complete list of all policies of insurance of each Loan Party Obligor, including the name of each insurance company, each insured, types and limits of insurance (including deductibles and self-insured limits). 6. Real Property. a) Attached hereto as Schedule 6(a) is a list of all (i) real property owned, leased or otherwise held by each Loan Party Obligor, (ii) filing offices for mortgages relating to any such real property, (iii) common names, addresses and uses of each such real property (stating improvements located thereon), (iv) a brief description of the primary use(s) of such property and (v) the fair market value thereof. b) Except as described on Schedule 6(b) attached hereto: (i) no Loan Party Obligor has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 6(a) and (ii) no Loan Party Obligor has any leases which require the consent of the landlord, tenant or other party thereto in respect of the Loan Agreement and the other Loan Documents. c) Schedule 6(c) is a true, correct and complete list of all third parties (“Bailees”) with possession of any Collateral (including inventory and equipment) of any Loan Party Obligor, including the name and address of such Bailee, a description of the Collateral in such Bailee’s possession and the location of such Collateral (if none please so state). 7. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7(a) is a true, correct and complete list of each of all of the authorized, and the issued and outstanding,

LEGAL 4882-0995-1019v 9 stock, partnership interests, limited liability company membership interests or other equity interests of each Loan Party Obligor and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Set forth on Schedule 7(b) is each equity investment of each Loan Party Obligor that represents 50% or less of the equity of the entity in which such investment was made. 8. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 8 is a true, correct and complete list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Loan Party Obligor as of the date hereof having a principal amount in excess of $50,000, including all intercompany notes between or among any two or more Loan Party Obligors or any of their subsidiaries. 9. Intellectual Property. a) Attached hereto as Schedule 9(a) is a true, correct and complete list of each Loan Party Obligor’s patents, patent licenses, trademarks and trademark licenses registered with the United States Patent and Trademark Office, and all other patents, patent licenses, applications for patents, trademarks and trademark licenses, all applications for registration of trademarks, including the name of the registered owner and the registration number of each patent, patent license, trademark and trademark license owned by each Loan Party Obligor. b) Attached hereto as Schedule 9(b) is a true, correct and complete list of each Loan Party Obligor’s United States copyrights and copyright licenses, all applications for registration of copyrights, and all other copyrights and copyright licenses, including the name of the registered owner and the registration number of each copyright or copyright license owned by each Loan Party Obligor. c) Schedule 9(c) provides a true, correct and complete list of all Intellectual Property licenses entered into by any Loan Party Obligor pursuant to which (i) any Loan Party Obligor has provided any license or other rights in Intellectual Property owned or controlled by such Loan Party Obligor to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) or (ii) any Person has granted to any Loan Party Obligor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Loan Party Obligor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Loan Party Obligor. d) All filings necessary to preserve, protect and perfect the security interests in the United States trademarks, trademark licenses, patents, patent licenses, copyrights and copyrights licenses set forth on Schedule 9(a) and Schedule 9(b), if any, have previously been filed. 10. Commercial Tort Claims. Attached hereto as Schedule 10 is a true, correct and complete list of all Commercial Tort Claims held by each Loan Party Obligor, including a brief description thereof. 11. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 11 is a true, correct and complete list of all Deposit Accounts, securities accounts and commodity accounts maintained by each Loan Party Obligor, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

LEGAL 4882-0995-1019v 9 12. Letter-of-Credit Rights. Attached hereto as Schedule 12 is a true, correct and complete list of all letters of credit issued in favor of each Loan Party Obligor, as beneficiary thereunder. 13. Motor Vehicles. Attached hereto as Schedule 13 is a true, correct and complete list of all motor vehicles, tractors or trailers (covered by certificates of title or ownership) owned by each Loan Party Obligor. 14. Machinery and Equipment. Attached here to as Schedule 14 is a true, correct and complete list of all the M&E owned by each Loan Party Obligor, organized by category and location of such M&E. 15. Other Assets: A Loan Party Obligor owns the following kinds of assets: Aircraft: ____Yes __ No Vessels, boats or ships: ____Yes ___ No Railroad rolling stock: ____Yes ___ No Motor Vehicles or similar titled collateral ____Yes ___ No If the answer is yes to any of these other types of assets, please describe on Schedule 15.

LEGAL 4882-0995-1019v 9 IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this ____ day of _______, 2022. GREENLANE HOLDINGS, INC. By: ____________________________________ Name: Title: [GUARANTORS] By: ____________________________________ Name: Title:

LEGAL 4882-0995-1019v 9 Schedule 1(b) Prior Names

LEGAL 4882-0995-1019v 9 Schedule 1(c) Other/Trade Names

LEGAL 4882-0995-1019v 9 Schedule 1(d) Trust Beneficiaries

LEGAL 4882-0995-1019v 9 Schedule 3 Extraordinary Transactions

LEGAL 4882-0995-1019v 9 Schedule 4 File Search Reports

LEGAL 4882-0995-1019v 9 Schedule 6(b) Leases/Landlord Consents

LEGAL 4882-0995-1019v 9 Schedule 7(b) Equity Investments Representing 50% or Less

LEGAL 4882-0995-1019v 9 Schedule 8 Instruments and Tangible Chattel Paper in Excess of $50,000

LEGAL 4882-0995-1019v 9 Schedule 9(a) Intellectual Property - Patents/Trademark Patents Patent Licenses Patent Applications Trademarks Trademark Licenses Trademark Applications

LEGAL 4882-0995-1019v 9 Schedule 9(b) Intellectual Property - Copyright Copyrights Copyright Licenses

LEGAL 4882-0995-1019v 9 Schedule 9(c) Intellectual Property Licenses .

LEGAL 4882-0995-1019v 9 Schedule 10 Commercial Tort Claims

LEGAL 4882-0995-1019v 9 Schedule 12 Letter-of-Credit Rights

LEGAL 4882-0995-1019v 9 Schedule 13 Motor Vehicles, Tractors and Trailers Year Make Model VIN

LEGAL 4882-0995-1019v 9 Schedule 14 Machinery and Equipment

LEGAL 4882-0995-1019v 9 Schedule 15 Other Assets

LEGAL 4882-0995-1019v 9 EXHIBIT C FORM OF COMPLIANCE CERTIFICATE To: WhiteHawk Capital Partners LP, as Agent 11601 Wilshire Blvd, Suite 1250 Los Angeles, CA 90025 Attn.: Robert Louzan Ladies and Gentlemen: I hereby certify to you pursuant to Section 7.1(a)(iv) and Section 9.6 of the Loan Agreement (as defined below) as follows: 1. I am the [____________] of Greenlane Holdings, Inc., a Delaware corporation (the “Borrower”). Capitalized terms used herein without definition shall have the meanings given to such terms in that certain Loan and Security Agreement, dated as of August 8, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and WhiteHawk Capital Partners LP, a Delaware limited partnership, in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). 2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrower and Guarantors, during the immediately preceding [fiscal month][fiscal quarter][fiscal year]. 3. The review described in Section 2 above did not disclose the existence during or at the end of such [fiscal month][fiscal quarter][fiscal year] and to my knowledge, there is not any condition or event that constitutes a Default or an Event of Default under the Loan Agreement, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event. 4. I further certify that, based on the review described in Section 2 above, no Borrower or Guarantor has at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following: (a) Changed its respective company name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

LEGAL 4882-0995-1019v 9 (b) Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than (i) to any location set forth on Schedule 8.2 to the Loan Agreement or any location established in accordance with Section 9.2 of the Loan Agreement (or any properties or assets in-transit from one such location to another such location to the extent permitted by the Loan Agreement), or (ii) pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement). (c) Materially changed the terms upon which it generally sells goods (including sales on consignment) or provides services, nor has any significant vendor or trade supplier to any Borrower or Guarantor during or at the end of such period materially adversely changed the terms upon which it supplies goods to Borrower or any Guarantor. (d) Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements. (e) Have knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for borrowed money by any Borrower or Guarantor with an aggregate principal amount in excess of $250,000. (f) Obtained or acquired any new trademark, patent or copyright registration or filed or acquired any new trademark, patent or copyright application, except as set forth in Schedule IV hereto. (g) Not paid other than in the ordinary course any material amounts owing to owners and lessors of leased premises (including retail store locations), warehouses, fulfillment centers, processors, custom brokers, freight forwarders and other third parties from time to time in possession of any Collateral having a Value (with respect to Inventory or Equipment) or a value (with respect to all other Collateral) equal to or greater than $100,000. (h) Obtained or acquired any new retail store or distribution center locations or closed or sold any retail store or distribution centers, except as set forth on Schedule V hereto. (i) Opened or acquired any new Deposit Account with any bank or other financial institution, except as set forth on Schedule VI hereto (along with the name of the Borrower or Guarantor who owns the account, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of this Compliance Certificate). (j) Not paid any sales and use taxes when due as of the date of this Compliance Certificate, except as specifically described in Schedule VII hereto and except where the non- payment of such sales and use taxes involves an aggregate amount of less than $50,000.5 5 To be included only for Compliance Certificates delivered with respect to any fiscal month (i.e., not for the Compliance Certificate delivered with the annual financials).

LEGAL 4882-0995-1019v 9 5. Attached hereto as Schedule III are the calculations used in determining whether Borrower and Guarantors are in compliance with the [Liquidity]6[EBITDA][Availability Block] covenant set forth in Section 9.18 of the Loan Agreement, [as of the close of business of the Borrower on the last Business Day of each week in such fiscal month]7 [as of the last day of the fiscal month ending on the last day of such fiscal quarter]8 [as of the last day of such fiscal year]9. The foregoing certifications are made and delivered this day of ___________, 20__. Very truly yours, GREENLANE HOLDINGS, INC., as Borrower By: Name: Title: 6 To be included only for Compliance Certificates delivered with respect to any fiscal month. 7 To be included only for Compliance Certificates delivered with respect to any fiscal month. 8 To be included only for Compliance Certificates delivered for the last fiscal month of each fiscal quarter. 9 To be included only for the Compliance Certificate delivered for the last fiscal month of each fiscal year.

LEGAL 4882-0995-1019v 9 EXHIBIT D FORM OF BORROWING BASE CERTIFICATE10 [on Borrower’s letterhead] [DATE] This Borrowing Base Certificate (this “Certificate”) is being executed and delivered pursuant to, and in accordance with, the terms and provisions of that certain Loan and Security Agreement, dated as of August 8, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and among Greenlane Holdings, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and WhiteHawk Capital Partners LP, a Delaware limited partnership, in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Loan Agreement. The undersigned, on behalf of the Borrower and not in any individual capacity, hereby certifies to the Agent that as of the date hereof: 1. Attached hereto as Annex A are calculations of the Borrowing Base as of the last Business Day of the immediately preceding fiscal month for monthly reporting (or the Friday of the immediately preceding week for weekly reporting) as to the Inventory, together with (i) an inventory summary report by category as determined by Borrower in accordance with their current and prior inventory management policies (and upon Agent’s reasonable request, upon the occurrence and during the continuance of an Event of Default, letter of credit inventory summary) and identifying where such Inventory is located and (ii) supporting data for such calculations. 2. [Attached hereto as Annex B is a description of the Account(s) of the Borrower which [was/were] previously [an] Eligible Account(s) that ceased to be [an] Eligible Account(s) since the date of the last Borrowing Base Certificate.]11 10 To be delivered promptly after the end of (but in no event more than fifteen (15) Business Days thereafter) each fiscal month, so long as no Event of Default has occurred and is continuing and no Increased Reporting Period is then in effect (at any time an Event of Default has occurred and is continuing or if an Increased Reporting Period is in effect, weekly on each Wednesday (or if such day is not a Business Day, then the next succeeding Business Day)). 11 To be included in the event that an Account of the Borrower which was previously an Eligible Account ceases to be an Eligible Account under the Loan Agreement.

LEGAL 4882-0995-1019v 9 The Borrower represents and warrants to the Agent that (i) this Certificate is true and correct in all material respects and (ii) the amounts set forth in this Certificate are determined in accordance with the Loan Agreement (to the extent applicable).

LEGAL 4882-0995-1019v 9 GREENLANE HOLDINGS, INC., a Delaware corporation, as the Borrower By: Name: Title:12 12 To be signed by the chief financial officer, a vice president of finance, a controller or other appropriate financial officer of the Borrower reasonably acceptable to Agent (or if no such officers have been appointed or elected, the board of directors of the Borrower).

LEGAL 4882-0995-1019v 9 ANNEX A Borrowing Base Calculations [See attached.]

LEGAL 4882-0995-1019v 9 [ANNEX B Accounts [See attached.]]

LEGAL 4882-0995-1019v 9 EXHIBIT E-1 FORM OF U.S. TAX CERTIFICATE (FOR NON-U.S. [LENDERS] [PARTICIPANTS]13 THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES) Reference is hereby made to that certain Loan and Security Agreement, dated as of August 8, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Greenlane Holdings, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and WhiteHawk Capital Partners LP, a Delaware limited partnership, in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Pursuant to the provisions of Section 6.5 of the Loan Agreement, the undersigned hereby certifies that it is the sole record and beneficial owner of the [Term Loan (as well as any note(s) evidencing such Term Loan)] [participation] in respect of which it is providing this certificate, it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business. The undersigned has furnished [Agent and Borrower] [its participating Lender] with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that if the information provided on this certificate changes, the undersigned shall promptly so inform [Borrower and Agent] [such Lender] and the undersigned shall have at all times furnished [Borrower and Agent] [such Lender] with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF LENDER OR PARTICIPANT] By: Name: Title: 13 This form can be used for Lenders or Participants. Select the appropriate bracketed phrases.

LEGAL 4882-0995-1019v 9 Date: __________, 20__

LEGAL 4882-0995-1019v 9 EXHIBIT E-2 FORM OF U.S. TAX CERTIFICATE (FOR NON-U.S. [LENDERS] [PARTICIPANTS]14 THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES) Reference is hereby made to that certain Loan and Security Agreement, dated as of August 8, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Greenlane Holdings, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and WhiteHawk Capital Partners LP, a Delaware limited partnership, in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Pursuant to the provisions of Section 6.5 of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the [Term Loan (as well as any promissory note(s) evidencing such Term Loan)] [participation] in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such [Term Loan (as well as any note(s) evidencing such Term Loan)] [participation], (c) with respect to [the extension of credit pursuant to this Loan Agreement or any other Financing Agreement] [participation], neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (e) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (f) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business. The undersigned has furnished [Agent and Borrower] [its participating Lender] with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN- E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform [Borrower and Agent] [such Lender] and (b) the undersigned shall have at all times furnished [Borrower and Agent] [such Lender] with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. 14 This form can be used for Lenders or Participants. Select the appropriate bracketed phrases.

LEGAL 4882-0995-1019v 9 Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF LENDER OR PARTICIPANT] By: Name: Title: Date: __________, 20__

1 LEGAL 4882-0995-1019v 9 EXHIBIT F FORM OF GUARANTY THIS GUARANTY, dated as of [●], 20[●] (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), is made by each of the undersigned identified on the signature pages hereto, as guarantors (together with any other entity that may become a party hereto as provided herein, each a “Guarantor” and collectively, the “Guarantors”), in favor of WHITEHAWK CAPITAL PARTNERS LP, as Agent (the “Agent”), for the benefit of itself and the lenders under the Loan Agreement (as defined below) (collectively, the “Beneficiaries”). RECITALS A. Greenlane Holdings, Inc., a Delaware corporation (the “Borrower”), entered into that certain Loan and Security Agreement, dated as of August 8, 2022 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, Agent, certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, and the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”), pursuant to which the Lenders agreed to make loans and other extensions of credit to the Borrower for the purposes set forth therein (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meanings given such terms in the Loan Agreement). B. Pursuant to the terms of the Loan Agreement, and as a condition precedent to the extension of credit thereunder, the Lenders have required that each Guarantor execute and deliver this Guaranty to guarantee the payment and performance of the Obligations. C. Each Guarantor has determined that valuable benefits will be derived by it as a result of the Loan Agreement and the extension of credit made (and which may be made after the date hereof) by the Lenders thereunder. Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby covenants and agrees in favor of Agent for the benefit of the Beneficiaries as follows: 1. Each Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that the Borrower will properly and timely perform the Obligations. This Guaranty shall terminate when all Obligations have been Paid in Full and the Financing Agreements have been terminated (other than indemnification and other contingent obligations not yet accrued at such time).

2 LEGAL 4882-0995-1019v 9 2. Each Guarantor covenants that, until all Obligations have been Paid in Full and the Financing Agreements have been terminated (other than indemnification and other contingent obligations not yet accrued at such time), it will, and, if necessary, will enable the Borrower (to the extent of its authority therefor) to, fully comply with the applicable conditions, covenants and agreements set forth in the Loan Agreement. Notwithstanding any contrary provision in this Guaranty, however, each Guarantor’s maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable bankruptcy, insolvency or other similar law relating to fraudulent conveyance or fraudulent transfer. 3. If any Guarantor is or becomes liable for any Obligations owing by any Loan Party to any Beneficiary by endorsement or otherwise other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Beneficiaries hereunder shall be cumulative of any and all other rights that the Beneficiaries may ever have against any Guarantor. The exercise by any Beneficiary of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. 4. All obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of: (a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Obligations; (b) any lack of validity or enforceability relating to or against the Borrower, any other Loan Party or any other guarantor of any of the Obligations, for any reason related to the Loan Agreement, any other Financing Agreement or any other agreement or instrument governing or evidencing any Obligations, or any requirement of any Governmental Authority purporting to prohibit the payment by the Borrower, any other Loan Party or any other guarantor of the Obligations of the principal of or interest on the Obligations; (c) any modification or amendment of or supplement to the Loan Agreement or any other Financing Agreement; (d) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Financing Agreement or any other agreement or instrument governing or evidencing any Obligations, including any increase or decrease in the rate of interest thereon; (e) any release, non-perfection or invalidity of any direct or indirect collateral security for any obligation of any Loan Party under the Loan Agreement or any other Financing Agreement or any obligations of any other guarantor of any of the Obligations, any amendment or waiver of, or consent to departure from, any other guaranty or support document, any exchange, release or non-perfection of any Collateral for all or any of the Financing Agreements or

3 LEGAL 4882-0995-1019v 9 Obligations, or any action or failure to act by Agent, any other Beneficiary, any Lender or any Affiliate of any Lender with respect to any Collateral; (f) any change in the legal existence, structure or ownership of the Borrower, any other Loan Party or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Loan Party or any other guarantor of the Obligations, or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Loan Party or any other guarantor of the Obligations; (g) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Financing Agreement or the Obligations; (h) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Agreement, any other Financing Agreement, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or any Guarantor, other than payment or performance of the Obligations; or (i) any other act or omission to act or delay of any kind by the Borrower, any other Loan Party, any other guarantor of the Obligations, Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder, other than Payment in Full of the Obligations; in each case to the extent permitted by applicable law, and except in each case to the extent that any written amendment, settlement, compromise, waiver or release expressly modifies or terminates the obligations of such Guarantor. 5. In the event of default by the Borrower or any other Loan Party in payment of the Obligations, or any part thereof, when the Obligations have become due, either by their terms or as the result of the exercise of any power to accelerate, each Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to such Guarantor previous to such demand of the acceptance by the Beneficiaries of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of the Obligations, pay the amount due thereon to Beneficiaries at Agent’s office as set forth in the Loan Agreement, and it shall not be necessary for any Beneficiary, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against the Borrower, any other Guarantor or others liable on such Obligations, to have the Borrower joined with any Guarantor in any suit brought under this Guaranty or to enforce its rights against any collateral security which shall ever have been given to secure such Obligations; provided, however, that in the event any Beneficiary elects to enforce and/or exercise any remedies it may possess with respect to any collateral security for the Obligations prior to demanding payment from any Guarantor, such Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Beneficiaries on the Obligations and not repaid or recovered incident to the exercise of such remedies.

4 LEGAL 4882-0995-1019v 9 6. Notice to any Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof are hereby expressly waived by each Guarantor. 7. Each payment on the Obligations shall be deemed to have been made by the Borrower unless express written notice is given to Agent at the time of such payment that such payment is made by any Guarantor as specified in such notice. 8. If all or any part of the Obligations at any time is secured, each Guarantor agrees that Agent and/or the Beneficiaries may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Loan Agreement or amend or modify in whole or in part, in accordance with the terms thereof, the Loan Agreement or any other Financing Agreement without impairing or diminishing the obligations of each Guarantor hereunder. Each Guarantor further agrees that if any Loan Party executes in favor of any Beneficiary any collateral agreement, mortgage or other security instrument, the exercise by any Beneficiary of any right or remedy thereby conferred on such Beneficiary shall be wholly discretionary with such Beneficiary, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of each Guarantor hereunder. Each Guarantor further agrees that the Beneficiaries and Agent shall not be liable for their failure to use diligence in the collection of the Obligations or in preserving the liability of any person liable for the Obligations, and each Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof. 9. Each Guarantor agrees that the Beneficiaries, in their discretion, may (a) acting through Agent, bring suit against all guarantors (including, without limitation, each Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them, (b) compound or settle with any one or more of such guarantors for such consideration as the Beneficiaries may deem proper, and (c) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of the Beneficiaries to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Each Guarantor agrees, however, that nothing contained in this paragraph, and no action by the Beneficiaries permitted under this paragraph, shall in any way affect or impair the rights or obligations of such guarantors among themselves. 10. Each Guarantor represents and warrants to each Beneficiary that (a) such Guarantor is a corporation, limited liability company, partnership or limited partnership duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation; (b) such Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; (c) this Guaranty has been duly authorized and approved by all necessary action on the part of such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar law, and equitable principles of general applicability; (d) the execution, delivery and compliance with this Guaranty does not violate any agreement, instrument or any requirement of any Governmental Authority applicable to such Guarantor except to the extent such violation would not have a Material Adverse

5 LEGAL 4882-0995-1019v 9 Effect; (e) no approval or consent of any person or entity, including but not limited to any court or Governmental Authority, or any filing or registration of any kind is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained except to the extent failure to obtain or make the same would not have a Material Adverse Effect; and (f) in executing and delivering this Guaranty, each Guarantor has (i) without reliance on Agent or any information received from Agent and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Obligations; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) full and complete access to the Financing Agreements and any other documents executed in connection with the Financing Agreements; and (iv) not relied and will not rely upon any representations or warranties of Agent not embodied herein or any acts heretofore or hereafter taken by Agent (including but not limited to any review by Agent of the affairs of the Borrower). 11. Each Guarantor covenants and agrees that until the Obligations are Paid in Full, except as otherwise provided in the Loan Agreement or unless Agent, the Required Lenders or the Lenders, as applicable, give their prior written consent to any deviation therefrom, it will duly and punctually observe and perform all covenants applicable to such Guarantor under the Loan Agreement and the other Financing Agreements. 12. This Guaranty is for the benefit of the Beneficiaries, their successors and permitted assigns, and in the event of a permitted assignment by any Beneficiary (or its successors or permitted assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Guaranty is binding upon each Guarantor and its successors and permitted assigns. 13. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Agent with requisite Lender approval as and to the extent required under the Loan Agreement, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall, of itself, entitle such Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by the Beneficiaries in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of the Beneficiaries hereunder are cumulative of each other and of every other right or remedy which the Beneficiaries may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies of the Beneficiaries. 14. No provision herein or in any promissory note, instrument or any other Financing Agreement executed by the Borrower or any Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the maximum amount or rate permitted under any applicable law or regulation. If any excess of interest in such respect is provided for

6 LEGAL 4882-0995-1019v 9 herein or in any such promissory note, instrument, or any other Financing Agreement, the provisions of this paragraph shall govern, and neither the Borrower nor any Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Financing Agreements executed by the Borrower or any Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction. 15. If any Guarantor should breach or fail to perform any provision of this Guaranty, each Guarantor agrees to pay Beneficiaries all reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable and documented out-of-pocket attorneys’ fees (limited to one primary counsel (to be retained by Agent) to all Beneficiaries, taken as a whole, plus (x) if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and (y) in the case of an actual or perceived conflict of interest where such Person affected by such conflict informs the Guarantors of such conflict, in each case, a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Persons)) incurred by the Beneficiaries in the enforcement hereof. 16. (a) The liability of each Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of any other Loan Party, or any proceedings affecting the status, legal existence or assets of any other Loan Party or other similar proceedings instituted by or against any other Loan Party and affecting the assets of any other Loan Party. (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of each Guarantor and the Beneficiaries that the Obligations which are guaranteed by each Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve any Loan Party of any portion of such Obligations. Each Guarantor will, to the extent not prohibited by law from doing so, permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Beneficiaries or Agent, or allow the claim of the Beneficiaries or Agent in respect of, any such interest accruing after the date on which such proceeding is commenced. (c) In the event that all or any portion of the Obligations is paid by any Loan Party, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Agent or any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

7 LEGAL 4882-0995-1019v 9 17. Each Guarantor understands and agrees that any amounts of any Guarantor on account with any Lender or Beneficiary may, if an Event of Default shall have occurred and be continuing, be offset to satisfy the obligations of such Guarantor hereunder. 18. Each Guarantor hereby subordinates and makes inferior any and all Obligations now or at any time hereafter owed by any Loan Party to such Guarantor to the Obligations evidenced by the Loan Agreement and agrees if an Event of Default shall have occurred and be continuing, not to permit any Loan Party to repay, or to accept payment from any Loan Party of, such Obligations or any part thereof without the prior written consent of Agent. Each Guarantor further agrees that if Agent so requests while an Event of Default is continuing, such Obligations of such Loan Party to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for Agent (for the benefit of the Beneficiaries) and shall be paid over to Agent (for the benefit of the Beneficiaries) on account of the Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty, except to the extent of such payment. 19. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Paragraph 20. The provisions of this Paragraph 19 shall in no respect limit the obligations and liabilities of any Guarantor to the Beneficiaries, and each Guarantor shall remain liable to the Beneficiaries for the full amount guaranteed by such Guarantor hereunder. 20. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Beneficiary, no Guarantor shall be entitled to be subrogated to any of the rights of any Beneficiary against the Borrower or any Guarantor or any collateral security or guaranty or right of offset held by any Beneficiary for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Beneficiaries by the Loan Parties on account of the Obligations have been Paid in Full and the Financing Agreements have been terminated (other than indemnification and other contingent obligations not yet accrued at such time). If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for Agent (for the benefit of the Beneficiaries), segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Agent (for the benefit of the Beneficiaries) in the exact form received by such Guarantor (duly endorsed by such Guarantor to Agent, if required), to be applied against the Obligations whether matured or unmatured. 21. [Reserved.] 22. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, then such provision shall be fully severable, and this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the

8 LEGAL 4882-0995-1019v 9 remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable. 23. (a) EXCEPT TO THE EXTENT REQUIRED FOR THE EXERCISE OF THE REMEDIES PROVIDED IN THE OTHER SECURITY INSTRUMENTS, EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NON- EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK AND THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, COUNTY OF NEW YORK, STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WHICHEVER AGENT MAY ELECT, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS GUARANTY OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND AGREE THAT ANY DISPUTE WITH RESPECT TO ANY SUCH MATTERS SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE (EXCEPT THAT AGENT AND ANY OTHER BENEFICIARY SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO ENFORCE ITS RIGHTS AGAINST SUCH GUARANTOR). (b) [Reserved]. 24. THIS GUARANTY AND THE OTHER FINANCING AGREEMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT AND UNDERSTANDING BY AND AMONG AGENT, THE OTHER BENEFICIARIES AND EACH GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BENEFICIARIES, AGENT AND EACH GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE BENEFICIARIES, AGENT AND EACH GUARANTOR. 25. EACH GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS GUARANTY OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BENEFICIARY MAY FILE AN EXECUTED COPY OF THIS

9 LEGAL 4882-0995-1019v 9 GUARANTY AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 26. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS GUARANTY AND THE OTHER FINANCING AGREEMENTS AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK. 27. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 13.3 OF THE LOAN AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT AGENT’S OPTION, BY SERVICE UPON ANY GUARANTOR IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS. 28. Each Guarantor agrees to cause (to the extent of its authority therefor) each of its Subsidiaries (other than a Foreign Subsidiary) that is required to become a party to this Guaranty pursuant to Section 9.23(a) of the Loan Agreement to become a Guarantor for all purposes of this Guaranty by causing such Subsidiary to execute and deliver an Assumption Agreement in substantially the form of Annex I attached hereto. 29. This Guaranty may be executed in several counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Guaranty. [Remainder of Page Intentionally Left Blank]

[SIGNATURE PAGE TO GUARANTY] EXECUTED and effective as of the date first above written. [GUARANTORS]: By: Name: Title:

[SIGNATURE PAGE TO GUARANTY] ACKNOWLEDGED AND AGREED: WHITEHAWK CAPITAL PARTNERS LP, as Agent By: Name: Title:

LEGAL 4882-0995-1019v 9 Annex I Form of Assumption Agreement ASSUMPTION AGREEMENT, dated as of ________________, 20___ (this “Assumption Agreement”), made by ______________________________, a ______________ (the “Additional Guarantor”), in favor of WhiteHawk Capital Partners LP, as agent (in such capacity, “Agent”) for the banks and other financial institutions from time to time party to the Loan Agreement referred to below (the “Lenders”). Each capitalized term not defined herein shall have the meaning assigned to it in the Guaranty referenced below. W I T N E S S E T H: WHEREAS, Greenlane Holdings, Inc., a Delaware corporation (the “Borrower”), has entered into that certain Loan and Security Agreement, dated as of August 8, 2022 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, Agent, certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, and the Lenders; WHEREAS, in connection with the Loan Agreement, certain Subsidiaries of the Borrower have entered into that certain Guaranty, dated as of August 8, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Agent for the ratable benefit of the Beneficiaries; WHEREAS, the Loan Agreement requires the Additional Guarantor to become a party to the Guaranty; and WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty; NOW, THEREFORE, IT IS AGREED: 1. Guaranty. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 28 of the Guaranty, hereby becomes a Guarantor thereunder and under the other Financing Agreements with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly (a) assumes all obligations and liabilities of a Guarantor thereunder; (b) jointly and severally, unconditionally and irrevocably, guarantees to Agent, for the ratable benefit of the Beneficiaries and each of their respective successors and permitted assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. This is a guarantee of payment and performance when due and not of collection, and the liability of each Guarantor is primary and not secondary. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in the Guaranty and each other Financing Agreement, as they expressly relate to the Additional Guarantor or the Guarantors collectively, are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier

LEGAL 4882-0995-1019V 9 date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date. 2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

LEGAL 4882-0995-1019V 9 IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written. [ADDITIONAL GUARANTOR], as the Additional Guarantor By: Name: Title:

1 LEGAL 4882-0995-1019v 9 EXHIBIT G FORM OF PLEDGE AGREEMENT THIS PLEDGE AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Pledge Agreement”), dated as of [●], 20[●], is entered into by and among each of the undersigned identified on the signature pages hereto as Pledgors (as further defined below) and WhiteHawk Capital Partners LP, a Delaware limited partnership, in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). WHEREAS, Greenlane Holdings, Inc., a Delaware corporation (“Borrower”), entered into that certain Loan and Security Agreement, dated as of August 8, 2022, by and among the Borrower, Agent, certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, and the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders agreed to make loans and other extensions of credit to the Borrower for the purposes set forth therein. WHEREAS, Agent and the Lenders have conditioned their obligations under the Financing Agreements upon the execution and delivery by the Pledgors of this Pledge Agreement, and the Pledgors have agreed to enter into this Pledge Agreement to secure all obligations owing to Agent and the Lenders under the Financing Agreements; and WHEREAS, each Pledgor has determined that valuable benefits will be derived by it as a result of the Loan Agreement and the extension of credit made by the Lenders thereunder. NOW, THEREFORE, in consideration of the foregoing facts and in order to induce the Lenders to extend or continue to extend credit under the Loan Agreement, each Pledgor hereby agrees with Agent as follows: ARTICLE I Definitions 1.1 Terms Defined in Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement. 1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Pledge Agreement or the Loan Agreement are used herein as defined in the UCC. 1.3 Definitions of Certain Terms Used Herein. As used in this Pledge Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings: “Canadian Pledged Collateral” means any Pledged Collateral comprised of shares or other equity interests in respect of which the issuer is organized under the laws of Canada or any province or territory therein.

2 LEGAL 4882-0995-1019v 9 “Canadian Pledgor” means each of the entities set forth on Exhibit C as a “Canadian Pledgor”. “Collateral” shall have the meaning set forth in Article II. “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC or under any other applicable law which are required as a result thereof to be applied in connection with the attachment, perfection or priority of the Agent’s Lien on any Collateral (including, without limitation, the Securities Transfer Act (Ontario)). “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Event of Default” means an event described in Section 5.1. “Pledged Collateral” means, in respect of any Pledgor, the Capital Stock now owned by such Pledgor set forth on Exhibit C hereto and any Capital Stock hereafter acquired by any such Pledgor, in each case, whether or not evidenced by certificates physically delivered to Agent pursuant to this Pledge Agreement. “Pledgor” means each U.S. Pledgor and Canadian Pledgor, individually or collectively as the context may require. “Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation all dividends or other income from the Pledged Collateral, collections thereon or distributions or payments with respect thereto “Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Pledgors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for Capital Stock constituting Collateral, any right to receive Capital Stock and any right to receive earnings, in which any Pledgor now has or hereafter acquires any right, issued by an issuer of such Capital Stock. “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral. “U.S. Pledgor” means each of the entities set forth on Exhibit C as a “U.S. Pledgor”. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

3 LEGAL 4882-0995-1019v 9 ARTICLE II Grant of Security Interest 2.1 Each Pledgor hereby pledges, assigns and grants to Agent, for itself and for the benefit of the Lenders, a security interest in, a Lien upon, and a right of set off against, as security, all of its right, title and interest in, to and under all of the following items, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Pledgor (all of which will be collectively referred to as, the “Collateral”): (a) all Pledged Collateral now owned or hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence, together with all proceeds, replacements, substitutions or any other form of issue, dividend or distribution with respect to or arising from such Pledged Collateral; and (b) all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, and other records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing. 2.2 Obligations Secured. The pledge and security interest effectuated hereby shall secure the prompt performance and payment in full of any and all Obligations of every kind, nature and description owing by the Loan Parties (or any of them) to Agent or any Lender arising under or otherwise related to or permitted under the Guaranty, this Pledge Agreement, the Loan Agreement or the other Financing Agreements. ARTICLE III Representations and Warranties Each Pledgor, on behalf of itself, represents and warrants to Agent and the Lenders that as of the date hereof: 3.1 The representations and warranties of the Borrower and each Guarantor in the Loan Agreement concerning such Pledgor and the Collateral are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) (provided that any representation or warranty that expressly relates to a date other than the date hereof is true and correct in all material respects as of such date (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof)). Such Pledgor has the corporate, limited liability company or partnership power, as applicable, to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to Agent the security interest in such Collateral pursuant hereto (subject to the Liens permitted under Section 4.1(e)). When financing statements in appropriate form have been filed in the appropriate offices against such Pledgor in the locations listed on Exhibit D, Agent will have a fully perfected security interest in that

4 LEGAL 4882-0995-1019v 9 Collateral of the Pledgor in which a security interest may be perfected under the UCC or PPSA, as applicable, by filing, subject only to Liens permitted under Section 4.1(e). 3.2 Type and Jurisdiction of Organization and Identification Numbers. As of the date hereof, the type of entity of such Pledgor, its state of organization, and its federal employer identification number are set forth on Exhibit A. 3.3 Principal Location. Such Pledgor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A. 3.4 Exact Names. Such Pledgor’s name in which it has executed this Pledge Agreement is the exact name as it appears in such Pledgor’s organizational documents, as amended, as filed with such Pledgor’s jurisdiction of organization. Except as set forth on Exhibit B, such Pledgor has not, during the past five (5) years prior to its becoming a party hereto, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition. 3.5 [Reserved]. 3.6 Pledged Collateral. (a) As of the date hereof, Exhibit C sets forth a complete and accurate list of all Pledged Collateral constituting Capital Stock owned by such Pledgor. As of the date hereof, such Pledgor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit C as being owned by it, free and clear of any Liens, except as permitted by Section 4.1(e). Such Pledgor further represents and warrants that (i) all Pledged Collateral owned by it constituting Capital Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, was validly issued, and is fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived or otherwise agreed and not as a result of any rights contained in any organizational document) and (ii) with respect to any certificates delivered to Agent (or its bailee or agent) representing Capital Stock, either such certificates are Securities as defined in Article 8 of the UCC or the PPSA, as applicable, as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Pledgor has so informed Agent so that Agent may take steps to perfect its security interest therein as a General Intangible. (b) In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are no existing options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral, and (iii) no consent, approval, authorization, or other action by, and no giving of notice to or filing with, any governmental authority or any other Person is required for the pledge by such Pledgor of such Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by such Pledgor, or for the exercise by Agent of the voting or other rights provided for in this Pledge Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except which has already been obtained or as may

5 LEGAL 4882-0995-1019v 9 be required in connection with such disposition by laws affecting the offering and sale of securities generally. (c) None of the Collateral constitutes margin securities for the purposes of Regulations T, U or X of the Federal Reserve Board, and also none of the proceeds of any Loans made by the Lenders to any Pledgor will be used to purchase or carry any margin stock. ARTICLE IV Covenants From the date of this Pledge Agreement, and thereafter until this Pledge Agreement is terminated, each Pledgor, on behalf of itself, agrees that: 4.1 General. (a) Collateral Records. Such Pledgor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as Agent shall from time to time reasonably request. (b) Authorization to File Financing Statements; Ratification. Such Pledgor hereby authorizes Agent (or its agent or designees) to file, and if requested will deliver to Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by Agent in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral owned by such Pledgor. Any financing statement filed by Agent may be filed in any filing office in any appropriate UCC or PPSA jurisdiction and may (i) indicate such Pledgor’s Collateral by any description which reasonably approximates the description contained in this Pledge Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC or, if applicable, the PPSA, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Pledgor is an organization and the type of organization. Such Pledgor also agrees to furnish any such information to Agent promptly upon reasonable request. (c) Further Assurances. Such Pledgor will, if so requested by Agent, furnish to Agent, as often as Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as Agent may reasonably request, all in such detail as Agent may reasonably specify. Such Pledgor may from time to time update the Exhibits to this Pledge Agreement by delivering supplemental Exhibits in writing to Agent. Such Pledgor also agrees to take any and all commercially reasonable (as determined by such Pledgor in its reasonable discretion) actions necessary to defend title to the Collateral against all persons and to defend the security interest of Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder. (d) Disposition of Collateral. Such Pledgor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions permitted pursuant to Section 9.7 of the Loan Agreement.

6 LEGAL 4882-0995-1019v 9 (e) Liens. Such Pledgor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Pledge Agreement and (ii) Liens permitted to exist under Section 9.8 of the Loan Agreement. (f) Other Financing Statements. Such Pledgor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). Such Pledgor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming such Pledgor as debtor and filed by or on behalf of Agent pursuant to this Pledge Agreement, without the prior written consent of Agent, subject to such Pledgor’s rights under Section 9-509(d)(2) of the UCC and any other applicable laws. (g) [Reserved]. (h) Compliance with Terms. Such Pledgor will perform and comply with all obligations under all material agreements governing the Pledged Collateral of such Pledgor and to which it is a party or by which it is bound, except where any failure to do so would not reasonably be expected to have a Material Adverse Effect. 4.2 Delivery of Securities. Such Pledgor will (a) deliver to Agent (or its bailee, agent or designee) immediately upon execution of this Pledge Agreement, the originals of all certificated Securities constituting Pledged Collateral owned by it (if any then exist), (b) hold in trust for Agent upon receipt and promptly thereafter deliver to Agent any certificated Securities constituting Pledged Collateral that are received by such Pledgor after the date hereof and (c) upon Agent’s request, deliver to Agent a duly executed amendment to this Pledge Agreement, in the form of Exhibit E hereto (the “Amendment”), pursuant to which such Pledgor will pledge such additional Pledged Collateral. Such Pledgor hereby authorizes Agent to attach each Amendment to this Pledge Agreement and agrees that all additional Pledged Collateral owned by it set forth in such Amendments shall be considered to be part of the Pledged Collateral. 4.3 Uncertificated Pledged Collateral. Such Pledgor will permit Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of Agent granted pursuant to this Pledge Agreement. With respect to any Pledged Collateral owned by it, such Pledgor will take any actions necessary and reasonably requested by Agent to cause the issuers of uncertificated securities which are Pledged Collateral to cause Agent to have and retain Control over such Pledged Collateral. 4.4 Pledged Collateral. (a) Changes in Capital Structure of Issuers. Such Pledgor will not (i) permit or suffer any issuer of Capital Stock constituting Pledged Collateral owned by it to dissolve, divide, merge, liquidate or retire any such Capital Stock or other Securities evidencing ownership of Pledged Collateral, reduce its capital, sell or encumber all or substantially all of its assets or merge

7 LEGAL 4882-0995-1019v 9 or consolidate with any other entity (except, in the case of each of the foregoing, in any manner not prohibited by the Loan Agreement) or (ii) vote any such Pledged Collateral in favor of any of the foregoing. (b) Registration of Pledged Collateral. Such Pledgor will permit any registerable Pledged Collateral owned by it to be registered in the name of Agent or its nominee at any time during the continuance of an Event of Default at the option of the Required Lenders. (c) Exercise of Rights in Pledged Collateral. (i) Without in any way limiting the foregoing and subject to clause (ii) below, such Pledgor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it; provided, however, that such Pledgor shall not exercise any such right if such action would violate any Financing Agreement. (ii) Such Pledgor will permit Agent or its nominee at any time during the continuance of an Event of Default, without notice to such Pledgor, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof. (iii) Such Pledgor shall be entitled to collect and receive for its own use all distributions and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Loan Agreement; provided, however, that (A) until actually paid, all rights to such distributions shall remain subject to the Lien created by this Pledge Agreement and (B) dividends and interest constituting Collateral shall be subject to the terms of this Pledge Agreement; and (iv) At any time during the continuance of an Event of Default and upon written notice to such Pledgor, all distributions in respect of any of the Pledged Collateral owned by such Pledgor, whenever paid or made, shall be delivered to Agent to hold as Collateral and shall, if received by such Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary endorsement). (d) Effect of Foreclosure. Notwithstanding anything to the contrary contained in the organizational documents of a Pledgor now or hereafter in effect, each Pledgor, being all of the legal and beneficial owners of all of the Pledged Collateral and in their capacities as the holders of the Pledged Collateral, hereby consent to the transfer of the Capital Stock constituting such Pledged Collateral to Agent or its nominee (and any transferee of Agent or its nominee) and the admission of such Person as a substitute partner, shareholder, member or manager, as the case may be. 4.5 No Interference. Such Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Pledge Agreement or now or hereafter existing at law or

8 LEGAL 4882-0995-1019v 9 in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. 4.6 [Reserved]. 4.7 Additional Pledgors. Such Pledgor agrees to cause (to the extent of its authority therefor) each Subsidiary that is required to become a party to this Pledge Agreement pursuant to Section 9.23(a) of the Loan Agreement to become a Pledgor for all purposes of this Pledge Agreement by execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto (each, an “Assumption Agreement”). 4.8 Securities under Article 8. If at any time the issuer of any Capital Stock constituting Pledged Collateral held by any Pledgor shall constitute a Security under Article 8 of the UCC or the PPSA, such Pledgor agrees to promptly (and in any event, no later than five (5) Business Days after such time (or such later date as Agent may agree to in its sole discretion)) deliver certificates evidencing such Security to Agent. ARTICLE V Events of Default and Remedies 5.1 Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Loan Agreement shall constitute an Event of Default hereunder. 5.2 Remedies. (a) Upon the occurrence and during the continuation of an Event of Default, Agent may, or at the direction of the Required Lenders, shall, exercise any or all of the following rights and remedies: (i) those rights and remedies provided in this Pledge Agreement, the Loan Agreement, or any other Financing Agreement; provided that this Section 5.2(a)(i) shall not be understood to limit any rights or remedies available to Agent and the Lenders prior to an Event of Default; (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien and in respect of the Canadian Pledged Collateral, any applicable Canadian federal or provincial law including, without limitation, the PPSA) when a debtor is in default under a security agreement; (iii) give notice of sole control or any other instruction under any Investment Property Control Agreement and take any action therein with respect to such Collateral; (iv) without notice (except as specifically provided in Section 7.1 or elsewhere herein), demand or advertisement of any kind to Pledgor or any other Person, collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or

9 LEGAL 4882-0995-1019v 9 options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Pledgor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as Agent may deem commercially reasonable; and (v) concurrently with delivery of written notice to the applicable Pledgor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. (b) During the continuation of an Event of Default, Agent, on behalf of itself and the Lenders, may comply with any applicable state, provincial or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. (c) During the continuation of an Event of Default, Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Pledgors hereby expressly release. (d) During the continuation of an Event of Default, until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment. (e) Notwithstanding the foregoing, neither Agent nor any Lender shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Pledgor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral. (f) Each Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral under this Article V and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if

10 LEGAL 4882-0995-1019v 9 such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Pledgor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act, or under applicable state or provincial securities laws, even if the applicable Pledgor and the issuer would agree to do so. (g) If an Event of Default shall occur and be continuing, the Agent may (i) obtain possession of any Canadian Pledged Collateral which the Agent does not already hold, by any method permitted by law, (ii) take, and each Canadian Pledgor agrees that the Agent shall have and be entitled to enforce, any and all rights and remedies under applicable law including the rights of a “secured party” under the PPSA, (iii) comply with any limitation or restriction in connection with any proposed sale or other disposition of the Canadian Pledged Collateral as may be required to comply with applicable law or any regulation or policy imposed by any stock exchange, securities commission or other regulatory body, (iv) deposit and deliver or direct the sale or other disposition of any of the Canadian Pledged Collateral with any depository, clearing house, transfer agent or other designated agency on such terms and conditions as the Agent may determine and (v) file proofs of claim or other documents in order to have the claims of the Agent lodged in any bankruptcy, winding-up or judicial proceeding related to the Pledgor. The Agent may in its sole discretion but shall not be obliged to collect or take action for payments of interest or dividends or other amounts in respect of the Canadian Pledged Collateral. 5.3 Pledgor’s Obligations Upon Default. Upon the written request of Agent during the continuation of an Event of Default, each Pledgor will: (a) within a reasonable time, make available to Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by Agent, whether at a Pledgor’s premises or elsewhere; (b) permit Agent, by Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Pledgor for such use and occupancy; and (c) take, or cause an issuer of Pledged Collateral to take, any and all actions reasonably necessary to enable Agent to consummate a sale or disposition of the Pledged Collateral (other than any action to register such securities for public sale under the Securities Act, or under applicable state or provincial securities laws). ARTICLE VI Attorney In Fact; Proxy 6.1 Authorization for Agent to Take Certain Action.

11 LEGAL 4882-0995-1019v 9 (a) Each Pledgor irrevocably authorizes Agent at any time and from time to time in the sole discretion of Agent and appoints Agent as its attorney in fact, in each case, for the purpose of carrying out the terms of this Pledge Agreement (i) to execute on behalf of such Pledgor as debtor and to file financing statements necessary or desirable in Agent’s sole discretion to perfect and to maintain the perfection and priority of Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Pledge Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by Agent to the Obligations, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and (vii) to do all other acts and things necessary to carry out this Pledge Agreement; and such Pledgor agrees, subject to Section 9.23 of the Loan Agreement, to reimburse Agent on demand for any payment made or any expense incurred by Agent in connection with any of the foregoing; provided that this authorization shall not relieve such Pledgor of any of its obligations under this Pledge Agreement, the Loan Agreement or under any other Financing Agreement. (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on Agent, for the benefit of Agent and Lenders, under this Section 6.1 are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that, except for the powers granted in Section 6.1(a)(i) and Section 6.1(a)(iii)-(a)(vii) (other than acts and things that are expressly set forth in this Pledge Agreement as acts and things that Agent may only do during the existence of an Event of Default), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing. 6.2 Proxy. EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.1 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL IN ACCORDANCE WITH THE TERMS HEREOF, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR

12 LEGAL 4882-0995-1019v 9 AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AND SHALL BE EFFECTIVE ONLY FOR SO LONG AS AN EVENT OF DEFAULT IS CONTINUING. 6.3 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS PLEDGE AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER AGENT, NOR ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. ARTICLE VII General Provisions 7.1 Waivers. Each Pledgor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Pledgors, addressed as set forth in Article VIII, at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Pledgor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Pledgor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Pledge Agreement, or otherwise. Except as otherwise specifically provided herein, each Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Pledge Agreement or any Collateral. 7.2 Limitation on Agent’s and any Lender Duty with Respect to the Collateral. Agent shall have no obligation to prepare the Collateral for sale. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the

13 LEGAL 4882-0995-1019v 9 extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is commercially reasonable for Agent (a) to fail to incur expenses deemed significant by Agent to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (d) to contact other Persons, whether or not in the same business as such Pledgor, for expressions of interest in acquiring all or any portion of such Collateral, (e) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (f) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (g) to dispose of assets in wholesale rather than retail markets, (h) to disclaim disposition warranties, such as title or warranties, (i) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (j) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Pledgor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by Agent would be commercially reasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Pledgor or to impose any duties on Agent that would not have been granted or imposed by this Pledge Agreement or by applicable law in the absence of this Section 7.2. 7.3 Agent Performance of Debtor Obligations. Without having any obligation to do so, Agent may perform or pay any obligation which any Pledgor has agreed to perform or pay in this Pledge Agreement and the Pledgors shall reimburse Agent for any amounts paid by Agent pursuant to this Section 7.3. The Pledgors’ obligation to reimburse Agent pursuant to the preceding sentence shall be Obligations payable on demand. 7.4 Specific Performance of Certain Covenants. Each Pledgor acknowledges and agrees that any breach of Sections 4.2 4.3, 4.8 or 5.3 of this Pledge Agreement will cause irreparable injury to Agent and the Lenders, that Agent and the Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Agent or the Lenders to seek and obtain specific performance of other obligations of the Pledgors contained in this Pledge Agreement, that such Sections 4.2 4.3, 4.8 and 5.3 of this Pledge Agreement shall be specifically enforceable against the Pledgors. 7.5 Dispositions Not Authorized. No Pledgor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Pledgor and Agent or other conduct of Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon Agent or the

14 LEGAL 4882-0995-1019v 9 Lenders unless such authorization is in writing signed by Agent with the consent or at the direction of the Required Lenders. 7.6 No Waiver; Amendments; Cumulative Remedies. No delay or omission of Agent or any Lender to exercise any right or remedy granted under this Pledge Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Pledge Agreement whatsoever shall be valid unless in writing signed by Agent with the concurrence or at the direction of the Lenders required under Section 11.4 of the Loan Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Pledge Agreement or by law afforded shall be cumulative and all shall be available to Agent and the Lenders until the Obligations have been Paid in Full. 7.7 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Pledge Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Pledge Agreement are declared to be severable. 7.8 Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. 7.9 Benefit of Agreement. The terms and provisions of this Pledge Agreement shall be binding upon and inure to the benefit of the Pledgors, Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Pledge Agreement), except that no Pledgor shall have the right to assign its rights or delegate its obligations under this Pledge Agreement or any interest herein, without the prior written consent of Agent, and assignments by Lenders are subject to Section 13.7 of the Loan Agreement. No sales of participations, assignments, transfers, or other dispositions of any agreement governing

15 LEGAL 4882-0995-1019v 9 the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and the Lenders, hereunder. 7.10 Survival of Representations. All representations and warranties of the Pledgors contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement. 7.11 [Reserved]. 7.12 Headings. The title of and section headings in this Pledge Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge Agreement. 7.13 Termination. This Pledge Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (a) the Loan Agreement has terminated pursuant to its express terms and (b) all of the Obligations have been Paid in Full. 7.14 Release of Collateral. The grant of any Lien, pledge and security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until released (in whole or in part) pursuant to Section 12.10(b) of the Loan Agreement. 7.15 Entire Agreement. This Pledge Agreement embodies the entire agreement and understanding between the Pledgors and Agent relating to the Collateral and supersedes all prior agreements and understandings between the Pledgors and Agent relating to the Collateral. 7.16 CHOICE OF LAW; CONSENT TO JURISDICTION; JURY TRIAL. (a) THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PLEDGE AGREEMENT AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK. (b) PLEDGORS AND AGENT IRREVOCABLY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK AND THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, COUNTY OF NEW YORK, STATE OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WHICHEVER AGENT MAY ELECT, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN ARISING UNDER THIS PLEDGE AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS PLEDGE AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND AGREE THAT ANY DISPUTE WITH

16 LEGAL 4882-0995-1019v 9 RESPECT TO ANY SUCH MATTERS SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE (EXCEPT THAT AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PLEDGOR OR ITS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST ANY PLEDGOR OR ITS OR THEIR PROPERTY). (c) EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO ITS ADDRESS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT AGENT’S OPTION, BY SERVICE UPON ANY PLEDGOR IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS. (d) PLEDGORS AND AGENT EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS PLEDGE AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGORS AND AGENT EACH HEREBY AGREES AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PLEDGOR OR AGENT MAY FILE AN EXECUTED COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT BY THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 7.17 [Reserved]. 7.18 Counterparts. This Pledge Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Pledge Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Pledge Agreement by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Pledge Agreement. 7.19 Lien Absolute. All obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Obligations; (b) any lack of validity or enforceability relating to or against the Borrower, any other Loan Party or any other guarantor of any of the Obligations, for any reason related to

17 LEGAL 4882-0995-1019v 9 the Loan Agreement, any other Financing Agreement or any other agreement or instrument governing or evidencing any Obligations, or any requirement of any Governmental Authority purporting to prohibit the payment by the Borrower, any other Loan Party or any other guarantor of the Obligations of the principal of or interest on the Obligations; (c) any modification or amendment of or supplement to the Loan Agreement or any other Financing Agreement; (d) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Financing Agreement or any other agreement or instrument governing or evidencing any Obligations, including any increase or decrease in the rate of interest thereon; (e) any change in the corporate existence, structure or ownership of the Borrower, any other Loan Party, or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Loan Party or any other guarantor of the Obligations, or any of their assets or any resulting release of discharge of any obligation of the Borrower, any other Loan Party or any other guarantor or any of the Obligations; (f) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Financing Agreement or the Obligations; (g) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Agreement, any other Financing Agreement, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of any Pledgor; or (h) any other act or omission to act or delay of any kind by the Borrower, any other Obligor, any other guarantor of the Obligations, Agent, any Lender or any other Person or any other circumstance whatsoever, other than Payment in Full, which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Pledgor’s obligations hereunder. Each Canadian Pledgor confirms and agrees that value has been given to it by the Agent and the Lenders. Each Canadian Pledgor has rights in the existing Canadian Pledged Collateral, as applicable, and the power to transfer rights in the existing Canadian Pledged Collateral, as applicable, to the Agent. The Canadian Pledgors and the Agent have not agreed to postpone the time for attachment of the secured interest granted hereunder and without limitation, the security interest shall attach to Canadian Pledged Collateral in which the applicable Canadian Pledgor hereafter acquires rights at the time that such Canadian Pledgor acquires rights in such Canadian Pledged Collateral. 7.20 Release. Each Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

18 LEGAL 4882-0995-1019v 9 (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Obligations; and (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from any Pledgor, it being hereby agreed that each Pledgor shall be and remain bound upon this Pledge Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Obligations. ARTICLE VIII Notices 8.1 Sending Notices. Any notice required or permitted to be given under this Pledge Agreement shall be given in the same manner provided for in accordance with Section 13.3 of the Loan Agreement. 8.2 Change in Address for Notices. Each of the Pledgors, Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties. * * *

[SIGNATURE PAGE TO PLEDGE AGREEMENT] IN WITNESS WHEREOF, the parties have entered into this Pledge Agreement as of the date first above written. [PLEDGORS]:

[SIGNATURE PAGE TO PLEDGE AGREEMENT] AGENT: WHITEHAWK CAPITAL PARTNERS LP By: Name: Title:

LEGAL 4882-0995-1019v 9 EXHIBIT B (See Section 3.4 of Pledge Agreement and Definition of “Pledged Collateral”) LIST OF PRIOR NAMES [__]

LEGAL 4882-0995-1019v 9 EXHIBIT E (See Section 4.2 of Pledge Agreement) AMENDMENT This Amendment (this “Amendment”), dated as of ________________, ___, is delivered pursuant to Section 4.2 of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Pledge Agreement with respect to the undersigned are and continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of the date hereof (provided that any representation or warranty that expressly relates to a date other than the date hereof is true and correct in all material respects as of such date (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof)). The undersigned further agrees that this Amendment may be attached to that certain Pledge Agreement, dated as of August 8, 2022, between the Pledgors (as defined therein) and WhiteHawk Capital Partners LP, as Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in the Pledge Agreement and shall secure all Obligations referred to in the Pledge Agreement. [PLEDGOR] By: Name: Title:

LEGAL 4882-0995-1019v 9 ANNEX 1 ASSUMPTION AGREEMENT, dated as of __________________________, 20___ (this “Assumption Agreement”), by ______________________________, a ____________________ (the “Additional Pledgor”), in favor of WhiteHawk Capital Partners LP, as agent (in such capacity, “Agent”) for the Lenders. All capitalized terms not defined herein shall have the meaning ascribed to them in the Pledge Agreement (as hereinafter defined). PRELIMINARY STATEMENTS A. Greenlane Holdings, Inc., a Delaware corporation (“Borrower”), entered into that certain Loan and Security Agreement, dated as of August 8, 2022, by and among Borrower, Agent, certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, and the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). B. In connection with the Loan Agreement, the Borrower and the other Pledgors party thereto entered into that certain Pledge Agreement, dated as of August 8, 2022 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Pledge Agreement”), in favor of Agent for itself and for the benefit of the Lenders. C. The Loan Agreement requires the Additional Pledgor to become a party to the Pledge Agreement. D. The Additional Pledgor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge Agreement. ACCORDINGLY, IT IS AGREED: 1. Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 4.7 of the Pledge Agreement, hereby becomes a party to the Pledge Agreement as a “Pledgor” thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the appropriate Exhibits to the Pledge Agreement. The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Article III of the Pledge Agreement is, as to itself, true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (provided that any representation or warranty that expressly relates to a date other than the date hereof is true and correct in all material respects as of such date (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof)).

LEGAL 4882-0995-1019v 9 2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

LEGAL 4882-0995-1019v 9 IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written. ADDITIONAL PLEDGOR: , a By: Name: Title:

LEGAL 4882-0995-1019v 9 ANNEX 1-A TO ASSUMPTION AGREEMENT

1 LEGAL 4882-0995-1019v 9 EXHIBIT H FORM OF U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT THIS U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of [●], 20[●], is entered into by [●] (“Grantor”) and WHITEHAWK CAPITAL PARTNERS LP, as agent (in such capacity, “Agent”), for itself and the Lenders (as defined in the Loan Agreement (as defined below)). Capitalized terms not otherwise defined herein have the meanings set forth in that certain Loan and Security Agreement, dated as of August 8, 2022 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Greenlane Holdings, Inc., a Delaware corporation (“Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and Agent. WHEREAS, pursuant to Section 5.2 of the Loan Agreement, Grantor is delivering this Agreement to grant a security interest to the Agent in certain Intellectual Property whether now owned or existing or hereafter acquired or arising and wherever located, including the pending and registered trademarks, patents and copyrights listed on Schedule A hereto (the “Secured Intellectual Property”). NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Agent hereby agree as follows: 1. Grant of Security Interest. 1.1 Grantor hereby grants to Agent, a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under (1) all Secured Intellectual Property set forth on Schedule A hereto now owned or from time to time after the date hereof owned or acquired by the Grantor, together with (2) all proceeds and products of the Secured Intellectual Property, (3) the goodwill associated with the trademarks and (4) all causes of action arising prior to or after the date hereof for infringement of the Secured Intellectual Property or unfair competition regarding the same, subject to the terms and conditions of the Loan Agreement. Notwithstanding the foregoing, the Secured Intellectual Property shall exclude any rights to any Intellectual Property that would be cancelled or rendered invalid or unenforceable under applicable law by the grant of a security interest created pursuant to the terms of this Agreement or the Loan Agreement, for as long as such prohibition or reason for invalidity under applicable law exists, except for the products and proceeds thereof or from the sale of such Intellectual Property. 1.2 The security interest granted hereby is granted in conjunction with the security interest granted to Agent under the Loan Agreement. The rights and remedies of the Agent and Lenders with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

2 LEGAL 4882-0995-1019v 9 2. Modification of Agreement. This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Loan Agreement pursuant to which Agent may modify this Agreement, after obtaining Grantor’s approval of or signature to such modification, by amending Schedule A hereto to include reference to any right, title or interest in any existing pending or registered trademarks, patents or copyrights acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any pending or registered trademarks, patents or copyrights in which Grantor no longer has or claims any right, title or interest. 3. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE. 4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Agent given in accordance with the Loan Agreement, assign any right, duty or obligation hereunder. 5. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other electronic transmission shall be effective as originals. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT] IN WITNESS WHEREOF, Grantor and Agent have caused this Agreement to be duly executed and delivered as of the date first above written. [GRANTOR], as Grantor By: ______________________________________ Name: Title:

[SIGNATURE PAGE TO U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT] WHITEHAWK CAPITAL PARTNERS LP, as Agent By: Name: Title:

LEGAL 4882-0995-1019V 9 SCHEDULE A U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT [See Attached.]

LEGAL*56640480.1 EXHIBIT I FORM OF CANADIAN SECURITY AGREEMENT GENERAL SECURITY AGREEMENT made by [●] together with any other entity that may, from time to time, become party hereto, as provided herein in favour of WHITEHAWK CAPITAL PARTNERS LP, as Agent dated as of [●], 2022 This GENERAL SECURITY AGREEMENT, dated as of [●], 2022 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, this "Agreement"), is made by [●], a [●] corporation, and the other entities that may, from time to time, become party hereto as grantors (collectively, the "Grantors" and each, a "Grantor"), in favour of WHITEHAWK CAPITAL PARTNERS LP, as agent for the Secured Parties (in such capacity and together with any successors in such capacity, the "Agent"). WHEREAS, Greenlane Holdings, Inc., as borrower (the "Borrower") has entered into a loan and security agreement dated as of the date hereof with, KCH Distributions Inc., Vape World Distributions Ltd. and the other subsidiaries of the Borrower from time to time party thereto as guarantors, as guarantors, the Agent, as agent, and Whitehawk Finance LLC and the other landers party thereto from time to time as lenders, as lenders (collectively, the "Lenders") (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the "Loan Agreement") pursuant to which the Lenders have made and will make loans and other credit facilities available to the Borrower (the "Credit Facilities"); WHEREAS, pursuant to the terms of the Loan Agreement, the Grantors have guaranteed the obligations of the Borrower to the Secured Parties; WHEREAS, this Agreement is given by the Grantors in favour of the Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (defined below), including, without limitation, the obligations of the Grantor under the Loan Agreement; and WHEREAS, it is a condition of the Lenders establishing and continuing to provide the Credit Facilities under the Loan Agreement that the Grantors execute and deliver this Agreement.

LEGAL*56640480.1 2 NOW THEREFORE, in consideration of the Secured Parties entering into the Loan Agreement, agreeing to establish and continue providing the Credit Facilities, providing other financial accommodations to the Grantors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agrees as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. (a) Capitalized terms that are used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Loan Agreement. Unless otherwise defined herein or in the Loan Agreement, terms used herein that are defined in the PPSA shall have the meanings assigned to them in the PPSA. (b) For purposes of this Agreement, the following terms shall have the following meanings: "Agent" is defined in the preamble of this Agreement. "Borrower" is defined in the recitals of this Agreement. "Cannabis Collateral" means any cannabis which forms any part of the Collateral. "Collateral" is defined in Section 2.01. "Equity Interests" means, with respect to any Person, all of the securities, investment property, units, trust units, partnership, membership and other equity interests, participations, investment certificates, notes (or other ownership or profit interests in) in or of such Person (collectively, "ownership interests"), all of the warrants, options or other rights for the purchase or acquisition from such Person of ownership interests in such Person, all of the securities convertible into or exchangeable for ownership interests in such Person or warrants, rights or options for the purchase or acquisition from such Person of ownership interests, and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such ownership interests are outstanding on any date of determination. "Grantors" and "Grantor" are defined in the preamble of this Agreement. "Intellectual Property" means any intellectual or intangible property and proprietary rights (whether owned or licensed) including, without limitation, trademarks, trademark applications and registrations, service marks, trade styles, trade names, patents, patent applications and registrations, copyrights, copyright registrations and applications, works of authorship, industrial designs, industrial design applications and registrations, integrated circuit topographies, know-how and processes, trade secrets, inventions, formulas, processes, mask works, other business or technical confidential or proprietary

LEGAL*56640480.1 3 information, software and computer hardware programs and systems, source codes, object codes, databases and documentation related to the foregoing, all domain names, internet addresses, internet sites and social media, including all related accounts, names and content and other proprietary information, and all rights to sue at law or in equity for any past, present, or future infringement, violation, misuse, misappropriation or other impairment thereof, whether arising under the laws of Canada, the laws of any Canadian province or territory or foreign laws or otherwise, including the right to receive injunctive relief and all proceeds and damages therefrom. "Joinder" is defined in Section 13.09. "Pledged Securities" means all of the issued and outstanding Equity Interests of each issuer described in Schedule A hereto that are now or from time to time hereafter held by the Grantor. “PO Box Address” means the post office box registered in the name of KCH Distribution Inc. located at 111 Peter Street, Suite 700, Toronto, Ontario M5V 2H1. "PPSA" means the Personal Property Security Act as in effect from time to time in the Province of Ontario. "Proceeds" means "proceeds" as such term is defined in section 1(1) of the PPSA and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto. "Receiver" is defined in Section 13.03(i). "Secured Obligations" is defined in Section 3.01. "Securities Accounts" means the securities accounts described in Schedule B to this Agreement. "STA" means the Securities Transfer Act, 2006, as in effect from time to time in the Province of Ontario. "Subleased Premises" means that certain premises municipally known as 669 Ridley Place, Delta, British Columbia, Units 105/106 leased by Amcon Holdings Ltd., as landlord, to Vape World Distributions Ltd, as lessee. "ULC" means an issuer that is an unlimited company, unlimited liability corporation or an unlimited liability company. "ULC Legislation" means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) and other present or future laws governing ULCs. "ULC Shares" means shares or other Equity Interests in a ULC.

LEGAL*56640480.1 4 Section 1.02 Interpretation. Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement. ARTICLE II GRANT OF SECURITY INTEREST Section 2.01 Grant of Security Interest. As security for the payment and performance of its Secured Obligations, each Grantor hereby grants, assigns, transfers, sets over, mortgages, charges, and pledges to the Agent for the benefit of the Secured Parties, and hereby creates a general and continuing security interest in favour of the Agent for the benefit of the Secured Parties in and to all of such Grantor's right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the "Collateral"): (a) all present and after-acquired property, assets and undertaking of the Grantor of every kind and nature whatsoever, including all Accounts, Goods (including Inventory, Equipment and motor vehicles, but excluding Consumer Goods), Intangibles, Intellectual Property, Chattel Paper, Documents of Title, Instruments, Securities and all other Investment Property (including the Pledged Securities and the Securities Accounts), Money, and any other contract rights or rights to the payment of money; (b) all Proceeds and products of each of the foregoing, including all Proceeds of any insurance, indemnity, compensation for loss or damage, warranty or guarantee payable to the Grantor from time to time with respect to any of the foregoing; (c) all books and records relating to the foregoing, including in any form or medium; (d) all supporting obligations relating to the foregoing; and (e) all additions, accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing. Notwithstanding anything hereinto the contrary, in no event shall the Collateral include and the Grantors shall not be deemed to have granted as security interest in any Excluded Assets. Section 2.02 Attachment of Security Interest. Each Grantor acknowledges that value has been given, that such Grantor has rights in the Collateral, and that the parties have not agreed to postpone the time for attachment of any security interest in this Agreement. Each Grantor acknowledges that any security interest created by this Agreement shall attach to existing Collateral upon the execution of this Agreement and to each item of after-acquired Collateral at the time that such Grantor acquires rights in such after-acquired Collateral. Section 2.03 Limitation on Grant of Security Interest. (a) With respect to any contract, permit, lease, licence, instrument, document or other agreement entered into by a Grantor which is an Excluded Asset by reason that

LEGAL*56640480.1 5 the granting of a security interest would result in the breach or termination of or cause a default thereunder, such contract, permit, lease, licence, instrument, document or other agreement shall be held in trust by the relevant Grantor in favour of the Secured Parties, and shall only be deemed an Excluded Asset for so long as such prohibition or requirement for consent is not terminated, rendered unenforceable or otherwise deemed ineffective by the PPSA or any other applicable law; provided however that Excluded Assets shall not include any Proceeds, products, substitutions or replacements of any Excluded Asset (unless such Proceeds, products, substitutions, or replacements would themselves otherwise constitute Excluded Assets) and provided further that if any Excluded Asset would have otherwise constituted Collateral, when such asset shall cease to be an Excluded Asset, such asset shall be deemed at all times from and after the date hereof to constitute Collateral. (b) The security interest with respect to trademarks constitutes a security interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Secured Parties, but does not constitute an assignment of such Collateral to the Secured Parties. ARTICLE III SECURED OBLIGATIONS Section 3.01 Secured Obligations. Each Grantor’s Collateral secures the payment and performance of all present and future obligations of such Grantor to the Secured Parties from time to time arising under the Loan Agreement, this Agreement and the other Financing Agreements, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether the indebtedness is reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by a Grantor alone or with another or others and whether as a principal or surety, and, without limiting the foregoing, the payment and discharge of: (i) the principal of and premium, if any, and interest on the Credit Facilities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; and (ii) all other present and future obligations and liabilities, including fees, costs, legal fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities related thereto (all such obligations, covenants, duties, debts, liabilities, sums, fees and expenses being herein collectively called the "Secured Obligations"). ARTICLE IV PERFECTION OF SECURITY INTEREST AND FURTHER ASSURANCES Section 4.01 Loan Agreement. Section 5.2 of the Loan Agreement is incorporated in its entirety into this Agreement, provided however that such terms shall be amended, mutatis mutanda, such that all terms used therein and defined by reference to the UCC shall also have any extended, alternative or analogous meaning given to such term in the PPSA, all references therein to "Article 8" shall be deemed to refer to the STA, and all references therein to a financing statement, continuation statement, amendment or termination statement shall be

LEGAL*56640480.1 6 deemed to refer also to the analogous documents used under the PPSA, including, without limitation, where applicable, financing change statements. Section 4.02 Perfection. Each Grantor shall, from time to time, as may be required by the Agent hereunder, under the Loan Agreement, or as reasonably requested by the Agent, with respect to all Collateral, take all actions as may be requested by the Agent to perfect the security interest of the Secured Parties in the Collateral at the sole expense of the Grantors. Section 4.03 Intellectual Property. Each Grantor hereby further authorizes the Secured Party to file with the Canadian Intellectual Property Office an Intellectual Property Security Agreement substantially in the form of Exhibit A hereto for the purpose of recording, perfecting, confirming, continuing, enforcing, or protecting the security interests in all Intellectual Property granted by such Grantor hereunder. Section 4.04 Copy of Verification Statement. To the extent permitted by law, each Grantor hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement filed or received by or on behalf of the Agent in connection with the Secured Parties' interest in the Collateral. Section 4.05 Further Assurances. Each Grantor agrees that, at any time and from time to time, at the expense of the Grantors, such Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request to create and maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby (including, without limitation, providing the secured party with a fixed and specific mortgage) or to enable the Agent and the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Financing Agreement with respect to any Collateral. ARTICLE V REPRESENTATIONS AND WARRANTIES Section 5.01 Representations and Warranties. In addition to, and not in substitution for, the representations and warranties provided by the Grantors in the Loan Agreement, each Grantor represents and warrants as follows: (a) Location of Collateral and Places of Business. Such Grantor's place or places of business and the location or locations of the Collateral, including all books and records in respect of Accounts, are set forth in Schedule C hereto. (b) Ownership and Title. Such Grantor is the sole, direct, legal and beneficial owner of, and has good marketable title to all existing Collateral and shall be the sole, direct, legal and beneficial owner of, and have good marketable title to each item of after-acquired Collateral free and clear of any mortgages, charges, hypothecs, pledges, trusts, liens, security interests and other claims except for the security interests created by this Agreement and Permitted Encumbrances.

LEGAL*56640480.1 7 (c) Delivery of Certificated Securities. The Collateral does not include any certificated securities that such Grantor has not delivered to the Secured Party. (d) Perfection by Control. Such Grantor has taken all action required on its part for control to have been obtained by the Agent for the benefit of the Secured Parties over all Collateral with respect to which such control may be obtained pursuant to the PPSA and the STA. No person other than the Agent has control or possession of all or any part of the Collateral. (e) Intellectual Property. Schedule D sets forth a complete list and description at the date hereof of all material Intellectual Property, and all registered Intellectual Property, owned or licensed by such Grantor and used in the operation of the such Grantors' business. (f) Subleased Premises. Vape World Distribution Ltd. has subleased its entire right, title and interest in and to the Subleased Premises to MLI Enterprises Corporation, and there is no Collateral located at the Subleased Premises. (g) PO Box Address. KCH Distribution Inc. does not have any Collateral located at the PO Box Address. ARTICLE VI COVENANTS Section 6.01 Covenants. In addition to, and not in substitution for, the covenants provided by the Grantors in the Loan Agreement, each Grantor covenants and agrees with the Agent and the Secured Parties as follows: (a) Cannabis Collateral. To the extent that applicable law would prevent the Agent from seizing, collecting or obtaining possession of the Cannabis Collateral, or otherwise exercising any of its remedies under Section 12.03 with respect to the Cannabis Collateral, upon the occurrence of an Event of Default which is then continuing such Grantor shall: (i) to the extent permitted by applicable law, immediately sell all of its Cannabis Collateral, as directed by the Agent, at its sole and absolute discretion, to: (A) another Person possessing a valid permit issued under a Cannabis Law authorizing such Person to engage in the retail sale of cannabis, (ii) the Ontario Cannabis Store, or, (iii) such other Governmental Authority having legal authority to purchase or repurchase excess cannabis inventory from such Grantor; or, (ii) to the extent that applicable law does not permit such Grantor to dispose of its Cannabis Collateral in a manner contemplated in Section 6.01(a)(i), immediately dispose of its Cannabis Collateral in accordance with applicable law, in a manner directed by the Agent, at its sole and absolute discretion,

LEGAL*56640480.1 8 and, in either case, Proceeds collected in respect of the Cannabis Collateral shall be held by such Grantor in trust for the Agent separate and apart from all its other property. Such Grantor shall pay any such amounts to the Agent immediately upon receipt. (b) Consent re: Change of Location of Collateral. The Collateral, to the extent not delivered to the Agent under ARTICLE IV, will be kept at those locations listed in Schedule C, and, except for: (i) Inventory sold or leased in the ordinary course of business, or (ii) any asset disposition permitted by the Loan Agreement, the Grantor will not remove the Collateral from such locations without obtaining the Agent's prior written consent. The Grantor will, before any change described in the preceding sentence, take all actions required by the Agent to maintain the perfection and priority of the Secured Parties' security interest in the Collateral. (c) Subleased Premises. Vape World Distribution Ltd. shall provide the Agent prompt notice (and, in any event, within five Business Days) in the event that the sublease granted in respect of the Subleased Premises is terminated for any reason, or Vape World Distribution Ltd. otherwise takes possession of the Subleased Premises. No Grantor shall permit any Collateral to be held on or at the Subleased Premises until such time as Vape World Distribution Ltd. has delivered to the Agent, in form and substance satisfactory to the Agent, a landlord waiver from Amcon Holdings Ltd. in respect of the Subleased Premises. ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS Section 7.01 Survival of Representations and Warranties and Covenants. All representations, warranties and covenants made by the Grantors in this Agreement shall survive the execution and delivery of this Agreement and remain in full force and effect until the payment in full of the Secured Obligations. ARTICLE VIII POWER OF ATTORNEY Section 8.01 Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or employee of the Agent as such Grantor's true and lawful attorney, with full power of substitution and with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, during the continuance of an Event of Default, in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, to transfer, endorse, negotiate and sign on behalf of such Grantor any of the Equity Interests, to complete the blanks in any transfers of shares, bonds or debentures, any power of attorney or other documents delivered to it, to provide instructions or entitlement orders to any securities intermediary which

LEGAL*56640480.1 9 maintains any securities account in which any Collateral is maintained, and to delegate its powers and for any delegate to sub-delegate the same (but the Agent shall not be obligated to and shall have no liability to such Grantor or any third party for failure to do so or take any action). Such appointment, being coupled with an interest, shall be irrevocable until the full and final discharge of the security interests created by this Agreement. Each Grantor hereby ratifies all acts that such attorneys shall lawfully do or cause to be done by virtue hereof. ARTICLE IX ULC INTERESTS Section 9.01 ULC Interests. Each Grantor acknowledges that the Secured Party shall not under any circumstances prior to realization be deemed to be a "member" or "shareholder", as applicable, of a ULC for the purposes of ULC Legislation with respect to any Collateral that consists of ULC Shares. Except upon the exercise of rights of the Secured Party to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, each Grantor shall not cause or permit, or enable the ULC to cause or permit, the Secured Party or another Person, as applicable to: (a) be registered as shareholder or member of such ULC for the purposes of any ULC Law (whether listed or unlisted, registered or beneficial); (b) have any notation entered in their favour in the share or unit register of such ULC; (c) be held out as a shareholder or member of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Secured Party holding the security interests over the ULC Shares; or (e) act as a shareholder or member of such ULC or exercise any rights of a shareholder or member, including the right to attend a meeting of shareholders or members of such ULC or to vote its ULC Shares or control the direction, management and policies of the applicable ULC. ARTICLE X AGENT MAY PERFORM Section 10.01 Agent May Perform. If any Grantor fails to perform any obligation contained in this Agreement, the Agent may itself perform, or cause performance of, such obligation, and the costs and expenses of the Agent incurred in connection therewith shall be payable by the Grantors; provided that the Agent shall not be required to perform or discharge any obligation of any Grantor and the performance by the Agent shall not waive the rights of the Agent to enforce this Agreement. ARTICLE XI SET-OFF Section 11.01 Set-Off. Upon the occurrence of an Event of Default, each Secured Party may, without notice to the Grantors or any other person, any notice being expressly waived, set-off and apply all amounts standing to or for the credit of any Grantor from the Secured Party or any of the Secured Party's affiliates, in any currency, against and on account of all or any part of the Secured Obligations, all as the Secured Party may see fit (in its sole discretion), whether or not the Secured Obligations are due and payable. The Secured Party's records are proof of such recording absent manifest error. When applying a deposit or other obligation in a different

LEGAL*56640480.1 10 currency than the Secured Obligations to the Secured Obligations, the Secured Party will convert the deposit or other obligation to the currency of the Secured Obligations using the rate of exchange for the conversion of such currency as determined by the Secured Party. ARTICLE XII REMEDIES UPON DEFAULT Section 12.01 Enforcement of Security Interest. Upon the occurrence of an Event of Default that is continuing, the Agent may, for and on behalf of the Secured Parties, and in accordance with the Loan Agreement, proceed to realize upon the Collateral and immediately enforce its rights and remedies. Section 12.02 Remedies upon Default. Upon the occurrence of an Event of Default that is continuing, the Agent may exercise, for and on behalf of the Secured Parties, without any other notice to or demand upon the Grantors, and in addition to the other rights and remedies provided herein or in any other Financing Agreement or otherwise available to it, the following rights and remedies (which rights and remedies may be exercised independently or in combination): (a) the Agent may assert all rights and remedies of a secured party under the PPSA or other applicable law; (b) the Agent may take such steps as it considers desirable to maintain, preserve or protect the Collateral or its value; (c) the Agent may take possession of the Collateral by requiring the Grantors, or any of them, to assemble the Collateral or any part thereof and deliver the Collateral, or make the Collateral available, to the Agent at a place and time to be designated by the Agent; (d) the Agent may take possession of the Collateral by carrying on all or any part of the business of the Grantors, or any of them; and may to the exclusion of others, including the Grantors, enter upon, occupy and use any of the premises, buildings, plants and undertakings owned, occupied or used by any Grantor and may use any of the tools, machinery, equipment and intangibles (including Intellectual Property) of any Grantor for such time as the Agent sees fit, free of charge and without liability, in order to carry on the business of the Grantors, or any of them or to manufacture or complete the manufacture of Inventory and to pack and ship finished products; and the Agent will not be liable to any Grantor for any neglect in so doing (other than gross negligence or wilful misconduct on their part thereof as determined by a final non-appealable judgment of a court of competent jurisdiction) or in respect of any rent, charges, depreciation or damages in connection with such actions; (e) the Agent may enter upon and occupy any land and premises owned, leased or occupied by the Grantors, or any of them, where the Collateral or any part thereof is assembled or located in order to effectuate its rights and remedies hereunder or under law, without obligation whatsoever to the Grantors, or any of them;

LEGAL*56640480.1 11 (f) the Agent may borrow money required for the maintenance, preservation or protection of the Collateral or any part thereof, or to carry on the business, and may further charge the Collateral in priority to the security constituted by this Security Agreement; (g) the Agent may exercise and enforce all rights and remedies of the Grantors with respect to the Collateral, including collecting or compromising all or any of any Grantor's Accounts; (h) the Agent may sell, lease, license, or otherwise dispose of all or any part of the Collateral by private sale or public sale or otherwise, and upon such other terms and conditions (including as to credit, upset or reserve bid or price) as the Agent may deem commercially reasonable; (i) the Agent may appoint, by instrument in writing, any person or persons (whether an officer or employee of the Agent or not) to be a receiver, manager, interim receiver, or receiver and manager (collectively, "Receiver"), of the Collateral or any part of the Collateral and remove or replace any person so appointed. Any Receiver so appointed shall have, in addition to any other powers afforded by the law, the same powers and authorities afforded to the Agent under this ARTICLE XIII; (j) the Agent may apply to a court of competent jurisdiction for the appointment of a Receiver of the Collateral or any part of the Collateral. Any Receiver so appointed shall have, in addition to any other powers afforded by the law, the same powers and authorities afforded to the Agent under this ARTICLE XIII; (k) all rights of any Grantor to: (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant the Financing Agreements; (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to the Financing Agreements, shall immediately cease, and all such rights shall thereupon become vested in the Agent for the benefit of the Secured Parties, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral; and (iii) the Agent may require that the Grantors have any Equity Interests registered in the name of the Agent or in the name of its nominee and shall be entitled but not bound or required to exercise any of the rights that any holder of such Equity Interests may at any time have; and (l) the Agent may retain the Collateral in satisfaction of the Secured Obligations. The Agent shall not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and shall not be bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Agent, the Grantors or any other person, in respect of the Collateral.

LEGAL*56640480.1 12 Section 12.03 Receiver Agent of Grantor. In exercising any powers any such Receiver so appointed shall act as agent of the Grantors and not the Agent or the Secured Parties and neither the Agent nor the Secured Parties shall be in any way responsible for any of the actions of the Receiver, its employees, agents and contractors. The Agent or the Secured Parties may from time to time remove and appoint replacements for, any Receiver, and appoint another or others in their stead from time to time. Section 12.04 Distribution of Proceeds. Any cash held by the Agent as Collateral and all cash Proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Agent to the payment of expenses incurred by the Agent in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable legal and Receivers' fees, and the balance of such proceeds shall be applied or set-off against all or any part of the Secured Obligations in such order as the Agent shall elect, in its sole discretion. Any surplus of such cash or cash Proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus. The Grantors shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any solicitor employed by the Agent to collect such deficiency. Section 12.05 Grantor Pays Expenses. The Grantors agrees to pay all reasonable expenses incurred by the Agent or any Receiver in the preparation, perfection and enforcement of this Agreement, whether directly incurred or for services rendered, including legal and auditor's fees and expenses and remuneration of any Receiver. Section 12.06 Cannabis Laws. If an Event of Default has occurred and is then continuing: (a) each Grantor shall use reasonable best efforts to take any action consistent with the Cannabis Laws that the Agent may reasonably request in the exercise of its rights and remedies under this Agreement for the purpose of transferring or assigning the Collateral to one or more purchasers as the Agent may designate, and, (b) upon notice from the Agent, each Grantor promptly shall assist in obtaining the consent or approval of any Governmental Authority, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with any applicable Governmental Authority of the transferor’s portion of any application or applications for consent to the transfer of control or assignment necessary or appropriate under the Cannabis Laws for approval of the transfer or assignment of any portion of the Collateral. Anything herein to the contrary notwithstanding, no Grantor shall be obligated to sign or certify any such document which such Grantor has reasonable cause to believe contains any inaccuracy or to make any statements concerning the qualifications of any transferee or assignee.

LEGAL*56640480.1 13 ARTICLE XIII MISCELLANEOUS Section 13.01 No Waiver and Cumulative Remedies. None of the Agent and the Secured Parties shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law. Section 13.02 Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantors therefrom shall be effective unless the same shall be in writing and signed by the Agent and the Grantors, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given. Section 13.03 Notices. All notices, consents, claims, demands, waivers and other communications hereunder shall be in writing and addressed to the parties at the addresses set forth in the Loan Agreement and shall be given in the manner and become effective as set forth in the Loan Agreement. Section 13.04 Continuing Security Interest; Further Actions. This Agreement shall create a general and continuing security interest in the Collateral and shall (a) subject to Section 13.06, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantors, their respective successors and permitted assigns, and (c) enure to the benefit of the Secured Parties and their respective successors, transferees and assigns; provided that the Grantors may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent. Section 13.05 Assignment. Each Secured Party may assign or transfer any of its rights under this Agreement without the consent of the Grantors, or any of them. The Grantors may not assign its obligations under this Agreement without the prior written consent of the Agent. Section 13.06 Termination; Release. On the date on which all Secured Obligations have been paid and performed in full (as determined by the Agent in its sole discretion), the Agent will, at the request and sole expense of the Grantors (a) duly assign, transfer and deliver to or at the direction of the Grantors (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Agent, together with any monies at the time held by the Agent hereunder, and (b) execute and deliver to the Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement. Section 13.07 Acknowledgement. The Grantors acknowledges receipt of a fully executed copy of this Agreement. Section 13.08 Supplemental Security. This Agreement is in addition to, without prejudice to and supplemental to all other security now held or which may hereafter be held by the Agent or the Secured Parties.

LEGAL*56640480.1 14 Section 13.09 Amalgamation. Each Grantor acknowledges that, if it amalgamates with another person, the term "Grantors" when used in this Agreement, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the security interests created hereby shall extend to the Collateral in which any amalgamating corporation has any rights at the time of the amalgamation and to any collateral in which the amalgamated corporation thereafter has any rights to secure the Secured Obligations of each of the amalgamating corporations and the amalgamated corporation to the Secured Party at the time of the amalgamation and any Secured Obligations of the amalgamated corporation to the Secured Party thereafter arising. Section 13.10 Addition of New Obligors. Additional entities incorporated or formed in Canada or its provinces or territories may from time to time become Grantors under this Agreement by executing and delivering to the Agent a supplemental agreement (together with all schedules thereto, a “Joinder”) to this Agreement, in substantially the form attached hereto as Schedule E. Effective from and after the date of the execution and delivery by any such entity to the Agent of a Joinder: (a) such entity shall be, and shall be deemed for all purposes to be, a Grantor under this Agreement with the same force and effect, and subject to the same agreements, representations, indemnities, liabilities and obligations (including, without limitation, the granting of a security interest thereunder), as if such entity had been an original signatory to this Agreement as a Grantor; (b) all of the property and undertaking of such entity, which such entity then owns or thereafter acquires, shall be, and shall be deemed for all purposes to be, “Collateral” of such entity for the purposes of this Agreement and subject to a security interest granted by such entity in accordance with the provisions of this Agreement as security for the payment and performance of the Secured Obligations in accordance with the provisions of this Agreement; and (c) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by such entity to the Secured Parties, or any one or more of them, in any currency, under, in connection with or pursuant to the Loan Agreement and any other Financing Agreements, and whether incurred alone or jointly with another or others and whether as principal, guarantor or surety and whether incurred prior to, at the time of or subsequent to the execution and delivery of such Joinder, shall be, and shall be deemed for all purposes to be, “Secured Obligations” of such entity for the purposes of this Agreement, the payment and performance of which being secured by the security interest granted by such entity in accordance with the provisions of this Agreement. The execution and delivery of a Joinder by any additional entity shall not require the consent of any Grantor and all of the liabilities and obligations of any Grantor under this Agreement, and all security interests granted by the Grantors hereunder, shall remain in full force and effect and shall not be affected or diminished by the addition of any other Grantor hereunder.

LEGAL*56640480.1 15 Section 13.11 Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in that province and the parties irrevocably attorn to the non-exclusive jurisdiction of the courts of Ontario. Section 13.12 Counterparts and Electronic Transmission. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement. The word "executed" and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be Section 13.13 Conflict with Loan Agreement. To the extent of any conflict or inconsistency between the terms of this Agreement and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern to the extent necessary to remove the conflict or inconsistency. [SIGNATURE PAGE FOLLOWS]

LEGAL*56640480.1 16 IN WITNESS WHEREOF, each Grantor has executed this Agreement as of the date first written above. [●], as Grantor By_____________________ Name: Title:

LEGAL*56640480.1 17 SCHEDULE A PLEDGED SECURITIES [●]

LEGAL*56640480.1 18 SCHEDULE B SECURITIES ACCOUNTS [●]

LEGAL*56640480.1 19 SCHEDULE C LOCATION OF COLLATERAL [●] [●]

LEGAL*56640480.1 20 SCHEDULE D INTELLECTUAL PROPERTY [●]

SCHEDULE E FORM OF JOINDER AGREEMENT THIS JOINDER AGREEMENT is made as of [●], 20[●] by ● (the “New Grantor”) in favour of Whitehawk Capital Partners LP, as Agent for and on behalf of the Secured Parties. RECITALS: A. Reference is made to the general security agreement [as amended by ] ([as so amended, and] as [further] amended, restated, extended, supplemented, replaced, continued, renewed or otherwise modified from time to time, the “Security Agreement”) made as of August 8, 2022 between [●] and the other obligors party thereto and the Agent. B. Section 13.09 of the Security Agreement provides that additional entities may from time to time become Grantors under the Security Agreement by executing and delivering to the Agent a supplemental agreement to the Agent in the form of this Joinder. C. As a condition to the Lenders continuing to make certain financial accommodations available to the Borrower under the Loan Agreement, the New Grantor has agreed to execute and deliver this Joinder to the Agent. NOW THEREFORE, for good and a valuable consideration, it is agreed: 1. Capitalized terms (including in the recitals hereto) used but not otherwise defined in this Joinder have the meanings given to such terms in the Security Agreement or the Loan Agreement, as applicable. 2. The New Grantor has received a copy of, and has reviewed, the Security Agreement and is executing and delivering this Joinder to the Agent pursuant to Section 13.09 of the Security Agreement. 3. Effective from and after the date this Joinder is executed and delivered to the Agent by the New Grantor: (a) the New Grantor shall be, and shall be deemed for all purposes to be, a Grantor under the Security Agreement with the same force and effect, and subject to the same agreements, representations, indemnities, liabilities and obligations (including, without limitation, the granting of a security interest thereunder), as if the New Grantor had been an original signatory to the Security Agreement as a Grantor; and (b) as security for its Secured Obligations, the New Grantor hereby grants a security interest in favour of the Agent in all of the property and undertaking of the New Grantor, which the New Grantor now owns or hereafter acquires, and which shall be, and shall be deemed for all purposes to be, “Collateral” of the New Grantor for the purposes of the Security Agreement; and (c) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the New Grantor to the Secured Parties, or any one or more of them, in any currency, under, in connection with or pursuant to the Loan

Agreement and any other Financing Agreements, and whether incurred alone or jointly with another or others and whether as principal, guarantor or surety and whether incurred prior to, at the time of or subsequent to the date hereof, shall be, and shall be deemed for all purposes to be, “Secured Obligations” of the New Grantor for the purposes of the Security Agreement, the payment and performance of which being secured by the security interest granted by the New Grantor in accordance with the provisions of the Security Agreement. In furtherance of the foregoing, the New Grantor, as continuing security for the payment and the performance of its Secured Obligations, grants to the Agent, a mortgage, charge and security interest in all of its Collateral. Each reference to a Grantor in the Security Agreement shall be deemed to include the New Grantor. The terms and provisions of the Security Agreement are incorporated by reference in this Joinder. 4. The New Grantor represents and warrants to the Agent that the attached supplements to Schedule A to the Security Agreement completely set forth all additional information required pursuant to the Security Agreement, and the New Grantor hereby agrees that such supplements to Schedule A shall constitute part of the Schedule A to the Security Agreement. 5. This Joinder may be effectively delivered by facsimile (fax) transmission or other electronic means. 6. This Joinder is a contract made under, and shall be governed by and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the New Grantor may be found. 7. This Joinder may be assigned by the Secured Parties in accordance with the terms of the Security Agreement. The New Grantor may not assign this Joinder or any of its rights or obligations under this Joinder without the prior written consent of the Agent. All of the Agent’s rights under this Agreement shall enure to the benefit of its successors and permitted assigns and all of any the New Grantor’s obligations under this Agreement shall bind the New Grantor and its successors and permitted assigns. [Signature page follows]

IN WITNESS WHEREOF the New Grantor has duly executed this Joinder. [NEW GRANTOR] Per: Authorized Signing Officer

EXHIBIT A TO JOINDER TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS

EXHIBIT A FORM OF IP SECURITY AGREEMENT

LEGAL*56541004.3 EXHIBIT J FORM OF CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT THIS CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of [●], 2022, is entered into by [●] (“Grantor”) and WHITEHAWK CAPITAL PARTNERS LP, as agent (in such capacity, “Agent”), for itself and the Lenders (as defined in the Loan Agreement (as defined below)). Capitalized terms not otherwise defined herein have the meanings set forth in that certain Loan and Security Agreement, dated as of August 8, 2022 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Greenlane Holdings, Inc., a Delaware corporation (“Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and Agent. WHEREAS, pursuant to Section 5.2 of the Loan Agreement, Grantor is delivering this Agreement to grant a security interest to the Agent in certain Intellectual Property whether now owned or existing or hereafter acquired or arising and wherever located, including the pending and registered trademarks, patents and copyrights listed on Schedule A hereto (the “Secured Intellectual Property”). NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Agent hereby agree as follows: 1. Grant of Security Interest. 1.1 Grantor hereby grants to Agent, a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under (1) all Secured Intellectual Property set forth on Schedule A hereto now owned or from time to time after the date hereof owned or acquired by the Grantor, together with (2) all proceeds and products of the Secured Intellectual Property, (3) the goodwill associated with the trademarks and (4) all causes of action arising prior to or after the date hereof for infringement of the Secured Intellectual Property or unfair competition regarding the same, subject to the terms and conditions of the Loan Agreement. Notwithstanding the foregoing, the Secured Intellectual Property shall exclude any rights to any Intellectual Property that would be cancelled or rendered invalid or unenforceable under applicable law by the grant of a security interest created pursuant to the terms of this Agreement or the Loan Agreement, for as long as such prohibition or reason for invalidity under applicable law exists, except for the products and proceeds thereof or from the sale of such Intellectual Property. 1.2 The security interest granted hereby is granted in conjunction with the security interest granted to Agent under the Loan Agreement. The rights and remedies of the Agent and Lenders with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

LEGAL*56541004.3 2 2. Modification of Agreement. This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Loan Agreement pursuant to which Agent may modify this Agreement, after obtaining Grantor’s approval of or signature to such modification, by amending Schedule A hereto to include reference to any right, title or interest in any existing pending or registered trademarks, patents or copyrights acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any pending or registered trademarks, patents or copyrights in which Grantor no longer has or claims any right, title or interest. 3. Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in that province and the parties irrevocably attorn to the non-exclusive jurisdiction of the courts of Ontario. 4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Agent given in accordance with the Loan Agreement, assign any right, duty or obligation hereunder. 5. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other electronic transmission shall be effective as originals. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT] IN WITNESS WHEREOF, Grantor and Agent have caused this Agreement to be duly executed and delivered as of the date first above written. [GRANTOR], as Grantor By: ______________________________________ Name: Title:

[SIGNATURE PAGE TO CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT] WHITEHAWK CAPITAL PARTNERS LP, as Agent By: Name: Title:

LEGAL*56541004.3 SCHEDULE A CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT [See Attached.]

LEGAL 4882-0995-1019V 9 EXHIBIT K [RESERVED]

- 1 - LEGAL 4882-0995-1019v 9 EXHIBIT L FORM OF TERM LOAN NOTE $[●] New York, New York [●], 2022 For value received, the undersigned (the “Borrower”), hereby promises to pay on the Maturity Date under the Loan Agreement (defined below), to [Lender] (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of [●] DOLLARS ($[●]), together with interest on the principal amount hereunder remaining unpaid from time to time, computed in accordance with the Loan Agreement, from the date hereof until this Term Loan Note is fully paid at the rate from time to time in effect under that certain Loan and Security Agreement, dated as of August 8, 2022 (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and WhiteHawk Capital Partners LP, a Delaware limited partnership, in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement. The unpaid principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Term Loan Note may be prepaid at the option of the Borrower in accordance with the Loan Agreement. Except as otherwise provided in the Loan Agreement, all payments of principal and interest under this Term Loan Note shall be made to Agent for the account of the Lenders in immediately available funds. This Term Loan Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof in accordance with the terms of the Loan Agreement. This Term Loan Note is secured pursuant to the Loan Agreement and the other Financing Agreements. The Borrower shall pay all costs of collection, including reasonable and documented out- of-pocket attorneys’ fees and expenses in accordance with the terms of the Loan Agreement, if this Term Loan Note is not paid when due, whether or not legal proceedings are commenced. Presentment or other demand for payment, notice of dishonor and protest are expressly waived. This Term Loan Note shall be governed by and construed in accordance with the laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York. [Signature Page Follows]

LEGAL 4882-0995-1019v 9 GREENLANE HOLDINGS, INC., a Delaware corporation, as Borrower By: Name: Title:

1 LEGAL 4882-0995-1019v 9 EXHIBIT M FORM OF BORROWER JOINDER AGREEMENT THIS BORROWER JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, 20__, is entered into among [Name of New Subsidiary], a _________________ (the “New Subsidiary”), WHITEHAWK CAPITAL PARTNERS LP, in its capacity as agent for the Lenders (as defined below) (in such capacity, “Agent”), under that certain Loan and Security Agreement, dated as of August 8, 2022 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Greenlane Holdings, Inc., a Delaware corporation (“Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement. The New Subsidiary and Agent, for the benefit of the Secured Parties, hereby agree as follows: 1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a “Borrower” for all purposes of the Loan Agreement and shall have all of the obligations of a Borrower thereunder as if the New Subsidiary had executed the Loan Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement applicable to a Borrower, including, without limitation, (a) all of the representations and warranties of the Borrower and each Guarantor set forth in Section 8 of the Loan Agreement and (b) all of the covenants set forth in Section 7 and Section 9 of the Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary (i) is hereby made a party to the Loan Agreement and the other Financing Agreements as a Borrower thereunder with the same force and effect as if originally named therein as a Borrower and the New Subsidiary hereby jointly and severally assumes and agrees to pay and perform all obligations of a Borrower under the Loan Agreement and each of the other Financing Agreements, (ii) hereby jointly and severally agrees to pay in full the Obligations as set forth in the Loan Agreement and (iii) hereby expressly assumes all obligations and liabilities of a Borrower under the Loan Agreement and hereby assigns and transfers to Agent, and hereby grants to Agent pursuant to Section 5 of the Loan Agreement, for the ratable benefit of the Secured Parties, a security interest in the Collateral now owned or hereafter acquired by the New Subsidiary. Schedule 8.2, Schedule 8.10, Schedule 8.11, Schedule 8.12 and Schedule 8.15 to the Loan Agreement are hereby replaced in their entirety with Annex A to this Agreement and Annex A to this Agreement shall be deemed to be attached as Schedule 8.2, Schedule 8.10, Schedule 8.11, Schedule 8.12 and Schedule 8.15 to the Loan Agreement.15 15 NTD: Borrower to confirm whether any additional schedules need to be updated at the time of the Borrower Joinder.

2 LEGAL 4882-0995-1019v 9 2. The New Subsidiary hereby represents and warrants that each of the representations and warranties contained in Section 8 of the Loan Agreement are true and correct in all material respects (without duplication of any materiality qualifier) on and as the date hereof (after giving effect to this Agreement and the other documents executed in connection with this Agreement) as if made on and as of such date except to the extent that such representations and warranties are expressly made as of a particular date, in which case such representations and warranties were true and correct as of such date with respect to the entities then making such representations and warranties. 3. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Financing Agreements (and such other documents and instruments), including, without limitation, an executed Guaranty, as requested by Agent in accordance with the Loan Agreement. 4. The address of the New Subsidiary for purposes of Section 13.3 of the Loan Agreement is as follows: 5. The New Subsidiary hereby waives acceptance by Agent and the Secured Parties of the obligations of the New Subsidiary upon the execution of this Agreement by the New Subsidiary. 6. The New Subsidiary agrees that at any time and from time to time, upon the written request of the Agent, it will execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Agent may reasonably request in accordance with the terms and conditions of the Loan Agreement and the other Financing Agreements as may be necessary to effect the purposes of this Agreement. 7. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other electronic transmission shall be effective as originals. 8. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK. [Signature Pages Follow]

[SIGNATURE PAGE TO BORROWER JOINDER AGREEMENT] IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written. [NEW SUBSIDIARY], as the New Subsidiary By: Name: Title:

[SIGNATURE PAGE TO BORROWER JOINDER AGREEMENT] Acknowledged and accepted: WHITEHAWK CAPITAL PARTNERS LP, as Agent By: Name: Title:

LEGAL 4882-0995-1019V 9 ANNEX A [See attached.]

1 LEGAL 4882-0995-1019v 9 EXHIBIT N FORM OF GUARANTOR JOINDER AGREEMENT THIS GUARANTOR JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, 20__, is entered into among [Name of New Subsidiary], a _________________ (the “New Subsidiary”), WHITEHAWK CAPITAL PARTNERS LP, in its capacity as agent for the Lenders (as defined below) (in such capacity, “Agent”), under that certain Loan and Security Agreement, dated as of August 8, 2022 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Greenlane Holdings, Inc., a Delaware corporation (“Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the parties thereto from time to time as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, the “Lenders”) and Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement. The New Subsidiary and Agent, for the benefit of the Secured Parties, hereby agree as follows: 1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a “Guarantor” for all purposes of the Loan Agreement and the Guaranty and shall have all of the obligations of a Guarantor thereunder as if the New Subsidiary had executed the Loan Agreement and the Guaranty. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Guaranty and in the Loan Agreement applicable to a Guarantor, including, without limitation, (a) all of the terms, provisions and conditions set forth in the Guaranty, (b) all of the representations and warranties of each Guarantor set forth in Section 8 of the Loan Agreement and (c) all of the covenants applicable to a Guarantor set forth in Section 7 and Section 9 of the Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary (i) is hereby made a party to the Loan Agreement, the Guaranty and the other Financing Agreements as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby jointly and severally assumes and agrees to pay and perform all obligations of a Guarantor under the Loan Agreement, the Guaranty and each of the other Financing Agreements, (ii) hereby jointly and severally agrees to guarantee the full payment by the Borrower of the Obligations as set forth in the Loan Agreement and (iii) hereby expressly assumes all obligations and liabilities of a Guarantor under the Loan Agreement and the Guaranty and hereby assigns and transfers to Agent, and hereby grants to Agent pursuant to Section 5 of the Loan Agreement, for the ratable benefit of the Secured Parties, a security interest in the Collateral now owned or hereafter acquired by the New Subsidiary. Schedule 8.2, Schedule 8.10, Schedule 8.11, Schedule 8.12 and Schedule 8.15 to the Loan Agreement are hereby replaced in their entirety with Annex A to this Agreement and

2 LEGAL 4882-0995-1019v 9 Annex A to this Agreement shall be deemed to be attached as Schedule 8.2, Schedule 8.10, Schedule 8.11, Schedule 8.12 and Schedule 8.15 to the Loan Agreement.16 2. The New Subsidiary hereby represents and warrants that each of the representations and warranties contained in Section 8 of the Loan Agreement are true and correct in all material respects (without duplication of any materiality qualifier) on and as the date hereof (after giving effect to this Agreement and the other documents executed in connection with this Agreement) as if made on and as of such date except to the extent that such representations and warranties are expressly made as of a particular date, in which case such representations and warranties were true and correct as of such date with respect to the entities then making such representations and warranties. 3. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Financing Agreements (and such other documents and instruments), including, without limitation, an executed Guaranty, as requested by Agent in accordance with the Loan Agreement. 4. The address of the New Subsidiary for purposes of Section 13.3 of the Loan Agreement is as follows: 5. The New Subsidiary hereby waives acceptance by Agent and the Secured Parties of the obligations of the New Subsidiary upon the execution of this Agreement by the New Subsidiary. 6. The New Subsidiary agrees that at any time and from time to time, upon the written request of the Agent, it will execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Agent may reasonably request in accordance with the terms and conditions of the Loan Agreement and the other Financing Agreements as may be necessary to effect the purposes of this Agreement. 7. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other electronic transmission shall be effective as originals. 8. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER 16 NTD: Guarantor to confirm whether any additional schedules need to be updated at the time of the Guarantor Joinder.

3 LEGAL 4882-0995-1019v 9 RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK. [Signature Pages Follow]

[SIGNATURE PAGE TO GUARANTOR JOINDER AGREEMENT] IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written. [NEW SUBSIDIARY], as the New Subsidiary By: Name: Title:

[SIGNATURE PAGE TO GUARANTOR JOINDER AGREEMENT] Acknowledged and accepted: WHITEHAWK CAPITAL PARTNERS LP, as Agent By: Name: Title: